Form 10-K, Exhibit 13
period 2014-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL LP
filed 2015-03-30
CIK 925306

                         Morgan Stanley
                         Spectrum Series

                         Annual Report
                         December 31, 2014

                         CERES MANAGED FUTURES LLC

                          To the Limited Partners of
       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
               Morgan Stanley Smith Barney Spectrum Select L.P.
              Morgan Stanley Smith Barney Spectrum Strategic L.P.
              Morgan Stanley Smith Barney Spectrum Technical L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

                                             /s/ Patrick T. Egan
                                             -----------------------------------
                                             By:  Patrick T. Egan
                                                  President and Director
                                                  Ceres Managed Futures LLC
                                                  General Partner,
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Currency and
                                                  Commodity L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Select L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Strategic L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Technical L.P.

                                             Ceres Managed Futures LLC
                                             522 Fifth Avenue
                                             New York, NY 10036
                                             (855) 672-4468

                 Management's Report on Internal Control Over
                              Financial Reporting

   Ceres Managed Futures LLC ("Ceres"), the general partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

   Management of the Partnerships, Ceres ("Management"), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a - 15(f) and 15d - 15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. The Partnerships' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships' internal control over financial reporting includes those policies and procedures that:

   (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

   (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and the directors of Ceres; and

   (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2014. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2014, based on the criteria referred to above.


/s/ Patrick T. Egan                      /s/ Steven Ross
---------------------------------------  --------------------------------------
Patrick T. Egan                          Steven Ross
President and Director                   Chief Financial Officer
Ceres Managed Futures LLC                Ceres Managed Futures LLC
General Partner                          General Partner

Morgan Stanley Smith Barney Spectrum     Morgan Stanley Smith Barney
  Currency and Commodity L.P.              Spectrum Currency and Commodity L.P.

Morgan Stanley Smith Barney              Morgan Stanley Smith Barney
  Spectrum Select L.P.                     Spectrum Select L.P.

Morgan Stanley Smith Barney              Morgan Stanley Smith Barney
  Spectrum Strategic L.P.                  Spectrum Strategic L.P.

Morgan Stanley Smith Barney              Morgan Stanley Smith Barney
  Spectrum Technical L.P.                  Spectrum Technical L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), including the condensed schedules of investments of Morgan Stanley Smith Barney Spectrum Select L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2014 and 2013, and the related statements of income and expenses and changes in partners' capital of the Partnerships for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2014 and 2013, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
March 25, 2015

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Financial Condition

                                                                            December 31,
                                                                        ---------------------
                                                                           2014       2013
                                                                        ---------- ----------
                                                                            $          $
                                ASSETS
Investment in Cambridge Master Fund.................................... 12,289,754 11,299,138
Investment in KR Master Fund...........................................         --  7,290,317
                                                                        ---------- ----------
   Total Investments in Master Funds................................... 12,289,754 18,589,455
                                                                        ---------- ----------
Redemptions receivable from KR Master Fund.............................  1,882,328         --
Interest receivable....................................................         61        165
                                                                        ---------- ----------
   Total Assets........................................................ 14,172,143 18,589,620
                                                                        ========== ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    238,966    529,590
Accrued incentive fees.................................................    108,183         --
Accrued ongoing placement agent fee....................................     22,139         --
Accrued administrative fees............................................     17,712         --
Accrued management fees................................................     15,812     20,064
Accrued brokerage fee..................................................         --     70,894
                                                                        ---------- ----------
   Total Liabilities...................................................    402,812    620,548
                                                                        ---------- ----------
PARTNERS' CAPITAL
Limited Partners (1,604,009.847 and 2,394,803.341 Units, respectively). 13,623,087 17,703,845
General Partner (17,219.120 and 35,877.343 Units, respectively)........    146,244    265,227
                                                                        ---------- ----------
 Total Partners' Capital............................................... 13,769,331 17,969,072
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 14,172,143 18,589,620
                                                                        ========== ==========
NET ASSET VALUE PER UNIT...............................................       8.49       7.39
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Income and Expenses

                                                             For the Years Ended December 31,
                                                       -------------------------------------------
                                                           2014           2013           2012
                                                       -------------  -------------  -------------
                                                             $              $              $
INVESTMENT INCOME
 Interest income......................................         2,318          9,149         17,704
                                                       -------------  -------------  -------------
EXPENSES
 Brokerage fees.......................................       459,790        958,464      1,345,522
 Incentive fees.......................................       240,978        165,296             --
 Management fees......................................       205,572        346,230        547,886
 Ongoing placement agent fee..........................        68,155             --             --
 Administrative fees..................................        54,524             --             --
                                                       -------------  -------------  -------------
   Total Expenses.....................................     1,029,019      1,469,990      1,893,408
                                                       -------------  -------------  -------------
NET INVESTMENT LOSS...................................    (1,026,701)    (1,460,841)    (1,875,704)
                                                       -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized.........................................            --        444,474       (199,068)
 Net change in unrealized.............................            --        (43,205)       133,331
 Net realized loss on investment in KR Master Fund....      (405,824)      (551,662)      (488,412)
 Net realized income (loss) on investment in
   Cambridge Master Fund..............................     2,258,243      1,188,237        (44,139)
 Net realized loss on investment in FL Master Fund....            --             --     (2,033,985)
 Net change in unrealized appreciation (depreciation)
   on investment in KR Master Fund....................       562,331        (23,816)        52,939
 Net change in unrealized appreciation (depreciation)
   on investment in Cambridge Master Fund.............       519,476        (39,518)       123,978
 Net change in unrealized appreciation on investment
   in FL Master Fund..................................            --             --        514,630
                                                       -------------  -------------  -------------
   Total Trading Results..............................     2,934,226        974,510     (1,940,726)
                                                       -------------  -------------  -------------
NET INCOME (LOSS).....................................     1,907,525       (486,331)    (3,816,430)
                                                       =============  =============  =============
Net Income (Loss) Allocation
Limited Partners......................................     1,885,964       (479,900)    (3,769,861)
General Partner.......................................        21,561         (6,431)       (46,569)

Net Income (Loss) Per Unit*
Limited Partners......................................          1.10          (0.18)         (1.06)
General Partner.......................................          1.10          (0.18)         (1.06)

                                                           Units          Units          Units
                                                       -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING......................................... 1,991,023.150  2,774,112.516  3,584,790.785

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Financial Condition

                                                                      December 31,
                                                                 -----------------------
                                                                    2014        2013
                                                                 ----------- -----------
                                                                     $           $
                            ASSETS
Trading Equity:
 Unrestricted cash.............................................. 101,238,145 117,701,386
 Restricted cash................................................  13,490,625  26,703,038
                                                                 ----------- -----------
   Total cash................................................... 114,728,770 144,404,424
 Net unrealized gain on open contracts..........................   5,792,535   6,652,432
                                                                 ----------- -----------
   Total Trading Equity......................................... 120,521,305 151,056,856
Interest receivable.............................................         565       1,354
                                                                 ----------- -----------
   Total Assets................................................. 120,521,870 151,058,210
                                                                 =========== ===========
               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable.............................................   2,079,936   3,447,262
Accrued ongoing placement agent fee.............................     195,005          --
Accrued administrative fees.....................................     195,005          --
Accrued management fees.........................................     169,133     205,988
Payable to MS&Co................................................          --     127,622
Accrued brokerage fee...........................................          --     750,593
                                                                 ----------- -----------
   Total Liabilities............................................   2,639,079   4,531,465
                                                                 ----------- -----------
PARTNERS' CAPITAL
Limited Partners (3,861,976.161 and 5,462,815.917 Units,
  respectively)................................................. 116,569,858 144,651,488
General Partner (43,497.666 and 70,819.769 Units, respectively).   1,312,933   1,875,257
                                                                 ----------- -----------
 Total Partners' Capital........................................ 117,882,791 146,526,745
                                                                 ----------- -----------
 Total Liabilities and Partners' Capital........................ 120,521,870 151,058,210
                                                                 =========== ===========
NET ASSET VALUE PER UNIT........................................       30.18       26.48
                                                                 =========== ===========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Income and Expenses

                                         For the Years Ended December 31,
                                   -------------------------------------------
                                       2014           2013           2012
                                   -------------  -------------  -------------
                                         $              $              $
 INVESTMENT INCOME
  Interest income.................        19,055         78,343        153,597
                                   -------------  -------------  -------------
 EXPENSES
  Brokerage fees..................     4,378,408     10,576,864     15,124,033
  Management fees.................     1,984,202      3,176,170      4,610,705
  Administrative fees.............       571,137             --             --
  Ongoing placement agent fee.....       571,137             --             --
                                   -------------  -------------  -------------
    Total Expenses................     7,504,884     13,753,034     19,734,738
                                   -------------  -------------  -------------
 NET INVESTMENT LOSS..............    (7,485,829)   (13,674,691)   (19,581,141)
                                   -------------  -------------  -------------
 TRADING RESULTS
 Trading profit (loss):
  Net realized....................    21,564,894      1,840,569     (2,747,878)
  Net change in unrealized........      (859,897)     4,101,078     (3,850,545)
                                   -------------  -------------  -------------
    Total Trading Results.........    20,704,997      5,941,647     (6,598,423)
                                   -------------  -------------  -------------
 NET INCOME (LOSS)................    13,219,168     (7,733,044)   (26,179,564)
                                   =============  =============  =============
 Net Income (Loss) Allocation
 Limited Partners.................    13,077,451     (7,644,502)   (25,885,258)
 General Partner..................       141,717        (88,542)      (294,306)

 Net Income (Loss) Per Unit*
 Limited Partners.................          3.70          (1.28)         (3.48)
 General Partner..................          3.70          (1.28)         (3.48)

                                       Units          Units          Units
                                   -------------  -------------  -------------
 WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING.................... 4,702,032.014  6,392,736.584  8,177,824.370

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Financial Condition

                                                                            December 31,
                                                                        ---------------------
                                                                           2014       2013
                                                                        ---------- ----------
                                                                            $          $
                                ASSETS
Investments:
Investment in BHM I, LLC............................................... 28,236,607 46,985,018
Investment in PGR Master Fund..........................................  5,291,425  3,327,454
Investment in MB Master Fund...........................................  3,502,992  4,183,031
                                                                        ---------- ----------
   Total Investments (cost $7,147,767and $7,622,350)................... 37,031,024 54,495,503
Interest receivable....................................................        182        494
                                                                        ---------- ----------
   Total Assets........................................................ 37,031,206 54,495,997
                                                                        ========== ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable to Limited Partners................................  1,091,038         --
Redemptions payable to General Partner.................................     50,000  1,159,681
Accrued ongoing placement agent fee....................................     61,272         --
Accrued administrative fee.............................................     61,272         --
Accrued incentive fee..................................................     53,508         --
Accrued management fees................................................      7,729    124,834
Accrued brokerage fee..................................................         --    270,566
                                                                        ---------- ----------
   Total Liabilities...................................................  1,324,819  1,555,081
                                                                        ---------- ----------
PARTNERS' CAPITAL
Limited Partners (2,592,477.838 and 3,829,652.114 Units, respectively). 35,306,899 52,246,247
General Partner (29,333.202 and 50,919.274 Units, respectively)........    399,488    694,669
                                                                        ---------- ----------
 Total Partners' Capital............................................... 35,706,387 52,940,916
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 37,031,206 54,495,997
                                                                        ========== ==========
NET ASSET VALUE PER UNIT...............................................      13.62      13.64
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Income and Expenses

                                                             For the Years Ended December 31,
                                                       -------------------------------------------
                                                           2014           2013           2012
                                                       -------------  -------------  -------------
                                                             $              $              $
INVESTMENT INCOME
 Interest income......................................         7,178         28,668         57,466
                                                       -------------  -------------  -------------
EXPENSES
 Brokerage fees.......................................     1,724,317      3,855,868      5,825,816
 Management fees......................................       312,606      1,753,124      2,647,299
 Administrative fees..................................       194,376             --             --
 Ongoing placement agent fee..........................       194,376             --             --
 Incentive fees.......................................        53,508             --             --
                                                       -------------  -------------  -------------
   Total Expenses.....................................     2,479,183      5,608,992      8,473,115
                                                       -------------  -------------  -------------
NET INVESTMENT LOSS...................................    (2,472,005)    (5,580,324)    (8,415,649)
                                                       -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized gain (loss) on investment in BHM I,
   LLC................................................    20,180,635        559,473       (429,295)
 Net realized gain (loss) on investment in PGR Master
   Fund...............................................       (26,049)         5,825        (25,751)
 Net realized gain on investment in MB Master
   Fund...............................................        11,573         22,738          3,838
 Net change in unrealized appreciation (depreciation)
   on investment in BHM I, LLC........................   (18,299,332)       981,916       (687,951)
 Net change in unrealized appreciation (depreciation)
   on investment in PGR Master Fund...................     1,252,383      1,092,727     (1,252,834)
 Net change in unrealized appreciation on investment
   in MB Master Fund..................................        57,061        216,643        160,465
                                                       -------------  -------------  -------------
   Total Trading Results..............................     3,176,271      2,879,322     (2,231,528)
                                                       -------------  -------------  -------------
NET INCOME (LOSS).....................................       704,266     (2,701,002)   (10,647,177)
                                                       =============  =============  =============
Net Income (Loss) Allocation
Limited Partners......................................       677,750     (2,668,922)   (10,517,888)
General Partner.......................................        26,516        (32,080)      (129,289)

Net Income (Loss) Per Unit*
Limited Partners......................................         (0.02)         (0.61)         (1.77)
General Partner.......................................         (0.02)         (0.61)         (1.77)

                                                           Units          Units          Units
                                                       -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING......................................... 3,243,727.489  4,582,116.588  6,273,402.856

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Financial Condition

                                                                       December 31,
                                                                  -----------------------
                                                                     2014        2013
                                                                  ----------- -----------
                                                                      $           $
                             ASSETS
Trading Equity:
Investment in Blackwater Master Fund.............................  16,901,955  33,548,272
 Unrestricted cash...............................................  87,743,638  91,751,066
 Restricted cash.................................................   7,277,235  12,312,414
                                                                  ----------- -----------
   Total cash....................................................  95,020,873 104,063,480
                                                                  ----------- -----------
 Net unrealized gain on open contracts...........................     604,870   1,225,590
                                                                  ----------- -----------
   Total Trading Equity.......................................... 112,527,698 138,837,342
Interest receivable..............................................         536       1,241
                                                                  ----------- -----------
   Total Assets.................................................. 112,528,234 138,838,583
                                                                  =========== ===========
               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable to Limited Partners..........................   2,596,957   3,062,360
Redemptions payable to General Partner...........................      50,005          --
Accrued ongoing placement agent fee..............................     182,210          --
Accrued administrative fee.......................................     182,210          --
Accrued management fees..........................................     117,826     142,659
Accrued incentive fees...........................................      50,229          --
Accrued brokerage fee............................................          --     687,693
                                                                  ----------- -----------
   Total Liabilities.............................................   3,179,437   3,892,712
                                                                  ----------- -----------
PARTNERS' CAPITAL
Limited Partners (5,670,382.719 and 8,052,816.352 Units,
  respectively).................................................. 108,125,693 133,281,088
General Partner (64,142.656 and 100,585.879 Units, respectively).   1,223,104   1,664,783
                                                                  ----------- -----------
 Total Partners' Capital......................................... 109,348,797 134,945,871
                                                                  ----------- -----------
 Total Liabilities and Partners' Capital......................... 112,528,234 138,838,583
                                                                  =========== ===========
NET ASSET VALUE PER UNIT.........................................       19.07       16.55
                                                                  =========== ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Income and Expenses

                                                     For the Years Ended December 31,
                                               --------------------------------------------
                                                   2014           2013            2012
                                               -------------  -------------  --------------
                                                     $              $               $
INVESTMENT INCOME
 Interest income..............................        17,849         69,030         133,904
                                               -------------  -------------  --------------
EXPENSES
 Brokerage fees...............................     4,133,321      9,353,028      13,307,993
 Management fees..............................     1,431,344      2,127,948       3,384,253
 Incentive fees...............................       719,326             --              --
 Administrative fees..........................       534,640             --              --
 Ongoing placement agent fee..................       534,640             --              --
                                               -------------  -------------  --------------
   Total Expenses.............................     7,353,271     11,480,976      16,692,246
 Management fee waived........................            --             --         (83,982)
                                               -------------  -------------  --------------
   Net Expenses...............................     7,353,271     11,480,976      16,608,264
                                               -------------  -------------  --------------
NET INVESTMENT LOSS...........................    (7,335,422)   (11,411,946)    (16,474,360)
                                               -------------  -------------  --------------
TRADING RESULTS
Trading profit (loss):
 Net realized.................................    22,532,708      7,217,969      (6,219,265)
 Net change in unrealized.....................      (620,720)     2,267,134      (9,809,697)
 Net realized gain (loss) on Investment in
   Blackwater Master Fund.....................       668,573        396,051      (4,657,167)
 Net change in unrealized appreciation
   (depreciation) on Investment in Blackwater
   Master Fund................................      (807,350)        63,604         898,526
                                               -------------  -------------  --------------
   Total Trading Results......................    21,773,211      9,944,758     (19,787,603)
                                               -------------  -------------  --------------
NET INCOME (LOSS).............................    14,437,789     (1,467,188)    (36,261,963)
                                               =============  =============  ==============
Net Income (Loss) Allocation
Limited Partners..............................    14,253,756     (1,451,095)    (35,829,461)
General Partner...............................       184,033        (16,093)       (432,502)

Net Income (Loss) Per Unit*
Limited Partners..............................          2.52          (0.16)          (2.94)
General Partner...............................          2.52          (0.16)          (2.94)

                                                   Units          Units           Units
                                               -------------  -------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING................................. 6,923,660.693  9,350,648.660  12,156,580.269

*  Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2014

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................   (1,909,532)        (1.62)
Equity........................................      236,709          0.20
Foreign currency..............................       52,035          0.04
Interest rate.................................    2,928,753          2.48
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    1,307,965          1.11
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    4,259,593          3.61
Equity........................................      (97,922)        (0.08)
Foreign currency..............................      991,501          0.84
Interest rate.................................        1,345            --(1)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    5,154,517          4.37
                                                 ----------         -----
 Unrealized Currency Loss.....................     (669,947)        (0.57)
                                                 ----------         -----
Net fair value................................    5,792,535          4.91
                                                 ==========         =====

(1)Amount less than 0.005%.


The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................   (1,214,349)        (0.82)
Equity........................................    3,462,235          2.36
Foreign currency..............................    1,349,914          0.92
Interest rate.................................     (574,172)        (0.39)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    3,023,628          2.07
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    2,107,872          1.44
Equity........................................       32,409          0.02
Foreign currency..............................      927,755          0.63
Interest rate.................................    1,250,345          0.85
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    4,318,381          2.94
                                                 ----------         -----
 Unrealized Currency Loss.....................     (689,577)        (0.47)
                                                 ----------         -----
Net fair value................................    6,652,432          4.54
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2014

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (605,582)        (0.55)
Equity........................................      539,849          0.49
Foreign currency..............................     (775,708)        (0.71)
Interest rate.................................    1,680,723          1.54
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.      839,282          0.77
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    1,735,517          1.58
Equity........................................      (58,649)        (0.05)
Foreign currency..............................    1,565,204          1.43
Interest rate.................................      (10,887)        (0.01)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    3,231,185          2.95
                                                 ----------         -----
 Unrealized Currency Loss.....................   (3,465,597)        (3.17)
                                                 ----------         -----
Net fair value................................      604,870          0.55
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (204,694)        (0.15)
Equity........................................    3,109,753          2.31
Foreign currency..............................      300,680          0.22
Interest rate.................................     (400,432)        (0.30)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    2,805,307          2.08
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................      768,610          0.57
Equity........................................       22,944          0.02
Foreign currency..............................      497,611          0.37
Interest rate.................................      578,949          0.43
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    1,868,114          1.39
                                                 ----------         -----
 Unrealized Currency Loss.....................   (3,447,831)        (2.56)
                                                 ----------         -----
Net fair value................................    1,225,590          0.91
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                                        Units of
                                       Partnership    Limited     General
                                        Interest      Partners    Partner     Total
                                      -------------  ----------  --------  ----------
                                                         $           $          $
Partners' Capital, December 31, 2011. 4,032,291.402  34,396,076   418,228  34,814,304
Net Loss.............................            --  (3,769,861)  (46,569) (3,816,430)
Redemptions..........................  (953,365.724) (7,584,688) (100,001) (7,684,689)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2012. 3,078,925.678  23,041,527   271,658  23,313,185
Net Loss.............................            --    (479,900)   (6,431)   (486,331)
Redemptions..........................  (648,244.994) (4,857,782)       --  (4,857,782)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2013. 2,430,680.684  17,703,845   265,227  17,969,072
Net Income...........................            --   1,885,964    21,561   1,907,525
Redemptions..........................  (809,451.717) (5,966,722) (140,544) (6,107,266)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2014. 1,621,228.967  13,623,087   146,244  13,769,331
                                      =============  ==========  ========  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2011.  9,158,617.900  283,036,281  3,108,127  286,144,408
Net Loss.............................             --  (25,885,258)  (294,306) (26,179,564)
Redemptions.......................... (2,098,985.408) (63,390,753)  (600,010) (63,990,763)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  7,059,632.492  193,760,270  2,213,811  195,974,081
Net Loss.............................             --   (7,644,502)   (88,542)  (7,733,044)
Redemptions.......................... (1,525,996.806) (41,464,280)  (250,012) (41,714,292)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  5,533,635.686  144,651,488  1,875,257  146,526,745
Net Income...........................             --   13,077,451    141,717   13,219,168
Redemptions.......................... (1,628,161.859) (41,159,081)  (704,041) (41,863,122)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2014.  3,905,473.827  116,569,858  1,312,933  117,882,791
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
-                                     --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2011.  7,289,766.853  115,518,403  1,256,122  116,774,525
Net Loss.............................             --  (10,517,888)  (129,289) (10,647,177)
Redemptions.......................... (2,090,891.777) (31,767,800)  (300,076) (32,067,876)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  5,198,875.076   73,232,715    826,757   74,059,472
Net Loss.............................             --   (2,668,922)   (32,080)  (2,701,002)
Redemptions.......................... (1,318,303.688) (18,317,546)  (100,008) (18,417,554)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  3,880,571.388   52,246,247    694,669   52,940,916
Net Income...........................             --      677,750     26,516      704,266
Redemptions.......................... (1,258,760.348) (17,617,098)  (321,697) (17,938,795)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2014.  2,621,811.040   35,306,899    399,488   35,706,387
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2014, 2013, and 2012

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
-                                     --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2011. 13,634,214.779  264,947,461  2,963,401  267,910,862
Net Loss.............................             --  (35,829,461)  (432,502) (36,261,963)
Redemptions.......................... (3,290,451.193) (58,266,505)  (500,004) (58,766,509)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012. 10,343,763.586  170,851,495  2,030,895  172,882,390
Net Loss.............................             --   (1,451,095)   (16,093)  (1,467,188)
Redemptions.......................... (2,190,361.355) (36,119,312)  (350,019) (36,469,331)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  8,153,402.231  133,281,088  1,664,783  134,945,871
Net Income...........................             --   14,253,756    184,033   14,437,789
Redemptions.......................... (2,418,876.856) (39,409,151)  (625,712) (40,034,863)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2014.  5,734,525.375  108,125,693  1,223,104  109,348,797
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

1. Organization

   Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. ("Spectrum Currency"), Morgan Stanley Smith Barney Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Smith Barney Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Smith Barney Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 6. Financial Instruments).

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is wholly-owned indirectly by Morgan Stanley. Prior to June 28, 2013, Citigroup Inc. was the indirect minority owner of MSSBH. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity, previously acted as a non-clearing commodity broker for the Partnerships. Morgan Stanley Wealth Management is a principal subsidiary of MSSBH.

   The clearing commodity broker is Morgan Stanley & Co. LLC ("MS&Co."). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co. and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   The Partnerships no longer offer Units of limited partnership interest ("Unit(s)") for purchase or exchange.

   Effective December 31, 2014, Ceres terminated the management agreement among Ceres, Rotella Capital Management, Inc. ("Rotella") and Spectrum Technical pursuant to which Rotella ceased all Futures Interests trading on behalf of Spectrum Technical.

   Effective December 31, 2014, Spectrum Currency fully redeemed its investment from KR Master Fund L.P. ("KR Master Fund"). In addition, Krom River Investment Management (Cayman) Limited and Krom River Trading AG (together, and each separately, "Krom River") no longer act as commodity trading advisors to Spectrum Currency. Effective on or about January 1, 2015, Spectrum Currency reallocated the assets allocated to Krom River to the existing commodity trading advisor in Spectrum Currency.

   Effective December 9, 2014, Cambridge Strategy (Asset Management) Limited ("Cambridge"), trading advisor to the Cambridge Master Fund L.P. (the "Cambridge Master Fund"), in consultation with the General Partner for Spectrum Currency, agreed to increase the amount of leverage applied to the assets of the Cambridge Master Fund allocated to Cambridge by the General Partner to 2.0 times the assets of the Cambridge Master Fund allocated to Cambridge by the General Partner and traded pursuant to Cambridge's Asian Markets Alpha Programme and the Emerging Markets Alpha Programme.

   Effective October 1, 2014, the flat rate brokerage fee, equal to an annual rate of 3.6% of Spectrum Currency's net assets, was separated into (i) a general partner administrative fee payable to the General Partner equal to an annual rate of 1.6% of the Spectrum Currency's net assets, and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of the Spectrum Currency's net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by Spectrum Currency.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Effective October 1, 2014, the flat rate brokerage fees, equal to an annual rate of 4.0% of each of Spectrum Select, Spectrum Strategic and Spectrum Technical's net assets, was separated into (i) a general partner administrative fee payable to the General Partner equal to an annual rate of 2.0% of the relevant Partnership's net assets, and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of the relevant Partnership's net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fees and, accordingly, there was no change to the aggregate fees incurred by Spectrum Select, Spectrum Strategic and Spectrum Technical.

   Effective the close of business on August 8, 2014, Ceres terminated the management agreement among Ceres, Northfield Trading L.P. ("Northfield") and Spectrum Select pursuant to which Northfield ceased all Futures Interests trading on behalf of Spectrum Select.

   Effective June 1, 2014, the management fee payable by Spectrum Technical to Campbell & Company, Inc. ("Campbell") was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of net assets allocated to Campbell on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to Campbell on a first day of each month.

   Effective April 1, 2014, the flat rate brokerage fee for Spectrum Currency was reduced from 4.60% per annum (paid monthly) to 3.60% per annum (paid monthly) of Spectrum Currency's net assets.

   Effective April 1, 2014, the flat rate brokerage fee for each of Spectrum Select, Spectrum Strategic and Spectrum Technical was reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of the relevant Partnership's net assets.

   Effective March 1, 2014, the management fee payable by Spectrum Strategic to Blenheim Capital Management, L.L.C. ("Blenheim") was reduced to a rate of 1/12th of 2% (a 2% annual rate) of net assets allocated to Blenheim on the first day of each month.

   Effective March 1, 2014, the incentive fee payable by Spectrum Strategic to Blenheim increased to 20% of the trading profits experienced with respect to the net assets allocated to Blenheim accruing monthly but payable as of the end of each calendar quarter.

   Effective March 1, 2014, Spectrum Strategic directly pays Morgan Stanley Smith Barney BHM I, LLC ("BHM I, LLC") for its pro rata portion of incentive, management and administrative fees.

   Effective March 1, 2014, the management fee payable by Spectrum Strategic to Aventis Asset Management LLC ("Aventis") was reduced to a rate of 1/12th of 1.25% (a 1.25% annual rate) of net assets allocated to Aventis on the first day of each month.

   Effective December 1, 2013, the management fee payable by Spectrum Technical to Blackwater Capital Management LLC ("Blackwater") was reduced from a monthly management fee rate equal to 1/12th of 1.25% (a 1.25% annual rate) per month of net assets allocated to Blackwater on the first day of each month to a monthly management fee rate equal to 1/12th of 0.75% (a 0.75% annual rate) per month of net assets allocated to Blackwater on the first day of each month.

   Effective December 1, 2013, the management fee payable by Spectrum Select to Northfield was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) of net assets allocated to Northfield on the first day of each month to a monthly management fee rate equal to 1/12th of 1% (a 1% annual rate) per month of net assets allocated to Northfield on the first day of each month.

   Effective October 1, 2013, the management fee payable by Spectrum Currency to Krom River was reduced from a monthly management fee rate equal to 1/12th of 2% (a 2% annual rate) per month of net assets allocated to Krom River on the first day of each month to a monthly management fee rate equal to 1/12th of 1% (a 1% annual rate) per month of net assets allocated to Krom River on the first day of each month.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Effective October 1, 2013, the General Partner determined that Spectrum Currency's assets allocated to Cambridge would be allocated 50% to Cambridge's Asian Markets Alpha Programme, and 50% to Cambridge's Emerging Markets Alpha Programme.

   Effective October 1, 2013, EMC Capital Management, Inc. ("EMC") assigned its obligations, rights and interest to EMC Capital Advisors, LLC ("EMC Capital Advisors"). EMC Capital Advisors assumed all of EMC's obligations under the management agreement, dated as of June 1, 1998, as amended, among Spectrum Select, the General Partner and EMC.

   Effective June 28, 2013, Ceres terminated the management agreement among Ceres, Sunrise Capital Management, Inc. ("Sunrise Capital") and Spectrum Select, pursuant to which Sunrise Capital ceased all Futures Interest trading on behalf of Spectrum Select.

   Effective May 31, 2013, Ceres terminated the management agreement among Ceres, C-View International Limited ("C-View") and Spectrum Currency pursuant to which C-View ceased all Futures Interest trading on behalf of Spectrum Currency.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, and as amended on November 30, 2000, between Ceres, John W. Henry & Company, Inc. ("JWH") and Spectrum Technical. Consequently, JWH ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, among Ceres, Chesapeake Capital Corporation ("Chesapeake") and Spectrum Technical. Consequently, Chesapeake ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   On October 22, 2012, Ceres, Cambridge and Spectrum Currency entered into a management agreement pursuant to which, effective November 1, 2012, Cambridge serves as a trading advisor to Spectrum Currency and trades its allocated portion of Spectrum Currency's net assets through its investment in Cambridge Master Fund L.P. pursuant to the Cambridge Asian Markets Alpha Programme.

   Effective the close of business on October 10, 2012, Ceres terminated the management agreement dated as of January 1, 2012, between Ceres, Flintlock Capital Asset Management, LLC ("Flintlock") and Spectrum Currency. The Partnership fully redeemed its investment in FL Master Fund L.P. ("FL Master Fund") effective October 10, 2012.

   Effective June 1, 2012, Chesapeake reduced the management fee it receives from Spectrum Technical from a rate of 1/12th of 2% (a 2% annual rate) of adjusted net assets to 1/12th of 1% (a 1% annual rate) of adjusted net assets.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect") reduced the monthly management fee for Spectrum Technical from 1/12th of 2.0% (a 2.0% annual rate) to 1/12th of 1.5% (a 1.5% annual rate) of the net assets as of the first day of each month.

   Effective May 22, 2012, Chesapeake, in consultation with the General Partner for Spectrum Technical temporarily reduced the overall leverage of Spectrum Technical's assets traded pursuant to Chesapeake's Diversified 2XL Program (the "Program") from 75% of the customary leverage utilized by the Program, to 50% of the customary leverage utilized by the Program, a reduction of 33.33%. This reduction in leverage was in response to the then current market environment and the adverse performance experienced by Chesapeake over the previous 12 months.

   As of January 2, 2012, the General Partner changed the trading strategy of Spectrum Currency to a strategy in which the trading advisors employ proprietary trading models and methodologies that seek to identify favorable price relationships between and among various global currency and commodity markets through the analysis of technical market information. Spectrum Currency aims to

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

achieve capital appreciation through speculative trading directly and indirectly, in U.S. and international markets for currencies, agricultural and energy products and precious and base metals. Spectrum Currency may employ futures, options on futures, and forward contracts in those markets.

   Effective January 1, 2012, the management fee payable by Spectrum Technical to Winton Capital Management Limited ("Winton") was reduced from a monthly management fee rate equal to 1/6th of 1% (a 2% annual rate) per month of net assets allocated to Winton on the first day of each month to a monthly management fee rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to Winton on the first day of each month.

   Effective January 1, 2012, the General Partner added Flintlock and Krom River as trading advisors to manage the assets of Spectrum Currency through its investments in FL Master Fund and KR Master Fund, respectively.

   Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

2. Summary of Significant Accounting Policies

   Use of Estimates -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
("U.S. GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gain or loss on open contracts. The resulting net change in unrealized gains and losses is reflected in the "Net change in unrealized trading profit (loss)" on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forward contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as inputs the spot prices, interest rates, and option implied volatilities quoted as of approximately
3:00 P.M. (E.T.) on the last business day of the reporting period. The fair value of an off-exchange-traded contract is based on the fair value quoted by the counterparty. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The Partnerships may invest in affiliated underlying funds ("Master Fund(s)"). U.S. GAAP permits the Partnerships, as a practical expedient, to estimate the fair value of an investment using the net asset value per share of the investment (or the equivalent), if the net asset value per share of the investment (or the equivalent) is calculated in a manner consistent with the measurement principles of Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 946 as of the reporting entity's measurement date. The fair value of each Master Fund is based on the information provided by the Master Fund which reflects the Partnerships' share of the fair value of the net assets of the Master Fund (i.e., the practical expedient is used).

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The Partnerships record their investments in Master Funds at fair value on the basis of the net asset value of such investments. The financial statements of the Master Funds, including the condensed schedule of investments and the notes to the Master Funds' financial statements, which provide information about the Master Funds' valuation policy, are attached to this report and should be read with the Partnerships' financial statements.

   The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

   Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

   Revenue Recognition -- Monthly, MS&Co. pays each Partnership interest income on 100% of the average daily equity maintained in the Partnership' accounts during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received. The Partnerships each pay a flat rate brokerage fee to Morgan Stanley Wealth Management and flat rate administrative fee to the General Partner. The General Partner pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnerships.

   Fair Value of Financial Instruments -- The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the FASB ASC guidance relating to financial instruments approximates the carrying amount presented in the Statements of Financial Condition.

   Foreign Currency Transactions and Translation -- The Partnerships' functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the net realized gain/loss and net change in unrealized trading profit (loss) in the Statements of Income and Expenses.

   Net Income (Loss) per Unit -- Net income (loss) per Unit is computed in accordance with the specialized accounting for investment companies as illustrated in the Financial Highlights footnote (refer to Note 9. Financial Highlights).

   Trading Equity -- The Partnerships' asset "Trading Equity" reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and (c) for the Partnerships which trade in options, options purchased at fair value, if any. Options written at fair value, if any, are recorded in "Liabilities" within the Statements of Financial Condition.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements



   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as their commodity broker. Pursuant to the brokerage agreement with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty in the Statements of Financial Condition as allowable under the terms of their master netting agreement or such similar agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on only the offsetting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- Spectrum Currency pays a general partner administrative fee to General Partner equal to 1/12th of 1.6% (a 1.6% annual rate) of its net assets, and an ongoing placement agent fee to Morgan Stanley Wealth Management equal to 1/12th of 2.0% (a 2.0% annual rate) of its net assets. Spectrum Select, Spectrum Strategic, and Spectrum Technical each pay a general partner administrative fee to the General Partner equal to 1/12th of 2.0% (a 2.0% annual rate) of their net assets, and an ongoing placement agent fee to Morgan Stanley Wealth Management equal to 1/12th of 2.0% (a 2.0% annual rate) of their net assets. Administrative fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Effective October 1, 2014, the flat rate brokerage fees for Spectrum Currency were reduced from 4.60% per annum (paid monthly) to 3.60% per annum (paid monthly) of its net assets.

   Effective April 1, 2014, the flat rate brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of their net assets.

   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

   Distributions -- Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

   Income Taxes -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

   The guidance issued by the FASB on income taxes, clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31,

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

2014 and 2013. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, the 2011 through 2014 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

   Dissolution of the Partnerships -- Spectrum Currency, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Investment Company Status

   Effective January 1, 2014, the Partnerships adopted Accounting Standards Update ("ASU") 2013-08, "Financial Services - Investments Companies (Topic
946): Amendments to the Scope, Measurement and Disclosure Requirements". ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company's status as an investment company. ASU 2013-08 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of this ASU did not have a material impact on the Partnerships' financial statements. Based on Management's assessment, the Partnerships have been deemed to be the investment companies since inception.

3. Investments

a. Spectrum Strategic's investments in affiliated underlying funds

   Effective December 1, 2011, Spectrum Strategic invested a portion of its assets in MB Master Fund L.P. ("MB Master Fund") and PGR Master Fund L.P. ("PGR Master Fund"). Spectrum Strategic's investment in MB Master Fund represents approximately 9.8% and 7.9%, and investment in PGR Master Fund represents approximately 14.8% and 6.3%, respectively, of the net asset value of Spectrum Strategic as of December 31, 2014, and 2013, respectively.

   Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in BHM I, LLC. Spectrum Strategic's investment in BHM I, LLC represents approximately 79.1% and 88.7% of the net asset value of Spectrum Strategic at December 31, 2014, and 2013, respectively.

   Summarized information for Spectrum Strategic's investment in BHM I, LLC, PGR Master Fund and MB Master Fund, as of December 31, 2014 and 2013, is as follows:

December 31, 2014

               % of               Partnership's
             Spectrum               pro rata
            Strategic    Fair          Net          Investment      Management Incentive Administrative
Investment  Net Assets   Value       Income         Objective          Fees      Fees         Fees
----------  ---------- ---------- ------------- ------------------- ---------- --------- --------------
                %          $            $                               $          $           $
BHM I,
  LLC......    79.1    28,236,607   1,881,303   Commodity Portfolio    n/a        n/a         n/a
PGR Master
  Fund.....    14.8     5,291,425   1,226,334   Commodity Portfolio    n/a        n/a         n/a
MB Master
  Fund.....     9.8     3,502,992      68,634   Commodity Portfolio    n/a        n/a         n/a

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


December 31, 2013

               % of               Partnership's
             Spectrum               pro rata
            Strategic    Fair          Net          Investment      Management Incentive Administrative
Investment  Net Assets   Value       Income         Objective          Fees      Fees         Fees
----------  ---------- ---------- ------------- ------------------- ---------- --------- --------------
                %          $            $                               $          $           $
BHM I,
  LLC......    88.7    46,985,018   1,541,390   Commodity Portfolio    n/a        n/a         n/a
MB Master
  Fund.....     7.9     4,183,031     239,381   Commodity Portfolio    n/a        n/a         n/a
PGR Master
  Fund.....     6.3     3,327,454   1,098,551   Commodity Portfolio    n/a        n/a         n/a

   Spectrum Strategic does not directly pay PGR Master Fund and MB Master Fund and, prior to March 1, 2014, BHM I, LLC, for its pro rata portion of management or incentive fees. Such fees are directly paid by Spectrum Strategic to the respective parties.

   Effective March 1, 2014, Spectrum Strategic directly pays BHM I, LLC for its pro rata portion of incentive, management and administrative fees.

   For BHM I, LLC, PGR Master Fund and MB Master Fund, contributions and withdrawals are permitted on a monthly basis.

   As of December 31, 2014 and 2013, there have been no suspended redemptions, "lock up" periods or gate provisions imposed before a withdrawal can be made by Spectrum Strategic.

   The tables below represent summarized Income Statement information for BHM I, LLC, PGR Master Fund and MB Master Fund for the years ended December 31, 2014, 2013 and 2012, respectively, to meet the requirements of Regulation S-X Rule 3-09:

                                       Net
                         Investment Investment       Total
      December 31, 2014    Income      Loss     Trading Results Net Income
      -----------------  ---------- ----------  --------------- ----------
                             $          $              $            $
      BHM I, LLC........       --   (6,707,413)   11,593,435    4,886,022
      PGR Master Fund...    1,816      (92,435)    2,790,730    2,698,295
      MB Master Fund....   41,225   (4,655,303)    7,309,353    2,654,050

                                       Net
                         Investment Investment       Total
      December 31, 2013    Income      Loss     Trading Results Net Income
      -----------------  ---------- ----------  --------------- ----------
                             $          $              $            $
      BHM I, LLC........    2,258   (6,908,153)   10,136,795    3,228,642
      PGR Master Fund...   12,279     (134,731)    8,544,764    8,410,033
      MB Master Fund....   92,224   (5,087,972)   14,221,096    9,133,124

                                       Net
                       Investment   Investment       Total
   December 31, 2012  Income/(Loss)    Loss     Trading Results   Net Loss
   -----------------  ------------- ----------  --------------- -----------
                            $           $              $             $
   BHM I, LLC........    (48,368)   (8,182,509)   (9,518,219)   (17,700,728)
   PGR Master Fund...     26,436      (126,749)   (8,963,355)    (9,090,104)
   MB Master Fund....     30,442      (691,180)     (261,679)      (952,859)

b. Spectrum Technical's investment in Blackwater Master Fund

   On December 1, 2011, Spectrum Technical invested a portion of its assets in Blackwater Master Fund L.P. ("Blackwater Master Fund"), a limited partnership organized under the partnership laws of

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

the State of Delaware. Blackwater Master Fund was formed to permit accounts managed now or in the future by Blackwater using the Global Program, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner for Blackwater Master Fund. Individual and pooled accounts currently managed by Blackwater, including Spectrum Technical, are permitted to be limited partners of Blackwater Master Fund. The General Partner and Blackwater believe that trading through this structure should promote efficiency and economy in the trading process.

   Summarized information reflecting the total assets, liabilities and capital of Blackwater Master Fund as of December 31, 2014 and 2013 is shown in the following tables.

                                           December 31, 2014
                              --------------------------------------------
                              Total Assets Total Liabilities Total Capital
                              ------------ ----------------- -------------
      Blackwater Master Fund. $24,973,305       $43,208       $24,930,097

                                           December 31, 2013
                              --------------------------------------------
                              Total Assets Total Liabilities Total Capital
                              ------------ ----------------- -------------
      Blackwater Master Fund. $63,936,601      $610,828       $63,325,773

   Summarized information for Spectrum Technical's investment in, and the operations of, Blackwater Master Fund as of December 31, 2014 and 2013, is as follows:

                           % of               Partnership's
                         Spectrum               pro rata
                        Technical    Fair          Net          Investment      Redemption
December 31, 2014       Net Assets   Value        Loss          Objective       Permitted
-----------------       ---------- ---------- ------------- ------------------- ----------
                            %          $            $
Blackwater Master Fund.    15.5    16,901,955   (138,777)   Commodity Portfolio  Monthly

                           % of               Partnership's
                         Spectrum               pro rata
                        Technical    Fair          Net          Investment      Redemption
December 31, 2013       Net Assets   Value       Income         Objective       Permitted
-----------------       ---------- ---------- ------------- ------------------- ----------
                            %          $            $
Blackwater Master Fund.    24.9    33,548,272    459,654    Commodity Portfolio  Monthly

   Blackwater Master Fund does not pay any management or incentive fees related to Spectrum Technical's investment in the fund. These fees are accrued and paid by Spectrum Technical. Spectrum Technical reimburses Blackwater Master Fund for all brokerage related fees borne by Blackwater Master Fund on behalf of Spectrum Technical's investment.

   On December 31, 2014 and 2013, Spectrum Technical owned approximately 67.8% and 53.0%, respectively, of Blackwater Master Fund. It is Spectrum Technical's intention to continue to invest in Blackwater Master Fund. The performance of Spectrum Technical is directly affected by the performance of Blackwater Master Fund.

   The tables below represent summarized income statement information for Blackwater Master Fund for the years ended December 31, 2014, 2013 and 2012 respectively, to meet the requirements of Regulation S-X Rule 3-09:

                                          Net
                            Investment Investment      Total        Net
    December 31, 2014         Income      Loss    Trading Results   Loss
    -----------------       ---------- ---------- --------------- --------
                                $          $             $           $
    Blackwater Master Fund.   7,048     (72,105)     (545,462)    (617,567)

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements



                                           Net
                             Investment Investment      Total       Net
     December 31, 2013         Income      Loss    Trading Results Income
     -----------------       ---------- ---------- --------------- -------
                                 $          $             $          $
     Blackwater Master Fund.   28,776    (89,483)      886,883     797,400

                                         Net
                           Investment Investment      Total         Net
   December 31, 2012         Income      Loss    Trading Results    Loss
   -----------------       ---------- ---------- --------------- ----------
                               $          $             $            $
   Blackwater Master Fund.   48,607    (110,152)   (8,076,139)   (8,186,291)

c. Spectrum Currency's investments in KR Master Fund and Cambridge Master Fund

   On November 1, 2012, the assets allocated to Cambridge for trading were invested in the Cambridge Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using Cambridge Asian Markets Alpha Programme and, from October 1, 2013, Cambridge Emerging Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Spectrum Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this structure should provide efficiency and economy in the trading process.

   On January 1, 2012, the assets allocated to Krom River for trading were invested in the KR Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. KR Master Fund was formed in order to permit commodity pools managed now or in the future by Krom River using the Commodity Program at 150% Leverage, a fundamental and technical trading system, to invest together in one trading vehicle. The General Partner is also the general partner of KR Master Fund. Individual and pooled accounts currently managed by Krom River, including Spectrum Currency, are permitted to be limited partners of KR Master Fund. The General Partner and Krom River believe that trading through this structure should promote efficiency and economy in the trading process.

   On January 1, 2012, the assets allocated to Flintlock for trading were invested in FL Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. FL Master Fund was formed to permit accounts managed now or in the future by Flintlock using the 2x Flintlock Commodity Opportunities Partners, LP, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner was also the general partner for FL Master Fund. Individual and pooled accounts managed by Flintlock, including Spectrum Currency, were permitted to be limited partners of FL Master Fund. The General Partner and Flintlock believed that trading through this structure promoted efficiency and economy in the trading process. Spectrum Currency fully redeemed its investment in FL Master Fund as of October 10, 2012.

   Summarized information for Spectrum Currency, reflecting the total assets, liabilities and capital of KR Master Fund and Cambridge Master Fund as of December 31, 2014 and 2013, is shown in the following tables.

                                          December 31, 2014
                             --------------------------------------------
                             Total Assets Total Liabilities Total Capital
                             ------------ ----------------- -------------
      KR Master Fund........ $12,415,386     $12,415,386              --
      Cambridge Master Fund.  39,046,641          48,456      38,998,185
                             -----------     -----------     -----------
                             $51,462,027     $12,463,842     $38,998,185
                             ===========     ===========     ===========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                          December 31, 2013
                             --------------------------------------------
                             Total Assets Total Liabilities Total Capital
                             ------------ ----------------- -------------
      KR Master Fund........ $44,043,845     $1,456,785      $42,587,060
      Cambridge Master Fund.  37,549,964         28,580       37,521,384
                             -----------     ----------      -----------
                             $81,593,809     $1,485,365      $80,108,444
                             ===========     ==========      ===========

   Summarized information for Spectrum Currency's investment in KR Master Fund and Cambridge Master Fund for the period ended December 31, 2014 and 2013, is as follows:

                          % of               Partnership's
For the year ended      Spectrum               pro rata
December 31, 2014       Currency    Fair          Net          Investment      Redemption
Investment             Net Assets   Value       Income         Objective       Permitted
------------------     ---------- ---------- ------------- ------------------- ----------
                           %          $            $
Cambridge Master Fund.    89.3    12,289,754   2,777,719   Commodity Portfolio  Monthly
KR Master Fund........      --            --     156,509   Commodity Portfolio  Monthly

                          % of               Partnership's
For the year ended      Spectrum               pro rata
December 31, 2013       Currency    Fair          Net          Investment      Redemption
Investment             Net Assets   Value    Income/(Loss)     Objective       Permitted
------------------     ---------- ---------- ------------- ------------------- ----------
                           %          $            $
Cambridge Master Fund.    62.9    11,299,138   1,148,720   Commodity Portfolio  Monthly
KR Master Fund........    40.6     7,290,317    (575,477)  Commodity Portfolio  Monthly

   Cambridge Master Fund and KR Master Fund do not pay any management or incentive fees related to Spectrum Currency's investments. These fees are accrued and paid by Spectrum Currency. Spectrum Currency reimburses Cambridge Master Fund and KR Master Fund for all brokerage related fees borne by Cambridge Master Fund and KR Master Fund on behalf of Spectrum Currency's investments.

   As of December 31, 2014 and 2013, Spectrum Currency owned approximately 31.51% and 0%, and 30.11% and 17.11% of Cambridge Master Fund and KR Master Fund, respectively. It is Spectrum Currency's intention to continue to invest in Cambridge Master Fund. The performance of Spectrum Currency is directly affected by the performance of Cambridge Master Fund and prior to termination on December 31, 2014, KR Master Fund.

   The tables below represent summarized Income Statement information for Cambridge Master Fund and KR Master Fund for the year ended December 31, 2014, 2013 and 2012, to meet the requirements of Regulation S-X Rule 3-09:

                         Investment       Net            Total        Net
  December 31, 2014        Income   Investment Loss Trading Results  Income
  -----------------      ---------- --------------- --------------- ---------
                             $             $               $           $
  Cambridge Master Fund.   6,641       (154,743)       9,610,031    9,455,288
  KR Master Fund........   3,785       (159,030)         893,723      734,693

                       Investment       Net            Total           Net
December 31, 2013        Income   Investment Loss Trading Results Income/(Loss)
-----------------      ---------- --------------- --------------- -------------
                           $             $               $              $
Cambridge Master Fund.    9,306       (66,302)       3,166,855      3,100,553
KR Master Fund........   25,093      (281,565)      (5,175,049)    (5,456,614)

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                       Investment       Net            Total           Net
December 31, 2012        Income   Investment Loss Trading Results Income/(Loss)
-----------------      ---------- --------------- --------------- -------------
                           $             $               $              $
KR Master Fund........   59,059      (462,208)      (4,542,592)    (5,004,800)
Cambridge Master Fund.    2,095       (16,586)         539,604        523,018

4. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage and related transaction fees and costs as described in Note 2. Summary of Significant Accounting Policies. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

5. Trading Advisors

   Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors, which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2014, were as follows:

   Spectrum Currency
   Cambridge

   Spectrum Select
   Altis Partners (Jersey) Limited
   EMC Capital Advisors, LLC
   Graham Capital Management, L.P. ("Graham")
   Rabar Market Research, Inc. ("Rabar")

   Spectrum Strategic
   Aventis
   Blenheim
   PGR Capital L.P.

   Spectrum Technical
   Aspect Capital Limited ("Aspect")
   Blackwater Capital Management LLC
   Campbell
   Winton Capital Management Limited ("Winton")

   Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

   Management Fee -- The management fee for Spectrum Currency is accrued at a rate of 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to Cambridge on the first day of each month and prior to termination on December 31, 2014, 1/12th of 1% (a 1% annual rate) per month of net assets allocated to Krom River on the first day of each month.

   Prior to October 1, 2013, the management fee payable to Krom River was 1/12th of 2% (a 2% annual rate).

   The monthly management fee payable to C-View prior to termination on May 31, 2013, was 1/12th of 2% (a 2% annual rate).

   The monthly management fee payable to Flintlock prior to termination on October 10, 2012, was 1/12th of 1.5% (a 1.5% annual rate).

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The management fee for Spectrum Select is accrued at a rate of 1/12th of 1.25% (a 1.25% annual rate) per month of net assets allocated to Altis on the first day of each month , 1/6th of 1% (a 2% annual rate) per month of net assets allocated to Graham on the first day of each month, and 1/12th of 2% (a 2% annual rate) per month of net assets allocated to EMC and Rabar on the first day of each month.

   The monthly management fee payable to Northfield prior to termination on August 8, 2014 was 1/12th of 1% (a 1% annual rate) per month of net assets allocated to Northfield on the first day of each month.

   Prior to December 1, 2013, the monthly management fee payable to Northfield was 1/12th of 2% (a 2% annual rate).

   The monthly management fee payable to Sunrise Capital prior to termination on June 28, 2013, was 1/12th of 2% (a 2% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/12th of 2% (a 2% annual rate) per month of net assets allocated to Blenheim on the first day of each month, 1/12th of 1% (a 1% annual rate) per month of net assets allocated to PGR on the first day of each month, and 1/12th of 1.25% (a 1.25% annual rate) per month of net assets allocated to Aventis on the first day of each month.

   Prior to March 1, 2014, the monthly management fee payable to Blenheim was 1/4th of 1% (a 3% annual rate) of net assets allocated to Blenheim on the first day of each month.

   Prior to March 1, 2014, the management fee payable to Aventis was 1/12th of 1.5% (a 1.5% annual rate) of net assets allocated to Aventis on the first day of each month.

   The management fee for Spectrum Technical is accrued at a rate of 1/12th of 1.5% (a 1.5% annual rate) per month of net assets allocated to Aspect and Winton on the first day of each month, 1/6th of 1% (a 2% annual rate) per month of net assets allocated to Campbell on the first day of each month, 1/12th of 0.75% (a 0.75% annual rate) per month of net assets allocated to Blackwater a on the first day of each month, and, prior to December 31, 2014, 1/12th of 1% (a 1% annual rate) per month of net assets allocated to Rotella on the first day of each month.

   Prior to June 1, 2014, the management fee payable to Campbell was 1/12th of 2% (a 2% annual rate) per month of net assets allocated to Campbell on the first day of each month.

   Prior to December 1, 2013, the monthly management fee payable to Blackwater was 1/12th of 1.25% (a 1.25% annual rate).

   Effective October 31, 2012, JWH was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to JWH was 1/6th of 1% (a 2% annual rate).

   Effective October 31, 2012, Chesapeake was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to Chesapeake was 1/12th of 2% (a 2% annual rate).

   For the period from June 1, 2012 through October 31, 2012, Chesapeake temporarily reduced the management fee it received from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.

   Prior to June 1, 2012, the monthly management fee payable to Aspect was 1/6th of 1% (a 2% annual rate).

   Prior to January 1, 2012, the monthly management fee payable to Winton was 1/6th of 1% (a 2% annual rate).

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Incentive Fee -- Spectrum Currency pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to Cambridge's allocated net assets at the end of each calendar quarter and prior to termination on December 31, 2014, 20% of the trading profits experienced with respect to Krom River's allocated net assets as of the end of each calendar quarter.

   Prior to May 31, 2013, Spectrum Currency paid C-View a monthly incentive fee equal to 20% of the trading profits experienced with respect to C-View's allocated net assets as of the end of each calendar month. C-View was removed as a trading advisor to Spectrum Currency effective May 31, 2013.

   Prior to October 10, 2012, Spectrum Currency paid Flintlock a monthly incentive fee equal to 20% of the trading profits experienced with respect to Flintlock's allocated net assets as of the end of each calendar quarter. Flintlock was removed as a trading advisor to Spectrum Currency effective October 10, 2012.

   Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Northfield, EMC, Rabar, Altis and Graham as of the end of each calendar month.

   Prior to June 28, 2013, Spectrum Select paid Sunrise Capital a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to C-View as of the end of each calendar month. Sunrise Capital was removed as a trading advisor to Spectrum Select effective June 28, 2013.

   Spectrum Strategic pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Blenheim and Aventis as of the end of each calendar quarter and 20% of the trading profits experienced with respect to the net assets allocated to PGR as of the end of each calendar year.

   Prior to March 1, 2014, Spectrum Strategic paid a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, Rotella, and Winton as of the end of each calendar month and 20% of the trading profits experienced with respect to the net assets allocated to Blackwater as of the end of each calendar year.

   Prior to October 31, 2012, Spectrum Technical paid Chesapeake and JWH a monthly incentive fee equal to 19% and 20%, respectively, of the trading profits experienced with respect to Chesapeake's and JWH's allocated net assets as of the end of each calendar month.

   Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

   For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro rata basis for the net amount of each month's redemptions.

6. Financial Instruments

   The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price.

   The fair value of an exchange-traded contract is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The Partnerships' contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

      (1) a) One or more "underlyings" and b) one or more "notional amounts" or payment provisions or both;

      (2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

      (3) Terms that require or permit net settlement.

   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains (losses) on open contracts at December 31, 2014 and 2013, respectively, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Select

         Net Unrealized Gains on Open Contracts             Longest Maturities
-     --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2014.    5,296,681          495,854       5,792,535    Mar. 2019         Mar. 2015
2013.    6,193,496          458,936       6,652,432    Dec. 2017         Mar. 2014

Spectrum Technical

         Net Unrealized Gains on Open Contracts             Longest Maturities
-     --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2014.     172,160           432,710         604,870    Mar. 2018         Jun. 2015
2013.     817,366           408,224       1,225,590    Jun. 2018         Jun. 2014

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts are further disclosed gross by type of contract and corresponding fair value level in Note
8. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co. and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., which is acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash held by it with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $120,025,451 and $150,597,920 for Spectrum Select and $95,193,033 and $104,880,846 for

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

Spectrum Technical at December 31, 2014 and 2013, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership's account with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with each counterparty. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

   The General Partner monitors and attempts to control the Partnerships' risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

   The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date.

   Spectrum Strategic's, Spectrum Technical's, and Spectrum Currency's investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above.

7. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisors for each Partnership will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their respective trading strategies. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   On January 1, 2013, the Partnerships adopted ASU 2011-11, "Disclosure about Offsetting Assets and Liabilities" and ASU 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". ASU 2011-11 created a new disclosure requirement about the nature of an entity's rights to setoff and the related arrangements associated with its financial instruments and derivative

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

instruments, while ASU 2013-01 clarified the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The new guidance did not have a significant impact on the Partnerships' financial statements.

   As of December 31, 2014, approximately 100% of Spectrum Currency's total investments are forward contracts which are off-exchange traded.

   As of December 31, 2014, approximately 84.14% of Spectrum Select's total investments are futures contracts which are exchange-traded while approximately 15.86% are forward contracts which are off-exchange traded.

   As of December 31, 2014, approximately 100% of Spectrum Strategic's total investments are futures contracts which are exchange-traded.

   As of December 31, 2014, approximately 74.64% of Spectrum Technical's total investments are futures contracts which are exchange-traded while approximately 25.36% are forward contracts which are off-exchange traded.

   The following tables summarize the valuation of each Partnership's investments as of December 31, 2014 and 2013.

Spectrum Currency

As of December 31, 2014, Spectrum Currency held no futures and forward contracts; therefore, there were no net unrealized gains and losses on futures and forward contracts.

The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013:

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain (Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $

Foreign currency..............     --         --         --         --         --          826
                                   --         --         --         --         --
 Total........................     --         --         --         --         --
                                   ==         ==         ==         ==         ==
 Unrealized currency gain
   (loss).....................                                                 --
                                                                               --
 Total net unrealized gain
   (loss) on open contracts...                                                 --
                                                                               ==

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       1

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Select

   Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   7,228,527    (1,519,724)     5,708,803
Forwards....................................   2,346,025    (1,592,346)       753,679
                                              ----------    ----------      ---------
Total Assets................................   9,574,552    (3,112,070)     6,462,482
                                              ----------    ----------      ---------
Liabilities
Futures.....................................  (1,519,724)    1,519,724             --
Forwards....................................  (1,592,346)    1,592,346             --
                                              ----------    ----------      ---------
Total Liabilities...........................  (3,112,070)    3,112,070             --
                                              ----------    ----------      ---------
Unrealized currency loss....................                                 (669,947)
                                                                            ---------
Total net unrealized gain on open contracts.                                5,792,535
                                                                            =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
-                                            ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   9,894,085    (3,011,012)     6,883,073
Forwards....................................     528,063       (69,127)       458,936
                                              ----------    ----------      ---------
Total Assets................................  10,422,148    (3,080,139)     7,342,009
                                              ----------    ----------      ---------
Liabilities
Futures.....................................  (3,011,012)    3,011,012             --
Forwards....................................     (69,127)       69,127             --
                                              ----------    ----------      ---------
Total Liabilities...........................  (3,080,139)    3,080,139             --
                                              ----------    ----------      ---------
Unrealized currency loss....................                                 (689,577)
                                                                            ---------
Total net unrealized gain on open contracts.                                6,652,432
                                                                            =========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2014 and 2013:

   December 31, 2014

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   282,336  (2,191,868) 4,475,726   (216,133)  2,350,061     4,302
 Equity.......................   515,619    (278,910)     7,778   (105,700)    138,787     1,107
 Foreign currency.............   161,381    (109,346) 1,083,928    (92,427)  1,043,536     1,707
 Interest rate................ 3,045,534    (116,781)     2,250       (905)  2,930,098     4,621
                               ---------  ----------  ---------   --------   ---------
  Total....................... 4,004,870  (2,696,905) 5,569,682   (415,165)  6,462,482
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                                (669,947)
                                                                             ---------
 Total net unrealized gain
    on open contracts.........                                               5,792,535
                                                                             =========

   December 31, 2013

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   561,914  (1,776,263) 2,430,029   (322,157)    893,523     4,153
 Equity....................... 3,462,235          --     36,105     (3,696)  3,494,644     1,717
 Foreign currency............. 1,474,046    (124,132)   986,884    (59,129)  2,277,669     3,214
 Interest rate................    61,862    (636,034) 1,409,073   (158,728)    676,173     5,741
                               ---------  ----------  ---------   --------   ---------
  Total....................... 5,560,057  (2,536,429) 4,862,091   (543,710)  7,342,009
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                                (689,577)
                                                                             ---------
 Total net unrealized gain
    on open contracts.........                                               6,652,432
                                                                             =========

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       3
                      Options written.......... --       2

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

   Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   4,533,559      (797,767)      3,735,792
Forwards....................................   2,011,895    (1,677,220)        334,675
                                              ----------    ----------      ----------
Total Assets................................   6,545,454    (2,474,987)      4,070,467
                                              ----------    ----------      ----------
Liabilities
Futures.....................................    (797,767)      797,767              --
Forwards....................................  (1,677,220)    1,677,220              --
                                              ----------    ----------      ----------
Total Liabilities...........................  (2,474,987)    2,474,987              --
                                              ----------    ----------      ----------
Unrealized currency loss....................                                (3,465,597)
                                                                            ----------
Total net unrealized gain on open contracts.                                   604,870
                                                                            ==========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   5,404,721    (1,139,524)      4,265,197
Forwards....................................     728,738      (320,514)        408,224
                                              ----------    ----------      ----------
Total Assets................................   6,133,459    (1,460,038)      4,673,421
                                              ----------    ----------      ----------
Liabilities
Futures.....................................  (1,139,524)    1,139,524              --
Forwards....................................    (320,514)      320,514              --
                                              ----------    ----------      ----------
Total Liabilities...........................  (1,460,038)    1,460,038              --
                                              ----------    ----------      ----------
Unrealized currency loss....................                                (3,447,831)
                                                                            ----------
Total net unrealized gain on open contracts.                                 1,225,590
                                                                            ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2014 and 2013:

   December 31, 2014

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................    35,163    (640,745) 1,817,116    (81,599)  1,129,935     1,561
 Equity.......................   713,684    (173,835)    17,967    (76,616)    481,200     1,203
 Foreign currency.............   267,933  (1,043,641) 1,855,362   (290,158)    789,496     1,355
 Interest rate................ 1,829,953    (149,230)     8,276    (19,163)  1,669,836     4,328
                               ---------  ----------  ---------   --------  ----------
  Total....................... 2,846,733  (2,007,451) 3,698,721   (467,536)  4,070,467
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                              (3,465,597)
                                                                            ----------
 Total net unrealized gain
    on open contracts.........                                                 604,870
                                                                            ==========

   December 31, 2013

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   182,135    (386,829)   893,327   (124,717)    563,916     1,300
 Equity....................... 3,110,927      (1,174)    28,444     (5,500)  3,132,697     1,458
 Foreign currency.............   539,752    (239,072)   601,972   (104,361)    798,291     4,080
 Interest rate................   152,993    (553,425)   623,909    (44,960)    178,517     3,501
                               ---------  ----------  ---------   --------  ----------
  Total....................... 3,985,807  (1,180,500) 2,147,652   (279,538)  4,673,421
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                              (3,447,831)
                                                                            ----------
 Total net unrealized gain
    on open contracts.........                                               1,225,590
                                                                            ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2014, 2013, and 2012, respectively.

Spectrum Select

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012, included in Total Trading Results:

                                               December 31,
                                   -----------------------------------
                                      2014        2013         2012
                                   ----------  ----------  -----------
         Type of Instrument
         ------------------            $           $            $
         Commodity................ 11,295,753  (8,240,610) (12,872,729)
         Equity................... (3,990,077) 17,236,173    6,993,095
         Foreign currency.........  4,165,976      69,245   (2,206,555)
         Interest rate............  9,213,718  (3,637,449)   1,388,041
         Unrealized currency gain.     19,627     514,288       99,725
                                   ----------  ----------  -----------
          Total................... 20,704,997   5,941,647   (6,598,423)
                                   ==========  ==========  ===========

   Line items on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012:

                                              December 31,
                                    --------------------------------
                                       2014       2013       2012
                                    ----------  --------- ----------
          Trading Results
          ---------------               $          $          $
          Net realized............. 21,564,894  1,840,569 (2,747,878)
          Net change in unrealized.   (859,897) 4,101,078 (3,850,545)
                                    ----------  --------- ----------
           Total................... 20,704,997  5,941,647 (6,598,423)
                                    ==========  ========= ==========

Spectrum Technical

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012, included in Total Trading Results:

                                                  December 31,
                                      ------------------------------------
                                         2014         2013         2012
                                      ----------  -----------  -----------
     Type of Instrument
     ------------------                   $            $            $
     Commodity.......................  3,173,650    1,447,554    7,806,061
     Equity..........................  3,873,373   16,778,460  (58,323,819)
     Foreign currency................ (6,165,114)   1,893,467  (30,995,834)
     Interest rate................... 20,943,980  (10,210,043)  68,102,911
     Unrealized currency gain (loss).    (52,678)      35,320   (6,376,922)
                                      ----------  -----------  -----------
      Total.......................... 21,773,211    9,944,758  (19,787,603)
                                      ==========  ===========  ===========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Line items on the Statements of Income and Expenses for the years ended December 31, 2014, 2013, and 2012:

                                                                    December 31,
                                                         ---------------------------------
                                                            2014       2013        2012
                                                         ----------  --------- -----------
Trading Results
---------------                                              $          $           $
Net realized............................................ 22,532,708  7,217,969  (6,219,265)
Net change in unrealized................................   (620,720) 2,267,134  (9,809,697)
Realized gain (loss) on Investment in Blackwater Master
  Fund..................................................    668,573    396,051  (4,657,167)
Unrealized appreciation (depreciation) on Investment in
  Blackwater Master Fund................................   (807,350)    63,604     898,526
                                                         ----------  --------- -----------
 Total Trading Results.................................. 21,773,211  9,944,758 (19,787,603)
                                                         ==========  ========= ===========

8. Fair Value Measurements and Disclosures

   Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels:
Level 1 -- unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 -- inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates and credit risk); and Level 3 -- unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

   In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and consideration of factors specific to the investment.

   The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Spectrum Currency

                                        Unadjusted
                                     Quoted Prices in
                                      Active Markets  Significant
                                      for Identical      Other    Significant
                                        Assets and    Observable  Unobservable
                                       Liabilities      Inputs       Inputs
December 31, 2014                       (Level 1)      (Level 2)   (Level 3)     Total
-----------------                    ---------------- ----------- ------------ ----------
                                            $              $           $           $
Assets
Investment in Cambridge Master Fund.        --        12,289,754      n/a      12,289,754
                                            --        ----------               ----------
Total Investments...................        --        12,289,754      n/a      12,289,754
                                            ==        ==========               ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                        Unadjusted
                                     Quoted Prices in
                                      Active Markets  Significant
                                      for Identical      Other    Significant
                                        Assets and    Observable  Unobservable
                                       Liabilities      Inputs       Inputs
December 31, 2013                       (Level 1)      (Level 2)   (Level 3)     Total
-----------------                    ---------------- ----------- ------------ ----------
                                            $              $           $           $
Assets
Investment in Cambridge Master Fund.        --        11,299,138      n/a      11,299,138
Investment in KR Master Fund........        --         7,290,317      n/a       7,290,317
                                            --        ----------               ----------
Total Investments...................        --        18,589,455      n/a      18,589,455
                                            ==        ==========               ==========

* This amount comprises of "Investment in Cambridge Master Fund and KR Master Fund" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Spectrum Currency.

Spectrum Select

                              Unadjusted
                           Quoted Prices in
                            Active Markets  Significant
                            for Identical      Other    Significant
                              Assets and    Observable  Unobservable
                             Liabilities      Inputs       Inputs
 December 31, 2014            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $
 Assets
 Futures..................    7,228,527            --       n/a      7,228,527
 Forwards.................    1,699,736       646,289       n/a      2,346,025
                              ---------       -------                ---------
 Total Assets.............    8,928,263       646,289       n/a      9,574,552
                              ---------       -------                ---------
 Liabilities
 Futures..................    1,519,724            --       n/a      1,519,724
 Forwards.................    1,441,911       150,435       n/a      1,592,346
                              ---------       -------                ---------
 Total Liabilities........    2,961,635       150,435       n/a      3,112,070
                              ---------       -------                ---------
 Unrealized currency loss.                                            (669,947)
                                                                     ---------
 *Net fair value..........    5,966,628       495,854       n/a      5,792,535
                              =========       =======                =========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                             Unadjusted
                          Quoted Prices in
                           Active Markets  Significant
                           for Identical      Other    Significant
                             Assets and    Observable  Unobservable
                            Liabilities      Inputs       Inputs
December 31, 2013            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $
Assets
Futures..................    9,894,085            --       n/a       9,894,085
Forwards.................           --       528,063       n/a         528,063
                             ---------       -------                ----------
Total Assets.............    9,894,085       528,063       n/a      10,422,148
                             ---------       -------                ----------
Liabilities
Futures..................    3,011,012            --       n/a       3,011,012
Forwards.................           --        69,127       n/a          69,127
                             ---------       -------                ----------
Total Liabilities........    3,011,012        69,127       n/a       3,080,139
                             ---------       -------                ----------
Unrealized currency loss.                                             (689,577)
                                                                    ----------
*Net fair value..........    6,883,073       458,936       n/a       6,652,432
                             =========       =======                ==========

* This amount comprises of the "Total net unrealized gain on open contracts" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Spectrum Select.

Spectrum Strategic

                                  Unadjusted
                               Quoted Prices in
                                Active Markets  Significant
                                for Identical      Other    Significant
                                  Assets and    Observable  Unobservable
                                 Liabilities      Inputs       Inputs
December 31, 2014                 (Level 1)      (Level 2)   (Level 3)     Total
-----------------              ---------------- ----------- ------------ ----------
                                      $              $           $           $
Assets
Investment in BHM I, LLC......        --        28,236,607      n/a      28,236,607
Investment in PGR Master Fund.        --         5,291,425      n/a       5,291,425
Investment in MB Master Fund..        --         3,502,992      n/a       3,502,992
                                      --        ----------               ----------
Total Investments.............        --        37,031,024      n/a      37,031,024
                                      ==        ==========               ==========

                                  Unadjusted
                               Quoted Prices in Significant
                                Active Markets     Other    Significant
                                for Identical   Observable  Unobservable
                                    Assets        Inputs       Inputs
December 31, 2013                 (Level 1)      (Level 2)   (Level 3)     Total
-----------------              ---------------- ----------- ------------ ----------
                                      $              $           $           $
Assets
Investment in BHM I, LLC......        --        46,985,018      n/a      46,985,018
Investment in PGR Master Fund.        --         3,327,454      n/a       3,327,454
Investment in MB Master Fund..        --         4,183,031      n/a       4,183,031
                                      --        ----------               ----------
Total Investments.............        --        54,495,503      n/a      54,495,503
                                      ==        ==========               ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Spectrum Strategic.

Spectrum Technical

                                         Unadjusted
                                      Quoted Prices in
                                       Active Markets  Significant
                                       for Identical      Other    Significant
                                         Assets and    Observable  Unobservable
                                        Liabilities      Inputs       Inputs
December 31, 2014                        (Level 1)      (Level 2)   (Level 3)      Total
-----------------                     ---------------- ----------- ------------ ----------
                                             $              $           $            $
Assets
Investment in Blackwater Master Fund.           --     16,901,955      n/a      16,901,955
Futures..............................    4,533,559             --      n/a       4,533,559
Forwards.............................      274,957      1,736,938      n/a       2,011,895
                                         ---------     ----------               ----------
Total Assets.........................    4,808,516     18,638,893      n/a      23,447,409
                                         ---------     ----------               ----------
Liabilities
Futures..............................      797,767             --      n/a         797,767
Forwards.............................      372,992      1,304,228      n/a       1,677,220
                                         ---------     ----------               ----------
Total Liabilities....................    1,170,759      1,304,228      n/a       2,474,987
                                         ---------     ----------               ----------
Unrealized currency loss.............                                           (3,465,597)
                                                                                ----------
*Net fair value......................    3,637,757     17,334,665      n/a      17,506,825
                                         =========     ==========               ==========

                                         Unadjusted
                                      Quoted Prices in
                                       Active Markets  Significant
                                       for Identical      Other    Significant
                                         Assets and    Observable  Unobservable
                                        Liabilities      Inputs       Inputs
December 31, 2013                        (Level 1)      (Level 2)   (Level 3)      Total
-----------------                     ---------------- ----------- ------------ ----------
                                             $              $           $            $
Assets
Investment in Blackwater Master Fund.           --     33,548,272      n/a      33,548,272
Futures..............................    5,404,721             --      n/a       5,404,721
Forwards.............................           --        728,738      n/a         728,738
                                         ---------     ----------               ----------
Total Assets.........................    5,404,721     34,277,010      n/a      39,681,731
                                         ---------     ----------               ----------
Liabilities
Futures..............................    1,139,524             --      n/a       1,139,524
Forwards.............................           --        320,514      n/a         320,514
                                         ---------     ----------               ----------
Total Liabilities....................    1,139,524        320,514      n/a       1,460,038
                                         ---------     ----------               ----------
Unrealized currency loss.............                                           (3,447,831)
                                                                                ----------
*Net fair value......................    4,265,197     33,956,496      n/a      34,773,862
                                         =========     ==========               ==========

* This amount comprises of the "Total net unrealized gain on open contracts" and "Investment in Blackwater Master Fund" on the Statements of Financial Condition.

   During the twelve months ended December 31, 2014 and 2013, there were no Level 3 assets and liabilities, and there were no transfers of assets or liabilities between Level 1 and Level 2 for Spectrum Technical.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

9. Financial Highlights

The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners' share of income, expenses and average net assets.

Spectrum Currency

                                                2014      2013      2012
                                              ------    ------    ------
      Per Unit operating performance:
      Net asset value, January 1:............ $ 7.39    $ 7.57    $ 8.63
                                              ------    ------    ------
        Interest Income......................     --(2)     --(2)     --(2)
        Expenses.............................  (0.53)    (0.53)    (0.53)
        Realized/Unrealized Income (Loss)(1).   1.63      0.35     (0.53)
                                              ------    ------    ------
        Net Income (Loss)....................   1.10     (0.18)    (1.06)
                                              ------    ------    ------
      Net asset value, December 31:.......... $ 8.49    $ 7.39    $ 7.57
                                              ======    ======    ======
     For the Calendar Year:
      Ratios to average net assets:
        Net Investment Gain (Loss/ /)........   (7.0)%    (7.2)%    (6.6)%
        Expenses before Incentive Fees.......    5.4%      6.4%      6.7%
        Expenses after Incentive Fees........    7.0%      7.2%      6.7%
      Total return before incentive fees.....   16.6%     (1.6)%   (12.3)%
      Total return after incentive fees......   14.9%     (2.4)%   (12.3)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)Amount less than 0.005%.

Spectrum Select

                                                 2014      2013     2012
                                               ------    ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $26.48    $27.76   $31.24
                                               ------    ------   ------
         Interest Income......................     --(2)   0.01     0.02
         Expenses.............................  (1.64)    (2.17)   (2.44)
         Realized/Unrealized Income (Loss)(1).   5.34      0.88    (1.06)
                                               ------    ------   ------
         Net Income (Loss)....................   3.70     (1.28)   (3.48)
                                               ------    ------   ------
       Net asset value, December 31:.......... $30.18    $26.48   $27.76
                                               ======    ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (6.3)%    (7.9)%   (8.0)%
         Expenses before Incentive Fees.......    6.3%      8.0%     8.1%
         Expenses after Incentive Fees........    6.3%      8.0%     8.1%
       Total return before incentive fees.....   14.0%     (4.6)%  (11.1)%
       Total return after incentive fees......   14.0%     (4.6)%  (11.1)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)Amount less than 0.005%.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

Spectrum Strategic

                                                 2014      2013     2012
                                               ------    ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $13.64    $14.25   $16.02
                                               ------    ------   ------
         Interest Income......................     --      0.01     0.01
         Expenses.............................  (0.79)    (1.24)   (1.37)
         Realized/Unrealized Income (Loss)(1).   0.77      0.62    (0.41)
                                               ------    ------   ------
         Net Loss.............................  (0.02)    (0.61)   (1.77)
                                               ------    ------   ------
       Net asset value, December 31:.......... $13.62    $13.64   $14.25
                                               ======    ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (5.5)%    (8.9)%   (9.0)%
         Expenses before Incentive Fees.......    5.4%      9.0%     9.1%
         Expenses after Incentive Fees........    5.5%      9.0%     9.1%
       Total return before incentive fees.....     --(2)   (4.3)%  (11.0)%
       Total return after incentive fees......   (0.1)%    (4.3)%  (11.0)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)Amount less than 0.005%.

Spectrum Technical

                                                2014      2013     2012
                                              ------    ------   ------
      Per Unit operating performance:
      Net asset value, January 1:............ $16.55    $16.71   $19.65
                                              ------    ------   ------
        Interest Income......................     --(2)   0.01     0.01
        Expenses.............................  (1.09)    (1.24)   (1.38)+
        Realized/Unrealized Income (Loss)(1).   3.61      1.07    (1.57)
                                              ------    ------   ------
        Net Income (Loss)....................   2.52     (0.16)   (2.94)
                                              ------    ------   ------
      Net asset value, December 31:.......... $19.07    $16.55   $16.71
                                              ======    ======   ======
     For the Calendar Year:
      Ratios to average net assets:
        Net Investment Loss/ /...............   (6.6)%    (7.5)%   (7.7)%
        Expenses before Incentive Fees.......    5.9%      7.5%     7.8%++
        Expenses after Incentive Fees........    6.6%      7.5%     7.8%++
      Total return before incentive fees.....   15.9%     (1.0)%  (15.0)%
      Total return after incentive fees......   15.2%     (1.0)%  (15.0)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)Amount less than 0.005%.

+ Expenses per Unit would have been $(1.39) in 2012 had it not been for the management fee waived by Chesapeake.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

++ Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.04% in 2012 of the average net assets).

10.Subsequent Events

   Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments of or disclosure in the financial statements other than those disclosed below.

   Ceres, SECOR Capital Advisors, L.P. ("SECOR") and Spectrum Technical entered into a management agreement pursuant to which, as of January 1, 2015, SECOR serves as a trading advisor to Spectrum Technical and trades its allocated portion of Spectrum Technical's net assets through the Partnership's investment in SECOR Master Fund, L.P. pursuant to the SECOR Alpha Program.

                           CERES MANAGED FUTURES LLC
                               522 Fifth Avenue
                              New York, NY 10036

                                Publication #07

                                Morgan Stanley

(C) 2014 Morgan Stanley