Form 10-K, Exhibit 13
period 2015-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL LP
filed 2016-03-28
CIK 925306

Exhibit 13.01

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

Ceres Managed Futures LLC
522 Fifth Avenue
New York, NY 10036
(855) 672-4468

Management’s Report on Internal Control Over

Financial Reporting

Ceres Managed Futures LLC (“Ceres”), the general partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), is responsible for the management of the Partnerships.

Management of the Partnerships, Ceres (“Management”), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Securities Exchange Act of 1934, as amended, and for the assessment of internal control over financial reporting. The Partnerships’ internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships’ internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and the directors of Ceres; and

(iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2015. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2015, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director	Chief Financial Officer and Director
Ceres Managed Futures LLC General Partner	Ceres Managed Futures LLC
General Partner

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.	Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Morgan Stanley Smith Barney Spectrum Select L.P.	Morgan Stanley Smith Barney Spectrum Select L.P.

Morgan Stanley Smith Barney Spectrum Strategic L.P.	Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P.	Morgan Stanley Smith Barney Spectrum Technical L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), including the condensed schedules of investments of Morgan Stanley Smith Barney Spectrum Select L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. and the schedules of investments of Morgan Stanley Smith Barney Spectrum Strategic L.P., as of December 31, 2015 and 2014, and the related statements of income and expenses and changes in partners’ capital of the Partnerships for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2015 and 2014, and the results of their operations and changes in their partners’ capital for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2016

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Investment in Cambridge Master Fund (Note 3a)	$13,537,489	$12,289,754
Redemptions receivable from KR Master Fund (Note 3a)	-	1,882,328
Interest receivable	598	61

Total assets	$13,538,087	$14,172,143

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2k)	$212,677	$238,966
Accrued expenses:
Ongoing placement agent fees (Note 2h)	22,647	22,139
General Partner fees (Note 2h)	18,118	17,712
Management fees (Note 4)	16,985	15,812
Incentive fees (Note 4)	-	108,183

Total liabilities	270,427	402,812

Partners’ Capital:
Limited Partners (1,322,204.340 and 1,604,009.847 Units at December 31, 2015 and 2014, respectively)	13,111,856	13,623,087
General Partner (15,710.066 and 17,219.120 Units at December 31, 2015 and 2014, respectively)	155,804	146,244

Total partners’ capital	13,267,660	13,769,331

Total liabilities and partners’ capital	$13,538,087	$14,172,143

Net asset value per Unit	$9.92	$8.49

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Investment income:
Interest income	$3,411	$2,318	$9,149

Expenses:
Ongoing placement agent fees (Note 2h)	273,887	68,155	-
General Partner fees (Note 2h)	219,110	54,524	-
Management fees (Note 4)	205,415	205,572	346,230
Incentive fees (Note 4)	386,005	240,978	165,296
Brokerage fees (Note 2h)	-	459,790	958,464

Total expenses	1,084,417	1,029,019	1,469,990

Net investment income (loss)	(1,081,006)	(1,026,701)	(1,460,841)

Trading results:
Net gains (losses) on trading of commodity interests and investments in Cambridge Master Fund and KR Master Fund:
Net realized gains (losses) on closed contracts	-	-	444,474
Net realized gains (losses) on closed contracts allocated from Cambridge Master Fund	4,094,092	2,258,243	1,188,237
Net realized gains (losses) on closed contracts allocated from KR Master Fund	-	(405,824)	(551,662)
Net change in unrealized gains (losses) on open contracts	-	-	(43,205)
Net change in unrealized gains (losses) on open contracts allocated from Cambridge Master Fund	(870,869)	519,476	(39,518)
Net change in unrealized gains (losses) on open contracts allocated from KR Master Fund	-	562,331	(23,816)

Total trading results	3,223,223	2,934,226	974,510

Net income (loss)	$2,142,217	$1,907,525	$(486,331)

Net income (loss) allocation:
Limited Partners	$2,117,657	$1,885,964	$(479,900)
General Partner	$24,560	$21,561	$(6,431)

Net income (loss) per Unit:*
Limited Partners	$1.43	$1.10	$(0.18)
General Partner	$1.43	$1.10	$(0.18)

	Units	Units	Units
Weighted average number of Units outstanding	1,489,830.597	1,991,023.150	2,774,112.516

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	3,078,925.678	$23,041,527	$271,658	$23,313,185
Net income (loss)	-	(479,900)	(6,431)	(486,331)
Redemptions	(648,244.994)	(4,857,782)	-	(4,857,782)

Partners’ Capital, December 31, 2013	2,430,680.684	17,703,845	265,227	17,969,072
Net income (loss)	-	1,885,964	21,561	1,907,525
Redemptions	(809,451.717)	(5,966,722)	(140,544)	(6,107,266)

Partners’ Capital, December 31, 2014	1,621,228.967	13,623,087	146,244	13,769,331
Net income (loss)	-	2,117,657	24,560	2,142,217
Redemptions	(283,314.561)	(2,628,888)	(15,000)	(2,643,888)

Partners’ Capital, December 31, 2015	1,337,914.406	$13,111,856	$155,804	$13,267,660

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Equity in trading account:
Investments in U.S. Treasury bills, at fair value (amortized cost $55,497,357 and $0 at December 31, 2015 and 2014, respectively)	$55,493,206	$-
Unrestricted cash (Note 2d)	23,029,544	100,568,198
Restricted cash (Note 2d)	14,906,464	13,490,625
Net unrealized gain (loss) on open contracts	1,443,267	6,462,482

Total equity in trading account	94,872,481	120,521,305

Interest receivable	3,540	565

Total assets	$94,876,021	$120,521,870

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2k)	$1,554,009	$2,079,936
Accrued expenses:
Ongoing placement agent fees (Note 2h)	163,603	195,005
General Partner fees (Note 2h)	163,603	195,005
Management fees (Note 4)	141,356	169,133

Total liabilities	2,022,571	2,639,079

Partners’ Capital:
Limited Partners (3,285,860.484 and 3,861,976.161 Units at December 31, 2015 and 2014, respectively)	91,783,172	116,569,858
General Partner (38,316.597 and 43,497.666 Units at December 31, 2015 and 2014, respectively)	1,070,278	1,312,933

Total partners’ capital	92,853,450	117,882,791

Total liabilities and partners’ capital	$94,876,021	$120,521,870

Net asset value per Unit	$27.93	$30.18

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2015

Futures and forward contracts purchased			Fair Value	% of Partners’ Capital

Commodity			$(297,764)	(0.32)%
Equity			(106,383)	(0.11)
Foreign currency			49,531	0.05
Interest rate			(182,103)	(0.20)

Total futures and forward contracts purchased			(536,719)	(0.58)

Futures and forward contracts sold

Commodity			1,165,474	1.26
Equity			(118,018)	(0.13)
Foreign currency			944,480	1.02
Interest rate			(11,950)	(0.01)

Total futures and forward contracts sold			1,979,986	2.14

Net unrealized gain (loss) on open contracts			$1,443,267	1.56%

U.S. Government Securities Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital

$ 32,750,000	3/3/2016	U.S. Treasury bills, 0.015% (Amortized cost of $32,748,076)	$32,744,699	35.26%
$ 22,750,000	1/21/2016	U.S. Treasury bills, 0.0125% (Amortized cost of $22,749,281)	22,748,507	24.50

Total U.S. Government Securities			$55,493,206	59.76%

Net fair value			$56,936,473	61.32%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2014

Futures and forward contracts purchased	Fair Value	% of Partners’ Capital

Commodity	$(1,909,532)	(1.62)%
Equity	236,709	0.20
Foreign currency	52,035	0.04
Interest rate	2,928,753	2.48

Total futures and forward contracts purchased	1,307,965	1.10

Futures and forward contracts sold

Commodity	4,259,593	3.61
Equity	(97,922)	(0.08)
Foreign currency	991,501	0.84
Interest rate	1,345	0.00 (1)

Total futures and forward contracts sold	5,154,517	4.37

Net unrealized gain (loss) on open contracts	$6,462,482	5.47%

Net fair value	$6,462,482	5.47%

(1)	Due to rounding.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2015, 2014 and 2013

	2015	2014	2013

Investment income:
Interest income	$6,571	$19,055	$78,343

Expenses:
General Partner fees (Note 2h)	2,201,751	571,137	-
Ongoing placement agent fees (Note 2h)	2,201,751	571,137	-
Management fees (Note 4)	1,923,032	1,984,202	3,176,170
Brokerage fees (Note 2h)	-	4,378,408	10,576,864

Total expenses	6,326,534	7,504,884	13,753,034

Net investment income (loss)	(6,319,963)	(7,485,829)	(13,674,691)

Trading results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	2,855,236	21,564,894	1,840,569
Net change in unrealized gains (losses) on open contracts	(4,330,138)	(859,897)	4,101,078

Total trading results	(1,474,902)	20,704,997	5,941,647

Net income (loss)	$(7,794,865)	$13,219,168	$(7,733,044)

Net income (loss) allocation:
Limited Partners	$(7,708,901)	$13,077,451	$(7,644,502)
General Partner	$(85,964)	$141,717	$(88,542)

Net income (loss) per Unit:*
Limited Partners	$(2.25)	$3.70	$(1.28)
General Partner	$(2.25)	$3.70	$(1.28)

	Units	Units	Units
Weighted average number of Units outstanding	3,661,532.170	4,702,032.014	6,392,736.584

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	7,059,632.492	$193,760,270	$2,213,811	$195,974,081
Net income (loss)	-	(7,644,502)	(88,542)	(7,733,044)
Redemptions	(1,525,996.806)	(41,464,280)	(250,012)	(41,714,292)

Partners’ Capital, December 31, 2013	5,533,635.686	144,651,488	1,875,257	146,526,745
Net income (loss)	-	13,077,451	141,717	13,219,168
Redemptions	(1,628,161.859)	(41,159,081)	(704,041)	(41,863,122)

Partners’ Capital, December 31, 2014	3,905,473.827	116,569,858	1,312,933	117,882,791
Net income (loss)	-	(7,708,901)	(85,964)	(7,794,865)
Redemptions	(581,296.746)	(17,077,785)	(156,691)	(17,234,476)

Partners’ Capital, December 31, 2015	3,324,177.081	$91,783,172	$1,070,278	$92,853,450

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:

Investments in Funds, at fair value (cost $20,143,933 and $7,147,767 at December 31, 2015 and 2014, respectively) (Note 3b)	$25,260,063	$37,031,024

Interest receivable	1,110	182

Total assets	$25,261,173	$37,031,206

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2k)	$596,582	$1,091,038
Redemptions payable to General Partner (Note 2k)	-	50,000
Accrued expenses:
Ongoing placement agent fees (Note 2h)	42,062	61,272
General Partner fees (Note 2h)	42,062	61,272
Management fees (Note 4)	19,583	7,729
Incentive fees (Note 4)	-	53,508

Total liabilities	700,289	1,324,819

Partners’ Capital:
Limited Partners (2,103,088.597 and 2,592,477.838 Units at December 31, 2015 and 2014, respectively)	24,269,098	35,306,899
General Partner (25,284.926 and 29,333.202 Units at December 31, 2015 and 2014, respectively)	291,786	399,488

Total partners’ capital	24,560,884	35,706,387

Total liabilities and partners’ capital	$25,261,173	$37,031,206

Net asset value per Unit	$11.54	$13.62

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Schedule of Investments

December 31, 2015

	Cost	Fair Value	% of Partners’ Capital
Investment in Funds
BHM I, LLC	$-	$3,894,858	15.86%
MB Master Fund L.P.	9,133,118	8,922,695	36.33
PGR Master Fund L.P.	11,010,815	12,442,510	50.66

Total investment in Funds	$20,143,933	$25,260,063	102.85%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Schedule of Investments

December 31, 2014

	Cost	Fair Value	% of Partners’ Capital
Investment in Funds
BHM I, LLC	$-	$28,236,607	79.08%
MB Master Fund L.P.	3,189,218	3,502,992	9.81
PGR Master Fund L.P.	3,958,549	5,291,425	14.82

Total investment in Funds	$7,147,767	$37,031,024	103.71%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2015, 2014 and 2013

	2015	2014	2013

Investment income:
Interest income	$3,118	$7,178	$28,668

Expenses:
Ongoing placement agent fees (Note 2h)	603,212	194,376	-
General Partner fees (Note 2h)	603,212	194,376	-
Management fees (Note 4)	177,872	312,606	1,753,124
Incentive fees (Note 4)	-	53,508	-
Brokerage fees (Note 2h)	-	1,724,317	3,855,868

Total expenses	1,384,296	2,479,183	5,608,992

Net investment income (loss)	(1,381,178)	(2,472,005)	(5,580,324)

Trading results:
Net gains (losses) on investment in Funds:
Net realized gains (losses) on investment in BHM I, LLC	21,012,914	20,180,635	559,473

Net realized gains (losses) on investment in MB Master Fund	(12,090)	11,573	22,738

Net realized gains (losses) on investment in PGR Master Fund	5,797	(26,049)	5,825

Net change in unrealized gains (losses) on investment in BHM I, LLC	(24,341,749)	(18,299,332)	981,916

Net change in unrealized gains (losses) on investment in MB Master Fund	(524,197)	57,061	216,643
Net change in unrealized gains (losses) on investment in PGR Master Fund	98,819	1,252,383	1,092,727

Total trading results	(3,760,506)	3,176,271	2,879,322

Net income (loss)	$(5,141,684)	$704,266	$(2,701,002)

Net income (loss) allocation:
Limited Partners	$(5,083,147)	$677,750	$(2,668,922)
General Partner	$(58,537)	$26,516	$(32,080)

Net income (loss) per Unit:*
Limited Partners	$(2.08)	$(0.02)	$(0.61)
General Partner	$(2.08)	$(0.02)	$(0.61)

	Units	Units	Units
Weighted average number of Units outstanding	2,418,049.941	3,243,727.489	4,582,116.588

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	5,198,875.076	$73,232,715	$826,757	$74,059,472
Net income (loss)	-	(2,668,922)	(32,080)	(2,701,002)
Redemptions	(1,318,303.688)	(18,317,546)	(100,008)	(18,417,554)

Partners’ Capital, December 31, 2013	3,880,571.388	52,246,247	694,669	52,940,916
Net income (loss)	-	677,750	26,516	704,266
Redemptions	(1,258,760.348)	(17,617,098)	(321,697)	(17,938,795)

Partners’ Capital, December 31, 2014	2,621,811.040	35,306,899	399,488	35,706,387
Net income (loss)	-	(5,083,147)	(58,537)	(5,141,684)
Redemptions	(493,437.517)	(5,954,654)	(49,165)	(6,003,819)

Partners’ Capital, December 31, 2015	2,128,373.523	$24,269,098	$291,786	$24,560,884

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Investment in SECOR Master Fund (Note 3c)	$27,517,405	$-
Investment in Blackwater Master Fund (Note 3c)	-	16,901,955

Equity in trading account:

Investments in U.S. Treasury bills, at fair value (amortized cost $21,748,974 and $0 at December 31, 2015 and 2014, respectively)	21,747,370	-
Unrestricted cash (Note 2d)	36,014,670	84,278,041
Restricted cash (Note 2d)	7,078,848	7,277,235
Net unrealized gain (loss) on open contracts	(389,578)	4,070,467

Total equity in trading account	64,451,310	95,625,743

Interest receivable	5,019	536

Total assets	$91,973,734	$112,528,234

Liabilities and Partners’ Capital:
Liabilities:
Redemptions payable to Limited Partners (Note 2k)	$1,139,210	$2,596,957
Redemptions payable to General Partner (Note 2k)	-	50,005
Accrued expenses:
Ongoing placement agent fees (Note 2h)	159,363	182,210
General Partner fees (Note 2h)	159,363	182,210
Management fees (Note 4)	131,877	117,826
Incentive fees (Note 4)	-	50,229

Total liabilities	1,589,813	3,179,437

Partners’ Capital:
Limited Partners (4,713,198.629 and 5,670,382.719 Units at December 31, 2015 and 2014, respectively)	89,337,807	108,125,693
General Partner (55,189.877 and 64,142.656 Units at December 31, 2015 and 2014, respectively)	1,046,114	1,223,104

Total partners’ capital	90,383,921	109,348,797

Total liabilities and partners’ capital	$91,973,734	$112,528,234

Net asset value per Unit	$18.95	$19.07

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2015

Futures and forward contracts purchased	Fair Value	% of Partners’ Capital

Commodity	$24,795	0.03%
Equity	1,661	0.00 (1)
Foreign currency	(393,751)	(0.44)
Interest rate	(407,453)	(0.45)

Total futures and forward contracts purchased	(774,748)	(0.86)

Futures and forward contracts sold

Commodity	(220,180)	(0.24)
Equity	(28,878)	(0.03)
Foreign currency	626,957	0.69
Interest rate	7,271	0.01

Total futures and forward contracts sold	385,170	0.43

Net unrealized gain (loss) on open contracts	$(389,578)	(0.43)%

U.S. Government Securities

				% of Partners’
Face Amount	Maturity Date	Description	Fair Value	Capital

		U.S. Treasury bills, 0.0125%
$ 9,250,000	1/21/2016	(Amortized cost of $9,249,708)	$9,249,393	10.23%
		U.S. Treasury bills, 0.015%
$ 12,500,000	3/3/2016	(Amortized cost of $12,499,266)	12,497,977	13.83

Total U.S. Government Securities			$21,747,370	24.06%

Net fair value			$21,357,792	23.63%

(1)	Due to rounding.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2014

		% of
		Partners’
Futures and forward contracts purchased	Fair Value	Capital

Commodity	$(605,582)	(0.55)%
Equity	539,849	0.49
Foreign currency	(775,708)	(0.71)
Interest rate	1,680,723	1.54

Total futures and forward contracts purchased	839,282	0.77

Futures and forward contracts sold

Commodity	1,735,517	1.58
Equity	(58,649)	(0.05)
Foreign currency	1,565,204	1.43
Interest rate	(10,887)	(0.01)

Total futures and forward contracts sold	3,231,185	2.95

Net unrealized gain (loss) on open contracts	$4,070,467	3.72%

Net fair value	$4,070,467	3.72%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2015, 2014 and 2013

	2015	2014	2013

Investment income:
Interest income	$14,184	$17,849	$69,030

Expenses:
Ongoing placement agent fees (Note 2h)	2,045,080	534,640	-
General Partner fees (Note 2h)	2,045,080	534,640	-
Management fees (Note 4)	1,581,367	1,431,344	2,127,948
Brokerage fees (Note 2h)	-	4,133,321	9,353,028
Incentive fees (Note 4)	899,082	719,326	-

Total expenses	6,570,609	7,353,271	11,480,976

Net investment income (loss)	(6,556,425)	(7,335,422)	(11,411,946)

Trading results:
Net gains (losses) on trading of commodity interests and investments in Blackwater Master Fund and SECOR Master Fund:
Net realized gains (losses) on closed contracts	6,387,957	22,532,708	7,217,969
Net realized gains (losses) on closed contracts allocated from Blackwater Master Fund	374,099	668,573	396,051
Net realized gains (losses) on closed contracts allocated from SECOR Master Fund	1,803,434	-	-
Net change in unrealized gains (losses) on open contracts	(976,511)	(620,720)	2,267,134

Net change in unrealized gains (losses) on open contracts allocated from Blackwater Master Fund	(400,948)	(807,350)	63,604

Net change in unrealized gains (losses) on open contracts allocated from SECOR Master Fund	(948,185)	-	-

Total trading results	6,239,846	21,773,211	9,944,758

Net income (loss)	$(316,579)	$14,437,789	$(1,467,188)

Net income (loss) allocation:
Limited Partners	$(316,267)	$14,253,756	$(1,451,095)
General Partner	$(312)	$184,033	$(16,093)

Net income (loss) per Unit:*
Limited Partners	$(0.12)	$2.52	$(0.16)
General Partner	$(0.12)	$2.52	$(0.16)

	Units	Units	Units
Weighted average number of Units outstanding	5,291,205.995	6,923,660.693	9,350,648.660

*	Represents the change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2015, 2014 and 2013

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2012	10,343,763.586	$170,851,495	$2,030,895	$172,882,390
Net income (loss)	-	(1,451,095)	(16,093)	(1,467,188)
Redemptions	(2,190,361.355)	(36,119,312)	(350,019)	(36,469,331)

Partners’ Capital, December 31, 2013	8,153,402.231	133,281,088	1,664,783	134,945,871
Net income (loss)	-	14,253,756	184,033	14,437,789
Redemptions	(2,418,876.856)	(39,409,151)	(625,712)	(40,034,863)

Partners’ Capital, December 31, 2014	5,734,525.375	108,125,693	1,223,104	109,348,797
Net income (loss)	-	(316,282)	(297)	(316,579)
Redemptions	(966,136.869)	(18,471,604)	(176,693)	(18,648,297)

Partners’ Capital, December 31, 2015	4,768,388.506	$89,337,807	$1,046,114	$90,383,921

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Series

Notes to Financial Statements

1.	Organization

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. (“Spectrum Currency”), Morgan Stanley Smith Barney Spectrum Select L.P. (“Spectrum Select”), Morgan Stanley Smith Barney Spectrum Strategic L.P. (“Spectrum Strategic”) and Morgan Stanley Smith Barney Spectrum Technical L.P. (“Spectrum Technical”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 5, “Financial Instruments”). The General Partner (defined below) may also determine to invest up to all of the Partnerships’ assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (“Ceres” or the “General Partner”) and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). MSSBH is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses. Prior to June 28, 2013, Morgan Stanley indirectly owned a majority equity interest and Citigroup Inc. indirectly owned a minority equity interest in MSSBH.

The clearing commodity broker for the Partnerships is Morgan Stanley & Co. LLC (“MS&Co.”). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”) is a principal subsidiary of MSSBH and previously acted as a non-clearing broker for the Partnerships. MS&Co. and its affiliates act as the custodians of the Partnerships’ assets. MS&Co. is a wholly-owned subsidiary of Morgan Stanley.

The Partnerships no longer offer units of limited partnership interest (“Unit(s)”) for purchase or exchange.

Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory, reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Partnerships. The General Partner pays or reimburses each Partnership, from the General Partner fee (formerly, the administrative fee) (described in Note 2h) it receives from each Partnership, the ordinary administrative expenses of the respective Partnership. This includes the expenses related to the engagement of the Administrator. Therefore, the engagement of the Administrator did not impact the Partnerships’ respective break-even points.

Morgan Stanley Spectrum Series

Notes to Financial Statements

2.	Basis of Presentation and Summary of Significant Accounting Policies

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates.

b.

Fair Value of Financial Instruments. The carrying value of the Partnerships’ assets and liabilities presented in the respective Statements of Financial Condition that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, “Financial Instruments,” approximates fair value due to the short term nature of such balances.

c.	Statement of Cash Flows. The Partnerships are not required to provide Statements of Cash Flows.

d.

Restricted and Unrestricted Cash. The cash held by each Partnership, if any, is on deposit in commodity brokerage accounts with MS&Co. As reflected in each Partnership’s Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and option contracts and offset unrealized losses only on the offsetting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. Restricted and unrestricted cash includes cash denominated in foreign currencies of $(924,554) (proceeds of $943,684) and $(200,950) (cost of $468,997) for Spectrum Select and $423,964 (cost of $406,027) and $162,547 (cost of $3,628,144) for Spectrum Technical as of December 31, 2015 and 2014, respectively.

e.

Foreign Currency Transactions and Translation. The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the respective Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the respective Statements of Income and Expenses from the changes in market price of those investments, but are included in net realized gains (losses) on closed contracts and net change in unrealized gains (losses) on open contracts in each Partnership’s Statements of Income and Expenses.

f.

Income Taxes. Income taxes have not been listed as each partner in the respective Partnership is individually liable for the taxes, if any, on its share of the respective Partnership’s income and expenses. The General Partner concluded that no provision for income tax is required in each Partnership’s financial statements. The Partnerships file U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2012 through 2015 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

Morgan Stanley Spectrum Series

Notes to Financial Statements

g.

Revenue Recognition. For excess cash which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays each Partnership interest income on 100% of the average daily equity maintained in the Partnership’ accounts during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain any interest earned on such uninvested cash in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received.

h.

Brokerage and Related Transaction Fees and Costs. Prior to April 1, 2014, the Partnerships each accrued a flat rate brokerage fee that covered all brokerage fees, transaction fees and costs, and ordinary administrative expenses. The brokerage fees for Spectrum Currency were accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month. Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective April 1, 2014, the flat rate brokerage fee for Spectrum Currency was reduced from a monthly flat rate of 1/12 of 4.6% (a 4.6% annual rate) to 1/12 of 3.6% (a 3.6% annual rate) of Spectrum Currency’s net Assets, and the flat rate brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were reduced from a monthly rate of 1/12 of 6.0% (a 6.0% annual rate) to 1/12 of 4.0% (a 4.0% annual rate) of their respective net assets.

Effective October 1, 2014, the flat rate brokerage fee accrued by Spectrum Currency, equal to 1/12 of 3.6% (a 3.6% annual rate) of Spectrum Currency’s net assets, was separated into (i) a general partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 1.6% of Spectrum Currency’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of Spectrum Currency’s net assets. Also effective on October 1, 2014, the flat rate brokerage fees accrued by Spectrum Select, Spectrum Strategic and Spectrum Technical, equal to 1/12 of 4.0% (a 4.0% annual rate) of each such Partnership’s net assets, was separated into (i) a General Partner fee payable to the General Partner equal to 1/12 of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to 1/12 of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by each Partnership.

The General Partner pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnerships.

Morgan Stanley Spectrum Series

Notes to Financial Statements

i.

Equity in Trading Account. Spectrum Select and Spectrum Technical’s asset “Equity in trading account” reflected in each such Partnership’s Statements of Financial Condition consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading, (b) net unrealized gains or losses on futures and forward contracts, which are calculated as the difference between the original contract value and fair value and (c) U.S. Treasury bills, at fair value.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as their commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis in each Partnership’s respective Statements of Financial Condition.

The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty in their respective Statements of Financial Condition as allowable under the terms of their master netting agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

j.

Investment Company Status. Effective January 1, 2014, the Partnerships adopted Accounting Standards Update (“ASU”) 2013-08 “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnerships have been deemed to be investment companies since inception. Accordingly, the Partnerships follow the investment company accounting and reporting guidance of Topic 946 and reflect their investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in each Partnership’s respective Statements of Income and Expenses.

k.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective.

l.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships’ profits.

m.

Dissolution of the Partnerships. Spectrum Currency, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s limited partnership agreement.

n.	Net Income (Loss) per Unit. Net income (loss) per Unit is calculated in accordance with investment company guidance. See Note 8, “Financial Highlights.”

Morgan Stanley Spectrum Series

Notes to Financial Statements

o.

Recent Accounting Pronouncements. In May 2015, the FASB issued ASU 2015-07 “Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent),” which relates to disclosures for investments that calculate net asset value per share (potentially fund of fund structures). The ASU requires investments for which the practical expedient is used to measure fair value at Net Asset Value (“NAV”) be removed from the fair value hierarchy. Instead, an entity is required to include those investments as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. Further, the ASU removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using the practical expedient. The standard is effective for public business entities for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Partnerships have elected to adopt the guidance as of June 30, 2015. With the exception of Spectrum Strategic, the adoption did not have any impact on the Partnerships’ respective fair value measurement disclosures. As a result of this adoption with respect to Spectrum Strategic, the investments held by Spectrum Strategic that are measured at fair value based on the net asset value per share (or its equivalent) practical expedient have been removed from the fair value hierarchy in all periods presented in Spectrum Strategic’s financial statements.

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017, and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on the Partnerships’ respective financial statements and related disclosures.

p.

Reclassification. Certain prior period amounts have been reclassified to conform to current period presentation. For Spectrum Select and Spectrum Technical, amounts previously presented as unrealized currency gain (loss) in the Condensed Schedules of Investments and included in net unrealized gain (loss) on open contracts in the Statements of Financial Condition are now reported as part of unrestricted cash in the Statements of Financial Condition. In each Partnership’s financial highlights, interest income per Unit and expenses per Unit previously presented separately are now combined into net investment loss per Unit.

q.

Subsequent Events. The General Partner evaluates events that occur after the balance sheet date but before financial statements are issued. The General Partner has assessed the subsequent events for each Partnership through the date of issuance and determined that other than disclosed in Note 9, “Subsequent Events,” there were no subsequent events requiring adjustment of or disclosure in the financial statements.

Morgan Stanley Spectrum Series

Notes to Financial Statements

3.	Investments

a.	Spectrum Currency’s Investments in Affiliated Underlying Funds

On November 1, 2012, the assets allocated to The Cambridge Strategy (Asset Management) Limited (“Cambridge”) for trading were invested in Cambridge Master Fund L.P. (“Cambridge Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using Cambridge Asian Markets Alpha Programme and, from October 1, 2013, Cambridge Emerging Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Spectrum Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this structure should provide efficiency and economy in the trading process.

Effective December 9, 2014, Cambridge, in consultation with the General Partner, agreed to increase the amount of leverage applied to the assets of Cambridge Master Fund allocated to Cambridge by the General Partner to 2.0 times the assets of the Cambridge Master Fund allocated to Cambridge by the General Partner and traded pursuant to Cambridge’s Asian Markets Alpha Programme and Emerging Markets Alpha Programme.

On January 1, 2012, the assets allocated to Krom River Investment Management (Cayman) Limited and Krom River Trading AG (together, and each separately, “Krom River”) for trading were invested in KR Master Fund L.P. (“KR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. KR Master Fund was formed in order to permit commodity pools managed now or in the future by Krom River using the Commodity Program at 150% Leverage, a fundamental and technical trading system, to invest together in one trading vehicle.

Effective December 31, 2014, Spectrum Currency fully redeemed its investment from KR Master Fund. In addition, Krom River no longer acts as commodity trading advisor to Spectrum Currency. Effective on or about January 1, 2015, Spectrum Currency reallocated the assets allocated to Krom River to the existing commodity trading advisor of Spectrum Currency.

Spectrum Currency carries, and carried, its investment in Cambridge Master Fund and KR Master Fund, respectively, at fair value based on Spectrum Currency’s (1) respective net contributions to Cambridge Master Fund and KR Master Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of Cambridge Master Fund and KR Master Fund. Spectrum Currency invests in, and invested in, Cambridge Master Fund and KR Master Fund, respectively, through a “master-feeder” structure. Spectrum Currency’s pro-rata share of the results of Cambridge Master Fund’s/KR Master Fund’s trading activities are shown in Spectrum Currency’s Statements of Income and Expenses.

The financial statements of Cambridge Master Fund, including its condensed schedules of investments, are included elsewhere in this report and should be read in conjunction with Spectrum Currency’s financial statements.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Summarized information for Spectrum Currency, reflecting the total assets, liabilities and capital of Cambridge Master Fund as of December 31, 2015 and 2014 and KR Master Fund as of December 31, 2014 (prior to its termination), is shown in the following tables.

	December 31, 2015
	Total Assets	Total Liabilities	Total Capital
Cambridge Master Fund	$73,013,433	$13,303,511	$59,709,922

	December 31, 2014
	Total Assets	Total Liabilities	Total Capital
KR Master Fund	$12,415,386	$12,415,386	$-
Cambridge Master Fund	39,046,641	48,456	38,998,185

Summarized information for Spectrum Currency’s investment in, and operations of KR Master Fund and Cambridge Master Fund as of and for the years ended December 31, 2015 and 2014, is as follows:

December 31, 2015	% of Spectrum Currency Net Assets	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Investment Objective	Redemption Permitted

Cambridge Master Fund	102.0	$13,537,489	$3,223,223	Commodity Portfolio	Monthly

December 31, 2014	% of Spectrum Currency Net Assets	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Investment Objective	Redemption Permitted

Cambridge Master Fund	89.3	$12,289,754	$2,777,719	Commodity Portfolio	Monthly

KR Master Fund	-	-	156,507	Commodity Portfolio	Monthly

Generally, a limited partner in Cambridge Master Fund and KR Master Fund (prior to its termination on December 31, 2014) withdraws all or part of its capital contribution and undistributed profits, if any, from Cambridge Master Fund and KR Master Fund as of the end of any month (the “Redemption Date”) after a request has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs Cambridge Master Fund and KR Master Fund. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Cambridge Master Fund does not, and KR Master Fund did not, pay any management or incentive fees related to Spectrum Currency’s investments. These fees are accrued and paid by Spectrum Currency. The General Partner reimburses Cambridge Master Fund and reimbursed KR Master Fund for all brokerage related fees borne by Cambridge Master Fund and KR Master Fund (prior to its termination on December 31, 2014) on behalf of Spectrum Currency’s investments.

As of December 31, 2015 and 2014, Spectrum Currency owned approximately 22.67% and 31.51% of Cambridge Master Fund, respectively. It is Spectrum Currency’s intention to continue to invest in Cambridge Master Fund. The performance of Spectrum Currency is directly affected by the performance of Cambridge Master Fund and (prior to its termination on December 31, 2014) KR Master Fund.

The tables below represent summarized income statement information for Cambridge Master Fund for the years ended December 31, 2015, 2014 and 2013 and KR Master Fund for the years ended December 31, 2014 and 2013, to meet the requirements of Regulation S-X Rule 3-09:

December 31, 2015	Investment Income (Loss)	Net Investment Income (Loss)	Total Trading Results	Net Income (Loss)

Cambridge Master Fund	$12,853	$(86,844)	$9,062,618	$8,975,774

December 31, 2014	Investment Income (Loss)	Net Investment Income (Loss)	Total Trading Results	Net Income (loss)

Cambridge Master Fund	$6,641	$(154,743)	$9,610,031	$9,455,288
KR Master Fund	3,785	(159,030)	893,723	734,693

December 31, 2013	Investment Income (Loss)	Net Investment Income (Loss)	Total Trading Results	Net Income (loss)

Cambridge Master Fund	$9,306	$(66,302)	$3,166,855	$3,100,553
KR Master Fund	25,093	(281,565)	(5,175,049)	(5,456,614)

b.	Spectrum Strategic’s Investments in Affiliated Underlying Funds

Effective December 1, 2011, the assets allocated by Spectrum Strategic to Aventis Asset Management, LLC (“Aventis”) and PGR Capital L.P. (“PGR”) for trading were invested in MB Master Fund L.P. (“MB Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware, and PGR Master Fund L.P. (“PGR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware, respectively. Spectrum Strategic’s investment in MB Master Fund represents approximately 36.3% and 9.8%, and investment in PGR Master Fund represents approximately 50.7% and 14.8%, respectively, of the net asset value of Spectrum Strategic as of December 31, 2015 and 2014, respectively. The General Partner is also the general partner of each of MB Master Fund and PGR Master Fund. Individual and pooled accounts currently managed by each of Aventis and PGR, including Spectrum Strategic, are permitted to be limited partners of MB Master Fund and PGR Master Fund, respectively. The General Partner, Aventis and PGR believe that trading through these structures should promote efficiency and economy in the trading process.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Effective January 1, 2008, the assets allocated by Spectrum Strategic to Blenheim Capital Management, LLC (“Blenheim”) for trading were invested in Morgan Stanley Smith Barney BHM I, LLC (“BHM I, LLC”), a limited liability company organized under the limited liability company laws of the State of Delaware. Spectrum Strategic’s investment in BHM I, LLC represents approximately 15.9% and 79.1% of the net asset value of Spectrum Strategic at December 31, 2015 and 2014, respectively. The General Partner is also the managing member of BHM I, LLC. Individual and pooled accounts currently managed by Blenheim, including Spectrum Strategic, are permitted to be non-managing members of BHM I, LLC. Ceres and Blenheim believe that trading through this structure should promote efficiency and economy in the trading process. MB Master Fund, PGR Master Fund and BHM I, LLC are collectively referred to as the “Funds”.

Spectrum Strategic carries its investment in the Funds at fair value based on Spectrum Strategic’s (1) respective net contribution to each Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of each Fund. ASC 820, “Fair Value Measurement,” as amended, permits, as a practical expedient, Spectrum Strategic to measure the fair value of its investments in the Funds on the basis of the net asset value per share (or its equivalent) if the net asset value per share of such investments is calculated in a manner consistent with the measurement principles of Topic 946, “Financial Services – Investment Companies” as of Spectrum Strategic’s reporting date.

The financial statements of Spectrum Strategic have been prepared using the “Fund of Funds” approach, and accordingly, Spectrum Strategic’s pro-rata share of all revenue and expenses of the Funds is reflected as net change in unrealized gains (losses) on investment in Funds in Spectrum Strategic’s Statements of Income and Expenses. Contributions to and withdrawals from the Funds are recorded on the effective date. With respect to its investments in PGR Master Fund and MB Master Fund, Spectrum Strategic records a realized gain or loss on such investments as the difference between the redemption proceeds and the related cost of such investment. In determining the cost of such investments, Spectrum Strategic generally uses the average cost method. With respect to Spectrum Strategic’s investment in BHM I, LLC, Spectrum Strategic recorded redemptions received from BHM I, LLC as a reduction of cost basis and thereafter the redemptions received in excess of cost are recorded as a realized gain.

Summarized information for Spectrum Strategic’s investment in, and operations of BHM I, LLC, PGR Master Fund and MB Master Fund, as of and for the years ended December 31, 2015 and 2014, is as follows:

December 31, 2015

Investment	% of Spectrum Strategic Net Assets	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Management Fees	Incentive Fees	Investment Objective	Redemptions Permitted

BHM I, LLC	15.9	$3,894,858	$(3,328,835)	$284,061	$-	Commodity Portfolio	Monthly

PGR Master Fund	50.7	12,442,510	104,616	n/a	n/a	Commodity Portfolio	Monthly

MB Master Fund	36.3	8,922,695	(536,287)	n/a	n/a	Commodity Portfolio	Monthly

Morgan Stanley Spectrum Series

Notes to Financial Statements

December 31, 2014

	% of		Partnership’s
	Spectrum		Pro-rata
	Strategic	Fair	Net Income	Management	Incentive	Investment	Redemptions
Investment	Net Assets	Value	(Loss)	Fees	Fees	Objective	Permitted

BHM I, LLC	79.1	$28,236,607	$1,881,303	$619,883	$-	Commodity Portfolio	Monthly

PGR Master Fund	14.8	5,291,425	1,226,334	n/a	n/a	Commodity Portfolio	Monthly

MB Master Fund	9.8	3,502,992	68,634	n/a	n/a	Commodity Portfolio	Monthly

Generally, a limited partner or non-managing member, as applicable, in the Funds withdraws all or part of its capital contribution and undistributed profits, if any, from the Funds as of the Redemption Date after a request has been made to the General Partner/managing member at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner or non-managing member elects to redeem and informs the Funds. However, a limited partner or non-managing member may request a withdrawal as of the end of any day if such request is received by the General Partner/managing member at least three days in advance of the proposed withdrawal day.

Spectrum Strategic does not directly pay PGR Master Fund and MB Master Fund and, prior to March 1, 2014, did not directly pay BHM I, LLC, for its pro-rata portion of management or incentive fees. Such fees are directly paid by Spectrum Strategic to such trading advisors.

Effective March 1, 2014, Spectrum Strategic directly pays BHM I, LLC for its pro-rata portion of incentive and management fees.

The tables below represent summarized Income Statement information for BHM I, LLC, PGR Master Fund and MB Master Fund for the years ended December 31, 2015, 2014 and 2013, respectively, to meet the requirements of Regulation S-X Rule 3-09:

		Net
	Investment	Investment	Total	Net
	Income	Income	Trading	Income
December 31, 2015	(Loss)	(Loss)	Results	(Loss)

BHM I, LLC	$-	$(3,875,220)	$(31,114,859)	$(34,990,079)
PGR Master Fund	4,505	(63,701)	362,309	298,608
MB Master Fund	5,090	(3,544,946)	(5,123,213)	(8,668,159)

		Net
	Investment	Investment	Total	Net
	Income	Income	Trading	Income
December 31, 2014	(Loss)	(Loss)	Results	(Loss)

BHM I, LLC	$-	$(6,707,413)	$11,593,435	$4,886,022
PGR Master Fund	1,816	(92,435)	2,790,730	2,698,295
MB Master Fund	41,225	(4,655,303)	7,309,353	2,654,050

Morgan Stanley Spectrum Series

Notes to Financial Statements

		Net
	Investment	Investment	Total	Net
	Income	Income	Trading	Income
December 31, 2013	(Loss)	(Loss)	Results	(Loss)

BHM I, LLC	$2,258	$(6,908,153)	$10,136,795	$3,228,642
PGR Master Fund	12,279	(134,731)	8,544,764	8,410,033
MB Master Fund	92,224	(5,087,972)	14,221,096	9,133,124

c. Spectrum Technical’s Investments in Affiliated Underlying Funds

On January 1, 2015, the assets allocated by Spectrum Technical to SECOR Capital Advisors, L.P. (“SECOR”) were invested in SECOR Master Fund L.P. (“SECOR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. SECOR Master Fund permits accounts managed now or in the future by SECOR using a variation of the program traded by SECOR Alpha Master Program L.P., a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner of SECOR Master Fund. Individual and pooled accounts currently managed by SECOR, including Spectrum Technical, are permitted to be limited partners of SECOR Master Fund. The General Partner and SECOR believe that trading through this structure should promote efficiency and economy in the trading process.

On December 1, 2011, the assets allocated by Spectrum Technical to Blackwater Capital Management LLC (“Blackwater”) were invested in Blackwater Master Fund L.P. (“Blackwater Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. Blackwater Master Fund permitted accounts managed by Blackwater to invest together in one trading vehicle. Effective September 30, 2015, Blackwater Master Fund terminated operations and Spectrum Technical redeemed its pre-liquidation interest in Blackwater Master Fund in October 2015.

Spectrum Technical carries, and carried, its investment in SECOR Master Fund and Blackwater Master Fund, respectively, at fair value based on Spectrum Technical’s (1) respective net contributions to SECOR Master Fund and Blackwater Master Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of SECOR Master Fund and Blackwater Master Fund. Spectrum Technical invests in, and invested in, SECOR Master Fund and Blackwater Master Fund, respectively, through a “master-feeder” structure. Spectrum Technical’s pro-rata share of the results of SECOR Master Fund’s/Blackwater Master Fund’s trading activities are shown in Spectrum Technical’s Statements of Income and Expenses.

Summarized information for Spectrum Technical, reflecting the total assets, liabilities and capital of SECOR Master Fund as of December 31, 2015 and Blackwater Master Fund as of December 31, 2014, is shown in the following tables:

	December 31, 2015
	Total Assets	Total Liabilities	Total Capital
SECOR Master Fund	$50,962,450	$464,928	$50,497,522

	December 31, 2014
	Total Assets	Total Liabilities	Total Capital
Blackwater Master Fund	$24,973,305	$43,208	$24,930,097

Morgan Stanley Spectrum Series

Notes to Financial Statements

Summarized information for Spectrum Technical’s investment in, and operations of Blackwater Master Fund and SECOR Master Fund as of and for the years ended December 31, 2015 and 2014 is shown in the following tables:

	% of		Partnership’s
	Spectrum		Pro-rata
	Technical	Fair	Net Income	Investment	Redemption
December 31, 2015	Net Assets	Value	(Loss)	Objective	Permitted

Blackwater Master Fund (1)	-	$-	$(26,849)	Commodity Portfolio	Monthly

SECOR Master Fund	30.45	27,517,405	855,249	Commodity Portfolio	Monthly
	% of		Partnership’s
	Spectrum		Pro-rata
	Technical	Fair	Net Income	Investment	Redemption
December 31, 2014	Net Assets	Value	(Loss)	Objective	Permitted

Blackwater Master Fund	15.5	$16,901,955	$(138,777)	Commodity Portfolio	Monthly

(1)       From January 1, 2015 through September 30, 2015, the date Spectrum Technical fully redeemed its interest in Blackwater Master Fund.

Generally, a limited partner in SECOR Master Fund and Blackwater Master Fund (prior to its termination on September 30, 2015) withdraws all or part of its capital contribution and undistributed profits, if any, from SECOR Master Fund and Blackwater Master Fund as of the Redemption Date after a request has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs SECOR Master Fund and Blackwater Master Fund. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

SECOR Master Fund does not, and Blackwater Master did not, pay any management or incentive fees related to Spectrum Technical’s investment in the funds. These fees are accrued and paid by Spectrum Technical. The General Partner reimburses SECOR Master Fund, and reimbursed Blackwater Master Fund (prior to its termination on September 30, 2015), for all brokerage related fees borne by SECOR Master Fund and Blackwater Master Fund on behalf of Spectrum Technical’s investment.

Morgan Stanley Spectrum Series

Notes to Financial Statements

As of December 31, 2015, Spectrum Technical owned approximately 54.4% of SECOR Master Fund. As of December 31, 2014, Spectrum Technical owned approximately 67.8% of Blackwater Master Fund. It is Spectrum Technical’s intention to continue to invest in SECOR Master Fund. The performance of Spectrum Technical is directly affected by, and was directly affected by, the performance of SECOR Master Fund and Blackwater Master Fund, respectively.

The tables below represent summarized income statement information for Blackwater Master Fund for the period from January 1, 2015 through September 30, 2015 (termination of operations of Blackwater Master Fund), and for the years ended December 31, 2014 and 2013 and for SECOR Master Fund for the year ended December 31, 2015, respectively, to meet the requirements of Regulation S-X Rule 3-09:

		Net	Total	Net
	Investment	Investment	Trading	Income
December 31, 2015	Income (Loss)	Income (Loss)	Results	(Loss)

Blackwater Master Fund	$1,120	$(39,750)	$87,198	$47,448
SECOR Master Fund	12,458	(396,486)	2,605,734	2,209,248

		Net	Total	Net
	Investment	Investment	Trading	Income
December 31, 2014	Income (Loss)	Income (Loss)	Results	(Loss)

Blackwater Master Fund	$7,048	$(72,105)	$(545,462)	$(617,567)

		Net	Total	Net
	Investment	Investment	Trading	Income
December 31, 2013	Income (Loss)	Income (Loss)	Results	(Loss)

Blackwater Master Fund	$28,776	$(89,483)	$886,883	$797,400

Morgan Stanley Spectrum Series

Notes to Financial Statements

4.	Trading Advisors

Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors, which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the respective Partnerships. The trading advisors for each Partnership at December 31, 2015 were as follows:

Spectrum Currency

Cambridge

Spectrum Select

Altis Partners (Jersey) Limited (“Altis”)

EMC Capital Advisors, LLC (“EMC”)

Graham Capital Management, L.P. (“Graham”)

Rabar Market Research, Inc. (“Rabar”)

Spectrum Strategic

Aventis

Blenheim

PGR

Spectrum Technical

Aspect Capital Limited (“Aspect”)

SECOR

Campbell & Company, Inc. (“Campbell”)

Winton Capital Management Limited (“Winton”)

Effective September 30, 2015, Spectrum Technical fully redeemed its investment in Blackwater Master Fund. In addition, Blackwater no longer acts as a commodity trading advisor to Spectrum Technical.

Effective December 31, 2014, Ceres terminated the management agreement among Ceres, Rotella Capital Management, Inc. (“Rotella”) and Spectrum Technical pursuant to which Rotella ceased all Futures Interests trading on behalf of Spectrum Technical.

Effective December 31, 2014, Spectrum Currency fully redeemed its investment from KR Master Fund. In addition, Krom River no longer acts as a commodity trading advisor to Spectrum Currency.

Effective the close of business on August 8, 2014, Ceres terminated the management agreement among Ceres, Northfield Trading L.P. (“Northfield”) and Spectrum Select pursuant to which Northfield ceased all Futures Interests trading on behalf of Spectrum Select.

Effective October 1, 2013, EMC Capital Management, Inc. (“EMC Capital Management”) assigned its obligations, rights and interest to EMC. EMC assumed all of EMC Capital Management’s obligations under the management agreement, dated as of June 1, 1998, as amended, among Spectrum Select, the General Partner and EMC Capital Management.

Effective June 28, 2013, Ceres terminated the management agreement among Ceres, Sunrise Capital Management, Inc. (“Sunrise Capital”) and Spectrum Select, pursuant to which Sunrise Capital ceased all Futures Interest trading on behalf of Spectrum Select.

Effective May 31, 2013, Ceres terminated the management agreement among Ceres, C-View International Limited (“C-View”) and Spectrum Currency pursuant to which C-View ceased all Futures Interest trading on behalf of Spectrum Currency.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. The management fee for Spectrum Currency is accrued at a rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Currency’s net assets allocated to Cambridge on the first day of each month. Prior to its termination on December 31, 2014, Krom River received a management fee for Spectrum Currency equal to 1/12th of 1.0% (a 1.0% annual rate) per month of Spectrum Currency’s net assets allocated to Krom River on the first day of each month. Prior to October 1, 2013, the management fee payable by Spectrum Currency to Krom River was equal to 1/12th of 2.0% (a 2.0% annual rate) per month of Spectrum Currency’s net assets allocated to Krom River on the first day of each month. Prior to its termination on May 31, 2013, the management fee payable by Spectrum Currency to C-View was 1/12th of 2.0% (a 2.0% annual rate).

The management fee for Spectrum Select is accrued at a rate of 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Select’s net assets allocated to Altis on the first day of each month, 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Select’s net assets allocated to Graham on the first day of each month and 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to Rabar on the first day of each month. As of December 31, 2015, the management fee payable by Spectrum Select to EMC was equal to 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month. The monthly management fee payable by Spectrum Select to Northfield prior to its termination on August 8, 2014 was 1/12th of 1% (a 1% annual rate) per month of Spectrum Select’s net assets allocated to Northfield on the first day of each month. Prior to April 1, 2014, the monthly management fee payable to by Spectrum Select to Graham was 1/6th of 1% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to Graham on the first day of each month. Prior to December 1, 2013, the monthly management fee payable by Spectrum Select to Northfield was 1/12th of 2% (a 2% annual rate). The monthly management fee payable by Spectrum Select to Sunrise Capital prior to its termination on June 28, 2013 was 1/12th of 2% (a 2% annual rate).

The management fee for Spectrum Strategic is accrued at a rate of 1/12th of 2% (a 2% annual rate) per month of Spectrum Strategic’s net assets allocated to Blenheim on the first day of each month, 1/12th of 1% (a 1% annual rate) per month of Spectrum Strategic’s net assets allocated to PGR on the first day of each month and 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Strategic’s net assets allocated to Aventis on the first day of each month. Effective March 1, 2014, Spectrum Strategic directly paid BHM I, LLC for management fees related to Blenheim. Prior to March 1, 2014, the monthly management fee payable by Spectrum Strategic to Blenheim was 1/4th of 1% (a 3% annual rate) of Spectrum Strategic’s net assets allocated to Blenheim on the first day of each month. Prior to March 1, 2014, the management fee payable by Spectrum Strategic to Aventis was 1/12th of 1.5% (a 1.5% annual rate) of Spectrum Strategic’s net assets allocated to Aventis on the first day of each month.

The management fee for Spectrum Technical is accrued at a rate of 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Technical’s net assets allocated to Aspect, Campbell and Winton on the first day of each month. As of December 31, 2015, the management fee payable by Spectrum Technical to SECOR was equal to 1/12th of 2% (a 2% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month. Prior to its termination on September 30, 2015, Blackwater received a management fee from Spectrum Technical equal to 1/12th of 0.75% (a 0.75% annual rate) per month of Spectrum Technical’s net assets allocated to Blackwater on the first day of each month. Prior to its termination on December 31, 2014, Rotella received a management fee from Spectrum Technical equal to 1/12th of 1.0% (a 1.0% annual rate) per month of Spectrum Technical’s net assets allocated to Rotella on the first day of each month. Prior to June 1, 2014, the management fee payable by Spectrum Technical to Campbell was equal to 1/12th of 2.0% (a 2.0% annual rate) per month of Spectrum Technical’s net assets allocated to Campbell on the first day of each month. Prior to December 1, 2013, the management fee payable by Spectrum Technical to Blackwater was equal to 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Technical’s net assets allocated to Blackwater on the first day of each month.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Incentive Fee. Spectrum Currency pays a quarterly incentive fee equal to 15% of the trading profits experienced with respect to Spectrum Currency’s net assets allocated to Cambridge at the end of each calendar quarter. Prior to its termination on December 31, 2014, Krom River was eligible to receive a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Currency’s net assets allocated to Krom River as of the end of each calendar quarter. Prior to its termination on May 31, 2013, C-View was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Currency’s net assets allocated to C-View as of the end of each calendar month.

Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to EMC, Rabar, Altis and Graham as of the end of each calendar month. Prior to its termination on August 8, 2014, Northfield was also paid a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to Northfield as of the end of each calendar month.

Spectrum Strategic pays a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to Blenheim and Aventis as of the end of each calendar quarter and a yearly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to PGR as of the end of each calendar year. Effective March 1, 2014, Spectrum Strategic directly paid BHM I, LLC for incentive fees related to Blenheim. Prior to March 1, 2014, Spectrum Strategic paid a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 20% of trading profits experienced with respect to Spectrum Technical’s net assets allocated to Aspect, Campbell and Winton as of the end of each calendar month and a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to SECOR as of the end of each calendar quarter. Prior to its termination on September 30, 2015, Blackwater was eligible to receive a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Blackwater as of the end of each calendar quarter. Prior to its termination on December 31, 2014, Rotella was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Rotella as of the end of each month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after ongoing selling agent fees, brokerage fees, General Partner fees and management fees, as applicable, are deducted.

For all trading advisors with trading losses, no incentive fees are paid in subsequent periods until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month’s redemptions and reallocations.

Morgan Stanley Spectrum Series

Notes to Financial Statements

5.	Financial Instruments

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

The exchange-traded contracts and the off-exchange-traded contracts are fair valued on a daily basis.

The Partnerships’ contracts are accounted for on a trade-date basis. Gains or losses are realized when contracts are liquidated and are determined using the first-in, first-out method.

The net unrealized gains (losses) on open contracts at December 31, 2015 and 2014, respectively, reported as a component of “Equity in trading account” in the Statements of Financial Condition of Spectrum Select and Spectrum Technical, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded

2015	$1,185,590	$257,677	$1,443,267	Mar. 2018	Mar. 2016
2014	5,966,628	495,854	6,462,482	Mar. 2019	Mar. 2015
Spectrum Technical
	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
2015	$(512,622)	$123,044	$(389,578)	Dec. 2018	Apr. 2016
2014	3,637,757	432,710	4,070,467	Mar. 2018	Jun. 2015

Morgan Stanley Spectrum Series

Notes to Financial Statements

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the respective financial statements, the credit risk associated with the instruments in which each Partnership trades is limited to the unrealized gain (loss) amounts reflected in the respective Partnership’s Statements of Financial Condition. The net unrealized gains (losses) on open contracts are further disclosed gross by type of contract and corresponding fair value level in Note 7, “Fair Value Measurements.”

The Partnerships also have credit risk because MS&Co. acts as the futures commission merchant and/or the counterparty, as applicable, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled option contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., acting as a commodity futures broker for each Partnership’s exchange-traded futures, exchange-traded forward and exchange-traded futures-styled option contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash held by it with respect to exchange-traded futures, exchange-traded forward and exchange-traded futures-styled option contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled option contracts, which in the aggregate, totaled $39,121,598 and $120,025,451 for Spectrum Select and $42,580,896 and $95,193,033 for Spectrum Technical at December 31, 2015 and 2014, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership’s account with the counterparty, which is accomplished by daily maintenance of the cash balance in custody accounts held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships’ and the counterparty’s exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s bankruptcy or insolvency.

The General Partner monitors and attempts to control the Partnerships’ risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The futures, forwards and options traded, and the U.S. Treasury bills held, by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently, in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled option contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Strategic’s, Spectrum Technical’s and Spectrum Currency’s investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above.

6.	Trading Activities

The Partnerships’ objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisors for each Partnership will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their respective trading strategies. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

As of December 31, 2015, 100% of Spectrum Currency’s/Cambridge Master Fund’s total investments are forward contracts which are off-exchange traded.

As of December 31, 2015, approximately 90.4% of Spectrum Select’s total investments are futures contracts which are exchange-traded while approximately 9.6% are forward contracts which are off-exchange traded.

As of December 31, 2015, 100% of Spectrum Strategic’s pro-rata share of investments held indirectly (through its investments in the Funds) are futures contracts which are exchange-traded.

As of December 31, 2015, approximately 60.7% of Spectrum Technical’s total investments (including its pro-rata share of the investments held indirectly through its investment in SECOR Master Fund) are futures contracts which are exchange-traded while approximately 39.3% are forward contracts which are off-exchange traded.

Morgan Stanley Spectrum Series

Notes to Financial Statements

As of December 31, 2015 and 2014, Spectrum Strategic and Spectrum Currency held no futures and forward contracts; therefore, there were no net unrealized gains and losses on futures and forward contracts.

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of Spectrum Select’s and Spectrum Technical’s derivatives and their offsetting subject to master netting or similar arrangements as of December 31, 2015 and 2014, respectively.

Spectrum Select

Offsetting of Derivative Assets and Liabilities as of December 31, 2015:

		Gross Amounts	Amounts		Gross Amounts not Offset in the
		Offset in the	Presented in the		Statements of Financial Condition
		Statements of	Statements of			Cash Collateral
	Gross Amounts	Financial	Financial		Financial	Received/
	Recognized	Condition	Condition		Instruments	Pledged**	Net Amount
Assets
Futures	$3,831,162	$(2,431,726)	$1,399,436	*	$-	$-	$1,399,436
Forwards	1,168,919	(1,125,088)	43,831	*	-	-	43,831

Total assets	$5,000,081	$(3,556,814)	$1,443,267		$-	$-	$1,443,267

Liabilities
Futures	$(2,431,726)	$2,431,726	$-		$-	$-	$-
Forwards	(1,125,088)	1,125,088	-		-	-	-

Total liabilities	$(3,556,814)	$3,556,814	$-		$-	$-	$-

Net fair value							$1,443,267	**

Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

		Gross Amounts	Amounts		Gross Amounts not Offset in the
		Offset in the	Presented in the		Statements of Financial Condition
		Statements of	Statements of			Cash Collateral
	Gross Amounts	Financial	Financial		Financial	Received/
	Recognized	Condition	Condition		Instruments	Pledged**	Net Amount
Assets
Futures	$7,228,527	$(1,519,724)	$5,708,803	*	$-	$-	$5,708,803
Forwards	2,346,025	(1,592,346)	753,679	*	-	-	753,679

Total assets	$9,574,552	$(3,112,070)	$6,462,482		$-	$-	$6,462,482

Liabilities
Futures	$(1,519,724)	$1,519,724	$-		$-	$-	$-
Forwards	(1,592,346)	1,592,346	-		-	-	-

Total liabilities	$(3,112,070)	$3,112,070	$-		$-	$-	$-

Net fair value							$6,462,482	**

Morgan Stanley Spectrum Series

Notes to Financial Statements

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the Statements of Financial Condition.

**

In the event of default by Spectrum Select, MS&Co., Spectrum Select’s commodity futures broker and the sole counterparty to Spectrum Select’s off-exchange-traded contracts, as applicable, has the right to offset Spectrum Select’s obligation with Spectrum Select’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., Spectrum Select is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Spectrum Select’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Spectrum Technical

Offsetting of Derivative Assets and Liabilities as of December 31, 2015:

		Gross Amounts	Amounts		Gross Amounts Not Offset in the
		Offset in the	Presented in the		Statements of Financial Condition
		Statements of	Statements of			Cash Collateral
	Gross Amounts	Financial	Financial		Financial	Received/
	Recognized	Condition	Condition		Instruments	Pledged**	Net Amount
Assets
Futures	$1,246,261	$(1,246,261)	$-		$-	$-	$-
Forwards	1,901,957	(1,901,957)	-		-	-	-

Total assets	$3,148,218	$(3,148,218)	$-		$-	$-	$-

Liabilities
Futures	$(1,548,907)	$1,246,261	$(302,646)	*	$-	$-	$(302,646)
Forwards	(1,988,889)	1,901,957	(86,932)	*	-	-	(86,932)

Total liabilities	$(3,537,796)	$3,148,218	$(389,578)		$-	$-	$(389,578)

Net fair value							$(389,578)	**

Offsetting of Derivative Assets and Liabilities as of December 31, 2014:

		Gross Amounts	Amounts		Gross Amounts Not Offset in the
		Offset in the	Presented in the		Statements of Financial Condition
		Statements of	Statements of			Cash Collateral
	Gross Amounts	Financial	Financial		Financial	Received/
	Recognized	Condition	Condition		Instruments	Pledged**	Net Amount
Assets
Futures	$4,533,559	$(797,767)	$3,735,792	*	$-	$-	$3,735,792
Forwards	2,011,895	(1,677,220)	334,675	*	-	-	334,675

Total assets	$6,545,454	$(2,474,987)	$4,070,467		$-	$-	$4,070,467

Liabilities
Futures	$(797,767)	$797,767	$-		$-	$-	$-
Forwards	(1,677,220)	1,677,220	-		-	-	-

Total liabilities	$(2,474,987)	$2,474,987	$-		$-	$-	$-

Net fair value							$4,070,467	**

Morgan Stanley Spectrum Series

Notes to Financial Statements

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the Statements of Financial Condition.

**

In the event of default by Spectrum Technical, MS&Co., Spectrum Technical’s commodity futures broker and the sole counterparty to Spectrum Technical’s off-exchange-traded contracts, as applicable, has the right to offset Spectrum Technical’s obligation with Spectrum Technical’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., Spectrum Technical is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, Spectrum Technical’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

The effect of Trading Activities on Spectrum Select’s Statements of Financial Condition as of December 31, 2015 and 2014:

December 31, 2015

						Average
						number of
						contracts
						outstanding
	Long	Long	Short	Short	Net	for the year
	Unrealized	Unrealized	Unrealized	Unrealized	Unrealized	(absolute
Futures and forward contracts	Gain	Loss	Gain	Loss	Gain/(Loss)	quantity)

Commodity	$429,652	$(727,416)	$2,330,691	$(1,165,217)	$867,710	3,656
Equity	126,263	(232,646)	70,696	(188,714)	(224,401)	800
Foreign currency	274,905	(225,374)	1,359,288	(414,808)	994,011	1,249
Interest rate	292,472	(474,575)	116,114	(128,064)	(194,053)	4,400

Total	$1,123,292	$(1,660,011)	$3,876,789	$(1,896,803)	$1,443,267

December 31, 2014

						Average
						number of
						contracts
						outstanding
	Long	Long	Short	Short	Net	for the year
	Unrealized	Unrealized	Unrealized	Unrealized	Unrealized	(absolute
Futures and forward contracts	Gain	Loss	Gain	Loss	Gain/(Loss)	quantity)

Commodity	$282,336	$(2,191,868)	$4,475,726	$(216,133)	$2,350,061	4,302
Equity	515,619	(278,910)	7,778	(105,700)	138,787	1,107
Foreign currency	161,381	(109,346)	1,083,928	(92,427)	1,043,536	1,707
Interest rate	3,045,534	(116,781)	2,250	(905)	2,930,098	4,621

Total	$4,004,870	$(2,696,905)	$5,569,682	$(415,165)	$6,462,482

Morgan Stanley Spectrum Series

Notes to Financial Statements

The effect of Trading Activities on Spectrum Technical’s Statements of Financial Condition as of December 31, 2015 and 2014:

December 31, 2015

Futures and forward contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)

Commodity	$102,448	$(77,653)	$830,467	$(1,050,646)	$(195,384)	1,422
Equity	121,445	(119,784)	22,245	(51,123)	(27,217)	525
Foreign currency	471,016	(864,767)	1,395,892	(768,935)	233,206	835
Interest rate	167,804	(575,256)	36,901	(29,632)	(400,183)	2,563

Total	$862,713	$(1,637,460)	$2,285,505	$(1,900,336)	$(389,578)

December 31, 2014
Futures and forward contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average number of contracts outstanding for the year (absolute quantity)

Commodity	$35,163	$(640,745)	$1,817,116	$(81,599)	$1,129,935	1,561
Equity	713,684	(173,835)	17,967	(76,616)	481,200	1,203
Foreign currency	267,933	(1,043,641)	1,855,362	(290,158)	789,496	1,355
Interest rate	1,829,953	(149,230)	8,276	(19,163)	1,669,836	4,328

Total	$2,846,733	$(2,007,451)	$3,698,721	$(467,536)	$4,070,467

Morgan Stanley Spectrum Series

Notes to Financial Statements

The following tables indicate the trading gains and losses by market sector, on derivative instruments of Spectrum Select and Spectrum Technical for the years ended December 31, 2015, 2014 and 2013, respectively.

Spectrum Select

	2015		2014		2013
Sector
Commodity	$(1,071,073)		$11,295,753		$(8,240,610)
Equity	(2,848,607)		(3,990,077)		17,236,173
Foreign currency	2,577,114		4,185,603		583,533
Interest rate	(132,336)		9,213,718		(3,637,449)

Total	$(1,474,902)	*	$20,704,997	*	$5,941,647	*

Spectrum Technical

	2015		2014		2013
Sector
Commodity	$5,162,412		$3,173,650		$1,447,554
Equity	(769,729)		3,873,373		16,778,460
Foreign currency	1,503,142		(6,217,792)		1,928,787
Interest rate	344,021		20,943,980		(10,210,043)

Total	$6,239,846	*	$21,773,211	*	$9,944,758	*

* This amount is included in “Total trading results” in the respective Partnership’s Statements of Income and Expenses.

7.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The fair value of exchange-traded futures, option and forward contracts is determined by the various exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. U.S. Treasury bills are valued at the last available bid price received from independent pricing services as of the close of the last business day of the reporting period.

Morgan Stanley Spectrum Series

Notes to Financial Statements

The Partnerships consider prices for exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2015 and 2014, the Partnerships did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2015 and 2014, there were no transfers of assets or liabilities between Level 1 and Level 2.

There were no direct investments held by Spectrum Currency and Spectrum Strategic as of December 31, 2015 and 2014. For Spectrum Currency’s investment in Cambridge Master Fund, see Notes 2 and 5 of the attached Cambridge Master Fund’s financial statements for the determination of the fair value of Cambridge Master Fund’s investments and related disclosures, including the fair value hierarchy. The following tables present information about Spectrum Select’s and Spectrum Technical’s assets and liabilities measured at fair value as of December 31, 2015 and 2014:

Spectrum Select

December 31, 2015	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury Bills	$55,493,206	$-	$55,493,206	$-
* Futures	3,831,162	3,831,162	-	-
* Forwards	1,168,919	740,942	427,977	-

Total Assets	$60,493,287	$4,572,104	$55,921,183	$-

Liabilities
* Futures	$2,431,726	$2,431,726	$-	$-
* Forwards	1,125,088	954,788	170,300	-

Total Liabilities	$3,556,814	$3,386,514	$170,300	$-

Net fair value	$56,936,473	$1,185,590	$55,750,883	$-

Morgan Stanley Spectrum Series

Notes to Financial Statements

December 31, 2014	Total	Level 1	Level 2	Level 3

Assets
* Futures	$7,228,527	$7,228,527	$-	$-
* Forwards	2,346,025	1,699,736	646,289	-

Total Assets	$9,574,552	$8,928,263	$646,289	$-

Liabilities
* Futures	$1,519,724	$1,519,724	$-	$-
* Forwards	1,592,346	1,441,911	150,435	-

Total Liabilities	$3,112,070	$2,961,635	$150,435	$-

Net fair value	$6,462,482	$5,966,628	$495,854	$-

Spectrum Technical

December 31, 2015	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury Bills	$21,747,370	$-	$21,747,370	$-
* Futures	1,246,261	1,246,261	-	-
* Forwards	1,901,957	156,179	1,745,778	-

Total Assets	$24,895,588	$1,402,440	$23,493,148	$-

Liabilities
* Futures	$1,548,907	$1,548,907	$-	$-
* Forwards	1,988,889	366,155	1,622,734	-

Total Liabilities	$3,537,796	$1,915,062	$1,622,734	$-

Net fair value	$21,357,792	$(512,622)	$21,870,414	$-

December 31, 2014	Total	Level 1	Level 2	Level 3

Assets
* Futures	$4,533,559	$4,533,559	$-	$-
* Forwards	2,011,895	274,957	1,736,938	-

Total Assets	$6,545,454	$4,808,516	$1,736,938	$-

Liabilities
* Futures	$797,767	$797,767	$-	$-
* Forwards	1,677,220	372,992	1,304,228	-

Total Liabilities	$2,474,987	$1,170,759	$1,304,228	$-

Net fair value	$4,070,467	$3,637,757	$432,710	$-

*	Included as a component of “Net unrealized gain (loss) on open contracts” in the respective Partnership’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements

8.	Financial Highlights

Financial highlights for the limited partner class as a whole for the years ended December 31, 2015, 2014 and 2013 are as follows:

Spectrum Currency

	2015	2014	2013

Net realized and unrealized gains (losses)	$2.16	$1.63	$0.35
Net investment loss	(0.73)	(0.53)	(0.53)

Increase (decrease) for the year	1.43	1.10	(0.18)
Net asset value per Unit, beginning of year	8.49	7.39	7.57

Net asset value per Unit, end of year	$9.92	$8.49	$7.39

Ratios to average net assets:
Net investment loss *	(8.0)%	(7.0)%	(7.2)%

Operating expenses before incentive fees	5.1%	5.4%	6.4%
Incentive fees	2.9	1.6	0.8

Operating expenses after incentive fees	8.0%	7.0%	7.2%

Total return:
Total return before incentive fees	19.9%	16.6%	(1.6)%
Incentive fees	(3.1)	(1.7)	(0.8)

Total return after incentive fees	16.8%	14.9%	(2.4)%

*	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets of Spectrum Currency and includes income and expenses allocated from its investments in Cambridge Master Fund and KR Master Fund, as applicable.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Select

	2015	2014	2013

Net realized and unrealized gains (losses)	$(0.51)	$5.34	$0.88
Net investment loss	(1.74)	(1.64)	(2.16)

Increase (decrease) for the year	(2.25)	3.70	(1.28)
Net asset value per Unit, beginning of year	30.18	26.48	27.76

Net asset value per Unit, end of year	$27.93	$30.18	$26.48

Ratios to average net assets:
Net investment loss *	(5.8)%	(6.3)%	(7.9)%

Operating expenses before incentive fees	5.8%	6.3%	8.0%
Incentive fees	-	-	-

Operating expenses after incentive fees	5.8%	6.3%	8.0%

Total return:
Total return before incentive fees	(7.5)%	14.0%	(4.6)%
Incentive fees	-	-	-

Total return after incentive fees	(7.5) %	14.0%	(4.6)%

*	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Strategic

	2015	2014	2013

Net realized and unrealized gains (losses)	$(1.51)	$0.77	$0.62
Net investment loss	(0.57)	(0.79)	(1.23)

Increase (decrease) for the year	(2.08)	(0.02)	(0.61)
Net asset value per Unit, beginning of year	13.62	13.64	14.25

Net asset value per Unit, end of year	$11.54	$13.62	$13.64

Ratios to average net assets:
Net investment loss *	(4.7)%	(5.5)%	(8.9)%

Operating expenses before incentive fees	4.7%	5.4%	9.0%
Incentive fees	-	0.1	-

Operating expenses after incentive fees	4.7%	5.5%	9.0%

Total return:
Total return before incentive fees	(15.3)%	0.0%	(4.3)%
Incentive fees	-	(0.1)	-

Total return after incentive fees	(15.3)%	(0.1)%	(4.3)%

*	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets of Spectrum Strategic and does not include income and expenses related to its investment in the Funds.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical

	2015	2014	2013

Net realized and unrealized gains (losses)	$1.13	$3.61	$1.07
Net investment loss	(1.25)	(1.09)	(1.23)

Increase (decrease) for the year	(0.12)	2.52	(0.16)
Net asset value per Unit, beginning of year	19.07	16.55	16.71

Net asset value per Unit, end of year	$18.95	$19.07	$16.55

Ratios to average net assets:
Net investment loss *	(6.5)%	(6.6)%	(7.5)%

Operating expenses before incentive fees	5.6%	5.9%	7.5%
Incentive fees	0.9	0.7	-

Operating expenses after incentive fees	6.5%	6.6%	7.5%

Total return:
Total return before incentive fees	0.3%	15.9%	(1.0)%
Incentive fees	(0.9)	(0.7)	-

Total return after incentive fees	(0.6)%	15.2%	(1.0)%

*	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets of Spectrum Technical and includes income and expenses allocated from its investments in SECOR Master Fund and Blackwater Master Fund, as applicable.

9. Subsequent Events

Effective January 1, 2016, the management fee payable by Spectrum Select to EMC was reduced to 1/12th of 1% (a 1% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month.

Effective January 1, 2016, the management fee payable by Spectrum Technical to SECOR was reduced to 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month.

Effective January 31, 2016, Spectrum Strategic fully redeemed its investment from BHM I, LLC. In addition, Blenheim no longer acts as a commodity trading advisor to Spectrum Strategic. Effective on February 1, 2016, the General Partner reallocated Spectrum Strategic’s assets allocated to Blenheim to existing commodity trading advisors in Spectrum Strategic.

To the Limited Partners of

Cambridge Master Fund L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Patrick T. Egan
President and Director
Ceres Managed Futures LLC General Partner,
Cambridge Master Fund L.P.

Ceres Managed Futures LLC
522 Fifth Avenue
New York, NY 10036
855-672-4468

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Cambridge Master Fund L.P.:

We have audited the accompanying statements of financial condition of Cambridge Master Fund L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2015 and 2014, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cambridge Master Fund L.P. as of December 31, 2015 and 2014, and the results of its operations and changes in its partners’ capital for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2016

Cambridge Master Fund L.P

Statements of Financial Condition

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (Amortized cost $49,492,685 and $0 at December 31, 2015 and 2014, respectively)	$49,496,752	$-
Cash (Note 3c)	-	26,503,935
Cash margin (Note 3c)	23,516,491	9,794,931
Net unrealized appreciation on open forward contracts	-	2,739,853

Total equity in trading account	73,013,243	39,038,719
Expense Reimbursement	190	7,922

Total assets	$73,013,433	$39,046,641

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$258,025	$-
Cash overdraft (Note 3c)	13,021,029	-
Accrued expenses:
Professional fees	24,457	48,456

Total liabilities	13,303,511	48,456

Partners’ Capital:
General Partner	-	-
Limited Partners	59,709,922	38,998,185

Total partners’ capital	59,709,922	38,998,185

Total liabilities and partners’ capital	$73,013,433	$39,046,641

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2015

			Notional	Fair Value	% of Partners’ Capital
Unrealized Appreciation on Open Forward Contracts

Currencies			$ 862,295,211	$10,602,087	17.76%

Total unrealized appreciation on open forward contracts				10,602,087	17.76

Unrealized Depreciation on Open Forward Contracts

Currencies			$ 840,603,701	(10,860,112)	(18.19)

Total unrealized depreciation on open forward contracts				(10,860,112)	(18.19)

Net unrealized depreciation on open forward contracts				$(258,025)	(0.43)%

U.S. Government Securities

Face Amount	Maturity date	Description		Fair Value	% of Partners’ Capital
$ 49,500,000	1/21/2016	U.S. Treasury bills, 0.019% (Amortized cost of $49,492,685)		$49,496,752	82.90%

Net fair value				$49,238,727	82.47%

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2014

	Notional	Fair Value	% of Partners’ Capital
Unrealized Appreciation on Open Forward Contracts

Currencies	$391,686,862	$5,969,177	15.31%

Total unrealized appreciation on open forward contracts		5,969,177	15.31

Unrealized Depreciation on Open Forward Contracts

Currencies	$284,639,685	(3,229,324)	(8.28)

Total unrealized depreciation on open forward contracts		$(3,229,324)	(8.28)%

Net unrealized appreciation on open forward contracts		$2,739,853	7.03%

Net fair value		$2,739,853	7.03%

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Income and Expenses

for the years ended December 31, 2015, 2014 and 2013

	2015	2014	2013
Investment Income:
Interest income	$12,853	$6,641	$9,306

Expenses:
Clearing fees (Note 3c)	66,821	112,699	27,122
Professional fees	86,792	115,700	103,414

Total expenses	153,613	228,399	130,536
Expense reimbursements	(53,916)	(67,015)	(54,928)

Net expenses	99,697	161,384	75,608

Net investment income (loss)	(86,844)	(154,743)	(66,302)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	12,060,496	7,219,710	3,113,012
Net change in unrealized gains (losses) on open contracts	(2,997,878)	2,390,321	53,843

Total trading results	9,062,618	9,610,031	3,166,855

Net income (loss)	$8,975,774	$9,455,288	$3,100,553

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Changes in Partners’ Capital

for the years ended December 31, 2015, 2014 and 2013

Partners’ Capital

Partners’ Capital, December 31, 2012	$14,340,886
Net income (loss)	3,100,553
Subscriptions	22,700,539
Redemptions	(2,611,288)
Distribution of interest income to feeder funds	(9,306)

Partners’ Capital, December 31, 2013	37,521,384
Net income (loss)	9,455,288
Subscriptions	6,500,000
Redemptions	(14,471,846)
Distribution of interest income to feeder funds	(6,641)

Partners’ Capital, December 31, 2014	38,998,185
Net income (loss)	8,975,774
Subscriptions	23,919,247
Redemptions	(12,178,308)
Distribution of interest income to feeder funds	(4,976)

Partners’ Capital, December 31, 2015	$59,709,922

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Notes to Financial Statements

1.	Partnership Organization:

Cambridge Master Fund L.P. (the “Master”) is a limited partnership organized under the partnership laws of the State of Delaware on July 30, 2012, to engage in the speculative trading of a portfolio of commodity interests, including futures, option, swap and forward contracts. Cambridge Master exclusively trades in the currency sector. The commodity interests that are traded by the Master are volatile and involve a high degree of market risk. The General Partner (defined below) may also determine to invest up to all of the Master’s assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (the “General Partner”) and commodity pool operator of the Master. The General Partner is wholly owned by Morgan Stanley Smith Barney Holdings LLC (“MSSB Holdings”). MSSB Holdings is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses. Prior to June 28, 2013, Morgan Stanley indirectly owned a majority equity interest in MSSB Holdings and Citigroup Inc. indirectly owned a minority equity interest in MSSB Holdings. Prior to July 31, 2009, the date as of which MSSB Holdings became its owner, the General Partner was wholly owned by Citigroup Financial Products Inc., a wholly owned subsidiary of Citigroup Global Markets Holdings Inc., the sole owner of which is Citigroup Inc. All trading decisions for the Master are made by the Advisor (defined below).

On September 1, 2012 (commencement of trading operations), Emerging CTA Portfolio L.P. (“Emerging CTA”) allocated a portion of its capital to the Master and purchased an interest in the Master with cash equal to $3,000,000. On November 1, 2012, Morgan Stanley Spectrum Currency and Commodity L.P. (“Spectrum Currency and Commodity”) allocated a portion of its capital to the Master and purchased an interest in the Master with cash equal to $3,355,672. On December 1, 2015, Custom Solutions Fund L.P. – Class A (“Custom Solutions”), Tactical Diversified Futures Fund L.P. (“Tactical Diversified”), and Institutional Futures Portfolio L.P. (“Institutional Portfolio”) each allocated a portion of their capital to the Master and purchased an interest in the Master with cash equal to $2,400,000, $17,000,000, and $2,500,000, respectively. The Master permits commodity pools managed now or in the future by The Cambridge Strategy (Asset Management) Limited (the “Advisor”) using the Asian Markets Alpha Programme and the Emerging Markets Alpha Programme, the Advisor’s proprietary, systematic trading systems, to invest together in one trading vehicle.

During the years ended December 31, 2015 and 2014, the Master’s commodity broker was Morgan Stanley & Co. LLC (“MS&Co.”), a registered futures commission merchant. During a prior period included in this report, Citigroup Global Markets Inc. (“CGM”) also served as a commodity broker.

The Master operates under a structure where its investors consist of Emerging CTA, Spectrum Currency and Commodity, Custom Solutions, Institutional Portfolio and Tactical Diversified (each a “Feeder”, collectively, the “Funds”). Emerging CTA, Spectrum Currency and Commodity, Custom Solutions, Institutional Futures and Tactical Diversified owned approximately 40.8%, 22.7%, 4.0%, 4.2% and 28.3% of the Master at December 31, 2015, respectively. Emerging CTA and Spectrum Currency and Commodity owned approximately 68.5% and 31.5% of the Master at December 31, 2014, respectively.

The Master will be liquidated under certain circumstances as defined in the limited partnership agreement of the Master (the “Limited Partnership Agreement”).

Cambridge Master Fund L.P.

Notes to Financial Statements

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory, reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Master.

2.	Basis of Presentation and Summary of Significant Accounting Policies:

a.

Use of Estimates. The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. As a result, actual results could differ from these estimates.

b.	Statement of Cash Flows. The Master is not required to provide a Statement of Cash Flows.

c.

Master’s Investments. All commodity interests of the Master, including derivative financial instruments and derivative commodity instruments, are held for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded at fair value (as described in Note 5, “Fair Value Measurements”) at the measurement date. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the measurement date. Gains or losses are realized when contracts are closed and are determined using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the Statements of Financial Condition. Net realized gains or losses and net change in net unrealized gains or losses are included in the Statements of Income and Expenses.

Master’s Cash. The Master’s cash included cash denominated in foreign currencies of $817 and $906 as of December 31, 2015 and 2014, respectively. The cost of foreign currencies was $863 as of December 31, 2015 and based on the General Partner’s assessment, the cost of foreign currencies was not materially different from the fair value as of December 31, 2014.

d.

Income and Expenses Recognition. All of the income and expenses and realized and unrealized gains and losses on trading of commodity interests are determined on each valuation day and allocated pro rata among the Funds at the time of such determination.

e.

Income Taxes. Income taxes are not listed as each partner is individually liable for the taxes, if any, on its share of the Master’s income and expenses. The General Partner concluded that no provision for income tax is required in the Master’s financial statements. The Master files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2012 through 2015 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

Cambridge Master Fund L.P.

Notes to Financial Statements

f.

Investment Company Status. Effective January 1, 2014, the Master adopted Accounting Standards Update (“ASU”) 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Master has been deemed to be an investment company since inception. Accordingly, the Master follows the investment company accounting and reporting guidance of Topic 946 and reflects its investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in the Statements of Income and Expenses.

g.

Fair Value of Financial Instruments. The carrying value of the Master’s assets and liabilities presented in the Statements of Financial Condition that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, “Financial Instruments”, approximates the fair value due to the short term nature of such balances.

h.

Recent Accounting Pronouncement. In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017 and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on the Master’s financial statements and related disclosures.

i.

Subsequent Events. The General Partner evaluates events that occur after the balance sheet date but before financial statements are issued. The General Partner has assessed the subsequent events through the date of issuance and determined that there were no subsequent events requiring adjustment of or disclosure in the financial statements.

3.	Agreements:

a.	Limited Partnership Agreement:

The General Partner administers the business and affairs of the Master, including selecting one or more advisors to make trading decisions for the Master.

b.	Management Agreement:

The General Partner, on behalf of the Master, has entered into a management agreement (the “Management Agreement”) with the Advisor, a registered commodity trading advisor. The Advisor is not affiliated with the General Partner, MS&Co. or CGM, and is not responsible for the organization or operation of the Master. The Management Agreement provides that the Advisor has sole discretion in determining the investment of the assets of the Master.

Cambridge Master Fund L.P.

Notes to Financial Statements

All management fees in connection with the Management Agreement are borne by the Funds. The Management Agreement may be terminated upon notice by either party.

c.	Customer Agreement:

During the second quarter of 2013, the Master entered into a foreign exchange brokerage account agreement with MS&Co. Prior to and during part of the third quarter of 2013, the Master was party to a Customer Agreement with CGM (the “CGM Customer Agreement”). During the third quarter of 2013, the Master entered into a Customer Agreement with MS&Co. (the “MS&Co. Customer Agreement”). The Master has terminated the CGM Customer Agreement.

Under the CGM Customer Agreement, CGM provided services to the Master, including, among other things, the execution and clearing of transactions for the Master’s account in accordance with orders placed by the Advisor. All exchange, clearing, service, user, give-up, floor brokerage and National Futures Association (“NFA”) fees (collectively, the “CGM clearing fees”) were borne by the Master and allocated to the Funds. All other fees including CGM’s direct brokerage fees were borne by the Funds. During the term of the CGM Customer Agreement, all of the Master’s assets were deposited in the Master’s account at CGM. The Master’s cash was deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations.

Under the MS&Co. Customer Agreement and the foreign exchange brokerage account agreement, the Master pays MS&Co. trading fees for the clearing and, where applicable, the execution of transactions. Further, all trading, exchange, clearing, user, give-up, floor brokerage and NFA fees (collectively, the “MS&Co. clearing fees” and together with the CGM clearing fees, the “clearing fees”) are borne by the Master and allocated to the Funds. All other fees are borne by the Funds. All of the Master’s assets are deposited in the Master’s account at MS&Co. The Master’s cash is deposited by MS&Co. in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2015 and 2014, the amount of cash held by the Master for margin requirements was $23,516,491 and $9,794,931, respectively. The MS&Co. Customer Agreement may generally be terminated upon notice by either party.

Prior to April 1, 2014, Spectrum Currency and Commodity paid to MS&Co. a monthly brokerage fee at a flat rate of 1/12 of 4.6% per month (a 4.6% annual rate) of the net assets of Spectrum Currency and Commodity allocated to the Advisor as of the first day of each month. Effective April 1, 2014, the flat rate brokerage fee was reduced to 1/12 of 3.6% per month (a 3.6% annual rate) of Spectrum Currency and Commodity’s net assets. Effective October 1, 2014, the flat rate brokerage fee was separated into (i) a General Partner administrative fee payable to the General Partner equal to an annual rate of 2.0% of Spectrum Currency and Commodity’s net assets, and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 1.6% of Spectrum Currency and Commodity’s net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by Spectrum Currency and Commodity. The General Partner administrative fees include, and the flat rate brokerage fee included, clearing fees and professional fees that are charged to the Master. Therefore, the Master receives monthly expense reimbursements on clearing fees and professional fees incurred during such month, as shown in the Statements of Income and Expenses as expense reimbursements, based on the beginning of the month partners’ capital allocation percentage for Spectrum Currency and Commodity’s investment in the Master. Prior to October 1, 2014, the monthly expense reimbursement was paid by MS&Co. Effective October 1, 2014, the monthly expense reimbursement is paid by the General Partner.

Cambridge Master Fund L.P.

Notes to Financial Statements

4.	Trading Activities:

The Master was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Master’s trading activities are shown in the Statements of Income and Expenses.

The MS&Co. Customer Agreement gives, and the CGM Customer Agreement gave, the Master the legal right to net unrealized gains and losses on open futures and forward contracts. The Master nets, for financial reporting purposes, the unrealized gains and losses on open futures and open forward contracts in the Statements of Financial Condition as the criteria under ASC 210-20, “Balance Sheet,” have been met.

All of the commodity interests owned by the Master are held for trading purposes. The monthly average number of notional values of currency forward contracts traded for the years ended December 31, 2015 and 2014 were $2,407,009,280 and $2,127,047,182, respectively.

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of the Master’s derivatives and their offsetting subject to master netting or similar arrangements as of December 31, 2015 and 2014, respectively.

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2015	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount

Assets
Forwards	$10,602,087	$(10,602,087)	$-	$-	$-	$-

Total Assets	$10,602,087	$(10,602,087)	$-	$-	$-	$-

Liabilities
Forwards	$(10,860,112)	$10,602,087	$(258,025)	$-	$-	$(258,025)

Total Liabilities	$(10,860,112)	$10,602,087	$(258,025)	$-	$-	$(258,025)

Net fair value						$(258,025)	*

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2014	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount

Assets
Forwards	$5,969,177	$(3,229,324)	$2,739,853	$-	$-	$2,739,853

Total Assets	$5,969,177	$(3,229,324)	$2,739,853	$-	$-	$2,739,853

Liabilities
Forwards	$(3,229,324)	$3,229,324	$-	$-	$-	$-

Total Liabilities	$(3,229,324)	$3,229,324	$-	$-	$-	$-

Net fair value						$2,739,853	*

*

In the event of default by the Master, MS&Co., the Master’s commodity futures broker and the sole counterparty to the Master’s off-exchange-traded contracts, as applicable, has the right to offset the Master’s obligation with the Master’s cash and/or U.S. Treasury bills held by MS&Co., thereby minimizing MS&Co.’s risk of loss. There is no collateral posted by MS&Co. and as such, in the event of default by MS&Co., the Master is exposed to the amount shown in the Statements of Financial Condition. In the case of exchange-traded contracts, the Master’s exposure to counterparty risk may be reduced since the exchange’s clearinghouse interposes its credit between buyer and seller and the clearinghouse’s guarantee fund may be available in the event of a default.

Cambridge Master Fund L.P.

Notes to Financial Statements

The following tables indicate the gross fair values of derivative instruments of forward contracts as separate assets and liabilities as of December 31, 2015 and 2014, respectively.

	December 31,
Assets	2015
Forward Contracts
Currencies	$10,602,087

Total unrealized appreciation on open forward contracts	10,602,087

Liabilities
Forward Contracts
Currencies	(10,860,112)

Total unrealized depreciation on open forward contracts	(10,860,112)

Net unrealized depreciation on open forward contracts	$(258,025)	*

	December 31,
Assets	2014
Forward Contracts
Currencies	$5,969,177

Total unrealized appreciation on open forward contracts	5,969,177

Liabilities
Forward Contracts
Currencies	(3,229,324)

Total unrealized depreciation on open forward contracts	(3,229,324)

Net unrealized appreciation on open forward contracts	$2,739,853	**

*       This amount is included in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

**     This amount is included in “Net unrealized appreciation on open forward contracts” in the Statements of Financial Condition.

The following tables indicate the trading gains and losses, by market sector, on derivative instruments for the years ended December 31, 2015, 2014 and 2013.

Sector	2015		2014		2013
Currencies	$9,062,618		$9,610,031		$3,166,855

Total	$9,062,618	***	$9,610,031	***	$3,166,855	***

*** This amount is included in “Total trading results” in the Statements of Income and Expenses.

Cambridge Master Fund L.P.

Notes to Financial Statements

5.	Fair Value Measurements:

Master’s Fair Value Measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to fair values derived from unobservable inputs (Level 3). The level in the fair value hierarchy within which the fair value measurement falls in its entirety shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The fair value of exchange-traded futures, option and forward contracts is determined by the various exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. U.S. Treasury bills are valued at the last available bid price received from independent pricing services as of the close of the last business day of the reporting period.

The Master considers prices for exchange-traded commodity futures, forwards, swaps and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forwards, swaps and certain options contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2015 and 2014, the Master did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2015 and 2014, there were no transfers of assets or liabilities between Level 1 and Level 2.

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
Forwards	$10,602,087	$-	$10,602,087	$-
U.S. Treasury bills	49,496,752	-	49,496,752	-

Total assets	$60,098,839	$-	$60,098,839	$-

Liabilities
Forwards	$10,860,112	$-	$10,860,112	$-

Total liabilities	$10,860,112	$-	$10,860,112	$-

Net fair value	$49,238,727	$-	$49,238,727	$-

Cambridge Master Fund L.P.

Notes to Financial Statements

December 31, 2014	Total	Level 1	Level 2	Level 3
Assets
Forwards	$5,969,177	$-	$5,969,177	$-

Total assets	$5,969,177	$-	$5,969,177	$-

Liabilities
Forwards	$3,229,324	$-	$3,229,324	$-

Total liabilities	$3,229,324	$-	$3,229,324	$-

Net fair value	$2,739,853	$-	$2,739,853	$-

6.	Subscriptions, Distributions and Redemptions:

Subscriptions are accepted monthly from investors and they become limited partners on the first day of the month after their subscription is processed. Generally, a limited partner withdraws all or part of its capital contribution and undistributed profits, if any, from the Master as of the end of any month (the “Redemption Date”) after a request for redemption has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs the Master. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

7.	Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2015, 2014, and 2013 were as follows:

	2015	2014	2013
Ratios to average net assets:
Net investment loss*	(0.2)%	(0.4)%	(0.3)%

Operating expenses before expense reimbursements	0.4%	0.6%	0.5%
Expense reimbursements	(0.2)%	(0.2)%	(0.2)%

Operating expenses after expense reimbursements	0.2%	0.4%	0.3%

Total Return	25.0%	27.4%	15.7%

*  Interest income less total expenses, net of expense reimbursement.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average net assets.

8.	Financial Instrument Risks:

In the normal course of business, the Master is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures, options and swaps whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash balances, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange, a swap execution facility or over-the-counter (“OTC”). Exchange-traded instruments include futures and certain standardized forward, swap and option contracts. Certain swap contracts may also be traded on a swap execution facility or OTC. OTC contracts are negotiated between

Cambridge Master Fund L.P.

Notes to Financial Statements

contracting parties and also include certain forward and option contracts. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments, including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange-traded instruments because of the greater risk of default by the counterparty to an OTC contract. The General Partner estimates that at any given time, approximately 100% of the Master’s contracts are traded OTC.

Forward Foreign Currency Contracts. Forward foreign currency contracts are those contracts where the Master agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. Forward foreign currency contracts are valued daily, and the Master’s net equity therein, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the Statements of Financial Condition. Net realized gains (losses) and net change in unrealized gains (losses) on foreign currency contracts are recognized in the period in which the contract is closed or the changes occur, respectively, and are included in the Statements of Income and Expenses.

The Master does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in total trading results in the Statements of Income and Expenses.

Market risk is the potential for changes in the value of the financial instruments traded by the Master due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The Master is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Master’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and is not represented by the contract or notional amounts of the instruments. The Master’s risk of loss is reduced through the use of legally enforceable master netting agreements with counterparties that permit the Master to offset unrealized gains and losses and other assets and liabilities with such counterparties upon the occurrence of certain events. The Master had credit risk and concentration risk during the reporting period and prior periods as MS&Co. and/or CGM or their affiliates were the sole counterparties or brokers with respect to the Master’s assets. Credit risk with respect to exchange-traded instruments is reduced to the extent that through MS&Co. or CGM, the Master’s counterparty is an exchange or clearing organization. The Master continues to be subject to such risks with respect to MS&Co.

The General Partner monitors and attempts to control the Master’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Master may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk-adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forward and option contracts by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of the inception date. However, due to the nature of the Master’s business, these instruments may not be held to maturity.