Form 10-K, Exhibit 13
period 2016-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL LP
filed 2017-03-28
CIK 925306

Exhibit 13.01

To the Limited Partners of

Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney

Spectrum Currency and Commodity L.P.)

Morgan Stanley Smith Barney Spectrum Select L.P.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Patrick T. Egan
President and Director
Ceres Managed Futures LLC
General Partner,
Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)
Morgan Stanley Smith Barney Spectrum Select L.P.
Morgan Stanley Smith Barney Spectrum Strategic L.P.
Morgan Stanley Smith Barney Spectrum Technical L.P.

Ceres Managed Futures LLC 522 Fifth Avenue New York, NY 10036 (855) 672-4468

Management’s Report on Internal Control Over Financial Reporting

The management of Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.), Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), Ceres Managed Futures LLC, is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Securities Exchange Act of 1934 and for our assessment of internal control over financial reporting. The Partnership’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnership’s internal control over financial reporting includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

(ii)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of management and the directors of the Partnerships; and

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

The management of the Partnerships has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2016. In making this assessment, management used the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, management concluded that the Partnerships maintained that the Partnerships maintained effective internal control over financial reporting as of December 31, 2016, based on the criteria referred to above.

Patrick T. Egan	Steven Ross
President and Director	Chief Financial Officer and Director
Ceres Managed Futures LLC General Partner	Ceres Managed Futures LLC General Partner

Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)	Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)

Morgan Stanley Smith Barney Spectrum Select L.P.	Morgan Stanley Smith Barney Spectrum Select L.P

Morgan Stanley Smith Barney Spectrum Strategic L.P.	Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P.	Morgan Stanley Smith Barney Spectrum Technical L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.), Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), including the condensed schedules of investments of Morgan Stanley Smith Barney Spectrum Select L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. and the schedules of investments of Morgan Stanley Smith Barney Spectrum Strategic L.P., as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Ceres Tactical Currency L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P. and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2016 and 2015, and the results of their operations and changes in their partners’ capital for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Ceres Tactical Currency L.P. (formerly,

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Investment in Cambridge Master Fund, at fair value (Note 3a)	$9,322,120	$13,537,489
Cash at bank (Note 1)	1,000	-
Interest receivable (Note 2i)	489	598

Total assets	$9,323,609	$13,538,087

Liabilities and Partners’ Capital:
Liabilities:
Accrued expenses:
Ongoing placement agent fees (Note 2j)	$16,322	$22,647
General Partner fees (Note 2j)	13,058	18,118
Management fees (Note 4)	12,242	16,985
Redemptions payable to Limited Partners (Note 2m)	186,992	212,677

Total liabilities	228,614	270,427

Partners’ Capital:
General Partner, 12,676.699 and 15,710.066 Units outstanding at December 31, 2016 and 2015, respectively	112,063	155,804
Limited Partners, 1,016,152.188 and 1,322,204.340 Units outstanding at December 31, 2016 and 2015, respectively	8,982,932	13,111,856

Total partners’ capital (net asset value)	9,094,995	13,267,660

Total liabilities and partners’ capital	$9,323,609	$13,538,087

Net asset value per Unit	$8.84	$9.92

See accompanying notes to financial statements.

Ceres Tactical Currency L.P. (formerly,

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014

Investment Income:
Interest income	$23,934	$3,411	$2,318

Expenses:
Ongoing placement agent fees (Note 2j)	236,538	273,887	68,155
General Partner fees (Note 2j)	189,229	219,110	54,524
Management fees (Note 4)	177,400	205,415	205,572
Incentive fees (Note 4)	94,111	386,005	240,978
Brokerage fees (Note 2j)	-	-	459,790

Total expenses	697,278	1,084,417	1,029,019

Net investment loss	(673,344)	(1,081,006)	(1,026,701)

Trading Results:
Net gains (losses) on investments in Cambridge Master Fund and KR Master Fund:
Net realized gains (losses) on closed contracts allocated from Cambridge Master Fund	(409,784)	4,094,092	2,258,243
Net realized gains (losses) on closed contracts allocated from KR Master Fund	-	-	(405,824)
Net change in unrealized gains (losses) on open contracts allocated from Cambridge Master Fund	(90,353)	(870,869)	519,476
Net change in unrealized gains (losses) on open contracts allocated from KR Master Fund	-	-	562,331

Total trading results	(500,137)	3,223,223	2,934,226

Net income (loss)	$(1,173,481)	$2,142,217	$1,907,525

Net income (loss) per Unit (Note 8)*	$(1.08)	$1.43	$1.10

Weighted average number of Units outstanding	1,204,884.421	1,489,830.597	1,991,023.150

  *  Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Ceres Tactical Currency L.P. (formerly,

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.)

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2013	2,430,680.684	$17,703,845	$265,227	$17,969,072
Net income (loss)	-	1,885,964	21,561	1,907,525
Redemptions	(809,451.717)	(5,966,722)	(140,544)	(6,107,266)

Partners’ Capital, December 31, 2014	1,621,228.967	13,623,087	146,244	13,769,331
Net income (loss)	-	2,117,657	24,560	2,142,217
Redemptions	(283,314.561)	(2,628,888)	(15,000)	(2,643,888)

Partners’ Capital, December 31, 2015	1,337,914.406	13,111,856	155,804	13,267,660
Net income (loss)	-	(1,159,922)	(13,559)	(1,173,481)
Redemptions	(309,085.519)	(2,969,002)	(30,182)	(2,999,184)

Partners’ Capital, December 31, 2016	1,028,828.887	$8,982,932	$112,063	$9,094,995

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $12,989,784 and $55,497,357 at December 31, 2016 and 2015, respectively)	$12,994,751	$55,493,206
Unrestricted cash (Note 2f)	36,673,442	23,029,544
Restricted cash (Note 2f)	11,918,100	14,906,464
Net unrealized appreciation on open futures contracts	1,375,411	1,399,436
Net unrealized appreciation on open forward contracts	-	43,831

Total equity in trading account	62,961,704	94,872,481

Cash at bank (Note 1)	218	-
Interest receivable (Note 2i)	12,527	3,540

Total assets	$62,974,449	$94,876,021

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$47,871	$-
Accrued expenses:
Ongoing placement agent fees (Note 2j)	105,427	163,603
General Partner fees (Note 2j)	105,427	163,603
Management fees (Note 4)	87,559	141,356
Redemptions payable to General Partner (Note 2m)	100,000	-
Redemptions payable to Limited Partners (Note 2m)	2,537,767	1,554,009

Total liabilities	2,984,051	2,022,571

Partners’ Capital:
General Partner, 28,084.145 and 38,316.597 Units outstanding at December 31, 2016 and 2015, respectively	660,986	1,070,278
Limited Partners 2,520,753.466 and 3,285,860.484 Units outstanding at December 31, 2016 and 2015, respectively	59,329,412	91,783,172

Total partners’ capital (net asset value)	59,990,398	92,853,450

Total liabilities and partners’ capital	$62,974,449	$94,876,021

Net asset value per Unit	$23.54	$27.93

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2016

		Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity		932	$112,637	0.19%
Equity		750	471,849	0.79
Currencies		80	61,938	0.10
Interest rates		1,082	221,627	0.37

Total futures contracts purchased			868,051	1.45

Futures Contracts Sold
Commodity		331	365,783	0.61
Equity		40	(39,029)	(0.07)
Currencies		157	84,734	0.14
Interest rates		1,480	95,872	0.16

Total futures contracts sold			507,360	0.84

Net unrealized appreciation on open futures contracts			$1,375,411	2.29%

Unrealized Appreciation on Open Forward Contracts
Commodity		187	$370,551	0.62%
Currencies		$40,436,437	698,477	1.16

Total unrealized appreciation on open forward contracts			1,069,028	1.78

Unrealized Depreciation on Open Forward Contracts
Commodity		203	(534,709)	(0.89)
Currencies		$29,414,640	(582,190)	(0.97)

Total unrealized depreciation on open forward contracts			(1,116,899)	(1.86)

Net unrealized depreciation on open forward contracts			$(47,871)	(0.08)%

U.S. Government Securities				% of Partners’

Face Amount	Maturity Date	Description	Fair Value	Capital
$13,000,000	2/2/2017	U.S. Treasury bills, 0.41%* (Amortized cost of $12,989,784)	$12,994,751	21.66%

Total U.S. Government Securities			$12,994,751	21.66%

* Liquid non-cash held as collateral.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2015

		Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity		904	$(208,668)	(0.22)%
Equity		322	(106,384)	(0.11)
Currencies		324	39,948	0.04
Interest rates		2,232	(182,103)	(0.20)

Total futures contracts purchased			(457,207)	(0.49)

Futures Contracts Sold
Commodity		1,571	1,290,224	1.39
Equity		247	(118,017)	(0.13)
Currencies		872	696,386	0.75
Interest rates		1,866	(11,950)	(0.01)

Total futures contracts sold			1,856,643	2.00

Net unrealized appreciation on open futures contracts			$1,399,436	1.51%

Unrealized Appreciation on Open Forward Contracts
Commodity		268	$740,942	0.80%
Currencies		$38,883,013	427,977	0.46

Total unrealized appreciation on open forward contracts			1,168,919	1.26

Unrealized Depreciation on Open Forward Contracts
Commodity		511	(954,788)	(1.03)
Currencies		$20,675,394	(170,300)	(0.18)

Total unrealized depreciation on open forward contracts			(1,125,088)	(1.21)

Net unrealized appreciation on open forward contracts			$43,831	0.05%

U.S. Government Securities				% of Partners’

Face Amount	Maturity Date	Description	Fair Value	Capital
$32,750,000	3/3/2016	U.S. Treasury bills, 0.015%* (Amortized cost of $32,748,076)	$32,744,699	35.26%
$22,750,000	1/21/2016	U.S. Treasury bills, 0.0125%* (Amortized cost of $22,749,281)	22,748,507	24.50

Total U.S. Government Securities			$55,493,206	59.76%

*	Liquid non-cash held as collateral.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Investment Income:
Interest income	$149,929	$6,571	$19,055

Expenses:
General Partner fees (Note 2j)	1,613,123	2,201,751	571,137
Ongoing placement agent fees (Note 2j)	1,613,123	2,201,751	571,137
Management fees (Note 4)	1,278,401	1,923,032	1,984,202
Brokerage fees (Note 2j)	-	-	4,378,408

Total expenses	4,504,647	6,326,534	7,504,884

Net investment loss	(4,354,718)	(6,319,963)	(7,485,829)

Trading Results:

Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	(8,560,404)	2,855,236	21,564,894
Net change in unrealized gains (losses) on open contracts	(102,999)	(4,330,138)	(859,897)

Total trading results	(8,663,403)	(1,474,902)	20,704,997

Net income (loss)	$(13,018,121)	$(7,794,865)	$13,219,168

Net income (loss) per Unit (Note 8)*	$(4.39)	$(2.25)	$3.70

Weighted average number of Units outstanding	3,039,416.299	3,661,532.170	4,702,032.014

*	Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2013	5,533,635.686	$144,651,488	$1,875,257	$146,526,745
Net income (loss)	-	13,077,451	141,717	13,219,168
Redemptions	(1,628,161.859)	(41,159,081)	(704,041)	(41,863,122)

Partners’ Capital, December 31, 2014	3,905,473.827	116,569,858	1,312,933	117,882,791
Net income (loss)	-	(7,708,901)	(85,964)	(7,794,865)
Redemptions	(581,296.746)	(17,077,785)	(156,691)	(17,234,476)

Partners’ Capital, December 31, 2015	3,324,177.081	91,783,172	1,070,278	92,853,450
Net income (loss)	-	(12,878,829)	(139,292)	(13,018,121)
Redemptions	(775,339.470)	(19,574,931)	(270,000)	(19,844,931)

Partners’ Capital, December 31, 2016	2,548,837.611	$59,329,412	$660,986	$59,990,398

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Investment in the Funds, at fair value (cost $15,490,450 and $20,143,933 at December 31, 2016 and 2015, respectively) (Note 3b)	$17,075,116	$25,260,063
Interest receivable (Note 2i)	2,495	1,110
Cash at bank (Note 1)	1,000	-

Total assets	$17,078,611	$25,261,173

Liabilities and Partners’ Capital:
Liabilities:
Accrued expenses:
Ongoing placement agent fees (Note 2j)	$27,236	$42,062
General Partner fees (Note 2j)	27,236	42,062
Management fees (Note 4)	15,436	19,583
Redemptions payable to General Partner (Note 2m)	35,000	-
Redemptions payable to Limited Partners (Note 2m)	1,145,062	596,582

Total liabilities	1,249,970	700,289

Partners’ Capital:
General Partner, 16,128.779 and 25,284.926 Units outstanding at December 31, 2016 and 2015, respectively	176,185	291,786
Limited Partners, 1,432,900.898 and 2,103,088.597 Units outstanding at December 31, 2016 and 2015, respectively	15,652,456	24,269,098

Total partners’ capital (net asset value)	15,828,641	24,560,884

Total liabilities and partners’ capital	$17,078,611	$25,261,173

Net asset value per Unit	$10.92	$11.54

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Schedule of Investments

December 31, 2016

	Cost	Fair Value	% of Partners’ Capital
Investment in the Funds
MB Master Fund L.P.	$8,089,734	$9,035,960	57.09%
PGR Master Fund L.P.	7,400,716	8,039,156	50.79

Total investment in the Funds	$15,490,450	$17,075,116	107.88%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Schedule of Investments

December 31, 2015

	Cost	Fair Value	% of Partners’ Capital
Investment in the Funds
Morgan Stanley Smith Barney BHM I, LLC	$-	$3,894,858	15.86%
MB Master Fund L.P.	9,133,118	8,922,695	36.33
PGR Master Fund L.P.	11,010,815	12,442,510	50.66

Total investment in the Funds	$20,143,933	$25,260,063	102.85%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014

Investment Income:
Interest income	$20,400	$3,118	$7,178

Expenses:
Ongoing placement agent fees (Note 2j)	432,230	603,212	194,376
General Partner fees (Note 2j)	432,230	603,212	194,376
Management fees (Note 4)	238,151	177,872	312,606
Incentive fees (Note 4)	-	-	53,508
Brokerage fees (Note 2j)	-	-	1,724,317

Total expenses	1,102,611	1,384,296	2,479,183

Net investment loss	(1,082,211)	(1,381,178)	(2,472,005)

Trading results:
Net gains (losses) on investment in the Funds:
Net realized gains (losses) on investment in BHM I, LLC	3,559,306	21,012,914	20,180,635
Net realized gains (losses) on investment in MB Master Fund	103,332	(12,090)	11,573
Net realized gains (losses) on investment in PGR Master Fund	(110,881)	5,797	(26,049)
Net change in unrealized gains (losses) on investment in BHM I, LLC	(3,894,858)	(24,341,749)	(18,299,332)
Net change in unrealized gains (losses) on investment in MB Master Fund	1,156,649	(524,197)	57,061
Net change in unrealized gains (losses) on investment in PGR Master Fund	(793,255)	98,819	1,252,383

Total trading results	20,293	(3,760,506)	3,176,271

Net income (loss)	$(1,061,918)	$(5,141,684)	$704,266

Net income (loss) per Unit (Note 8)*	$(0.62)	$(2.08)	$(0.02)

Weighted average number of Units outstanding	1,883,921.134	2,418,049.941	3,243,727.489

*	Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total
Partners’ Capital, December 31, 2013	3,880,571.388	$52,246,247	$694,669	$52,940,916
Net income (loss)	-	677,750	26,516	704,266
Redemptions	(1,258,760.348)	(17,617,098)	(321,697)	(17,938,795)

Partners’ Capital, December 31, 2014	2,621,811.040	35,306,899	399,488	35,706,387
Net income (loss)	-	(5,083,147)	(58,537)	(5,141,684)
Redemptions	(493,437.517)	(5,954,654)	(49,165)	(6,003,819)

Partners’ Capital, December 31, 2015	2,128,373.523	24,269,098	291,786	24,560,884
Net income (loss)	-	(1,051,357)	(10,561)	(1,061,918)
Redemptions	(679,343.846)	(7,565,285)	(105,040)	(7,670,325)

Partners’ Capital, December 31, 2016	1,449,029.677	$15,652,456	$176,185	$15,828,641

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Investment in SECOR Master Fund, at fair value (Note 3c)	$19,624,189	$27,517,405

Equity in trading account:
Investments in U.S. Treasury bills, at fair value (amortized cost $0 and $21,748,974 at December 31, 2016 and 2015, respectively)	-	21,747,370
Unrestricted cash (Note 2f)	38,804,219	36,014,670
Restricted cash (Note 2f)	6,959,456	7,078,848
Net unrealized appreciation on open futures contracts	294,434	-

Total equity in trading account	46,058,109	64,840,888

Cash at bank (Note 1)	217	-
Interest receivable (Note 2i)	14,714	5,019

Total assets	$65,697,229	$92,363,312

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open futures contracts	$-	$302,646
Net unrealized depreciation on open forward contracts	64,550	86,932
Accrued expenses:
Ongoing placement agent fees (Note 2j)	108,663	159,363
General Partner fees (Note 2j)	108,663	159,363
Management fees (Note 4)	82,187	131,877
Redemptions payable to General Partner (Note 2m)	125,000	-
Redemptions payable to Limited Partners (Note 2m)	2,337,625	1,139,210

Total liabilities	2,826,688	1,979,391

Partners’ Capital:
General Partner, 39,044.365 and 55,189.877 Units outstanding at December 31, 2016 and 2015, respectively	686,707	1,046,114
Limited Partners, 3,535,764.033 and 4,713,198.629 Units outstanding at December 31, 2016 and 2015, respectively	62,183,834	89,337,807

Total partners’ capital (net asset value)	62,870,541	90,383,921

Total liabilities and partners’ capital	$65,697,229	$92,363,312

Net asset value per Unit	$17.59	$18.95

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2016

	Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity	174	$(15,541)	(0.02)%
Equity	472	213,149	0.34
Currencies	90	(77,975)	(0.12)
Interest rates	1,230	104,180	0.16

Total futures contracts purchased		223,813	0.36

Futures Contracts Sold
Commodity	239	112,739	0.18
Equity	100	(4,886)	(0.01)
Currencies	116	(42,388)	(0.07)
Interest rates	851	5,156	0.01

Total futures contracts sold		70,621	0.11

Net unrealized appreciation on open futures contracts		$294,434	0.47%

Unrealized Appreciation on Open Forward Contracts
Commodity	26	$58,919	0.09%
Currencies	$42,090,719	606,892	0.97

Total unrealized appreciation on open forward contracts		665,811	1.06

Unrealized Depreciation on Open Forward Contracts
Commodity	68	(293,032)	(0.47)
Currencies	$30,260,348	(437,329)	(0.69)

Total unrealized depreciation on open forward contracts		(730,361)	(1.16)

Net unrealized depreciation on open forward contracts		$(64,550)	(0.10)%

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2015

		Notional ($)/ Number of Contracts	Fair Value	% of Partners’ Capital
Futures Contracts Purchased
Commodity		149	$(27,379)	(0.03)%
Equity		217	1,661	0.00 **
Currencies		12	678	0.00 **
Interest rates		1,240	(407,453)	(0.45)

Total futures contracts purchased			(432,493)	(0.48)

Futures Contracts Sold
Commodity		1,086	41,970	0.05
Equity		179	(28,878)	(0.03)
Currencies		122	109,485	0.12
Interest rates		475	7,270	0.01

Total futures contracts sold			129,847	0.15

Net unrealized depreciation on open futures contracts			$(302,646)	(0.33)%

Unrealized Appreciation on Open Forward Contracts
Commodity		92	$156,179	0.17%
Currencies		$116,304,457	1,745,778	1.93

Total unrealized appreciation on open forward contracts			1,901,957	2.10

Unrealized Depreciation on Open Forward Contracts
Commodity		238	(366,155)	(0.41)
Currencies		$97,698,308	(1,622,734)	(1.80)

Total unrealized depreciation on open forward contracts			(1,988,889)	(2.21)

Net unrealized depreciation on open forward contracts			$(86,932)	(0.11)%

U.S. Government Securities				% of Partners’

Face Amount	Maturity Date	Description	Fair Value	Capital
$9,250,000	1/21/2016	U.S. Treasury bills, 0.0125%* (Amortized cost of $9,249,708)	$9,249,393	10.23%
$12,500,000	3/3/2016	U.S. Treasury bills, 0.015%* (Amortized cost of $12,499,266)	12,497,977	13.83

Total U.S. Government Securities			$21,747,370	24.06%

*	Liquid non-cash held as collateral.
**	Due to rounding.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Investment Income:
Interest income	$150,226	$14,184	$17,849

Expenses:
Ongoing placement agent fees (Note 2j)	1,605,229	2,045,080	534,640
General Partner fees (Note 2j)	1,605,229	2,045,080	534,640
Management fees (Note 4)	1,244,716	1,581,367	1,431,344
Brokerage fees (Note 2j)	-	-	4,133,321
Incentive fees (Note 4)	208,244	899,082	719,326

Total expenses	4,663,418	6,570,609	7,353,271

Net investment loss	(4,513,192)	(6,556,425)	(7,335,422)

Tradng Results:
Net gains (losses) on trading of commodity interests and investment in Blackwater Master Fund and SECOR Master Fund:
Net realized gains (losses) on closed contracts	(3,006,930)	6,387,957	22,532,708
Net realized gains (losses) on closed contracts allocated from Blackwater Master Fund	-	374,099	668,573
Net realized gains (losses) on closed contracts allocated from SECOR Master Fund	920,443	1,803,434	-
Net change in unrealized gains (losses) on open contracts	600,852	(976,511)	(620,720)
Net change in unrealized gains (losses) on open contracts allocated from Blackwater Master Fund	-	(400,948)	(807,350)
Net change in unrealized gains (losses) on open contracts allocated from SECOR Master Fund	368,689	(948,185)	-

Total trading results	(1,116,946)	6,239,846	21,773,211

Net income (loss)	$(5,630,138)	$(316,579)	$14,437,789

Net income (loss) per Unit (Note 8)*	$(1.36)	$(0.12)	$2.52

Weighted average number of Units outstanding	4,307,665.714	5,291,205.995	6,923,660.693

*	Represents the change in net asset value per Unit.

See accompanying notes to financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

	Units of Partnership Interest	Limited Partners	General Partner	Total

Partners’ Capital, December 31, 2013	8,153,402.231	$133,281,088	$1,664,783	$134,945,871
Net income (loss)	-	14,253,756	184,033	14,437,789
Redemptions	(2,418,876.856)	(39,409,151)	(625,712)	(40,034,863)

Partners’ Capital, December 31, 2014	5,734,525.375	108,125,693	1,223,104	109,348,797
Net income (loss)	-	(316,282)	(297)	(316,579)
Redemptions	(966,136.869)	(18,471,604)	(176,693)	(18,648,297)

Partners’ Capital, December 31, 2015	4,768,388.506	89,337,807	1,046,114	90,383,921
Net income (loss)	-	(5,571,004)	(59,134)	(5,630,138)
Redemptions	(1,193,580.108)	(21,582,969)	(300,273)	(21,883,242)

Partners’ Capital, December 31, 2016	3,574,808.398	$62,183,834	$686,707	$62,870,541

See accompanying notes to financial statements.

Morgan Stanley Spectrum Series

Notes to Financial Statements

1.	Organization:

Ceres Tactical Currency L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.) (“Tactical Currency”), Morgan Stanley Smith Barney Spectrum Select L.P. (“Spectrum Select”), Morgan Stanley Smith Barney Spectrum Strategic L.P. (“Spectrum Strategic”) and Morgan Stanley Smith Barney Spectrum Technical L.P. (“Spectrum Technical”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 5, “Financial Instruments”). The General Partner (as defined below) may also determine to invest up to all of the Partnerships’ assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates. The Partnerships no longer offer units of limited partnership interest (“Unit(s)”) for purchase or exchange.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (“Ceres” or the “General Partner”) and commodity pool operator of the Partnerships. At December 31, 2016, the General Partner was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). MSSBH is ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses.

The clearing commodity broker for the Partnerships is Morgan Stanley & Co. LLC (“MS&Co.”). MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. At December 31, 2016, Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“Morgan Stanley Wealth Management”) was a principal subsidiary of MSSBH. MS&Co. and its affiliates act as the custodians of the Partnerships’ assets available for trading in Futures Interests. MS&Co. is a wholly-owned subsidiary of Morgan Stanley. The Partnerships also deposit a portion of their cash in non-trading accounts at JPMorgan Chase Bank, N.A.

Ceres is required to maintain a 1% minimum interest in the equity of each Partnership.

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Partnerships. The General Partner pays or reimburses each Partnership, from the General Partner fee it receives from each Partnership, the ordinary administrative expenses of each Partnership. This includes the expenses related to the engagement of the Administrator. Therefore, the engagement of the Administrator did not impact the Partnerships’ respective break-even points.

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

b.

Profit Allocation. The General Partner and the limited partners in each Partnership share in the profits and losses of the respective Partnership in proportion to the amount of partnership interest owned by each, except that no limited partner is liable for obligations of the respective Partnership in excess of its capital contributions and profits, if any, net of distributions or redemptions and losses, if any.

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

e.

Partnerships’ Investments. All Futures Interests of the Partnerships, including derivative financial instruments and derivative commodity instruments, are held for trading purposes. The Futures Interests are recorded on trade date and open contracts are recorded at fair value (as described in Note 7, “Fair Value Measurements”) at the measurement date. Investments in Futures Interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the measurement date. Gains or losses are realized when contracts are liquidated and are determined using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the respective Statements of Financial Condition. Net realized gains or losses and net change in unrealized gains or losses are included in the respective Statements of Income and Expenses.

f.

Restricted and Unrestricted Cash. The cash held by each Partnership available for trading in Futures Interests, if any, is on deposit in commodity brokerage accounts with MS&Co. As reflected in each Partnership’s Statements of Financial Condition, if applicable, and through December 31, 2015, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forward and option contracts and offset unrealized losses only on the offsetting London Metal Exchange positions. Starting January 1, 2016, each Partnership’s restricted cash is now equal to the cash portion of assets on deposit to meet margin requirements, as determined by the exchange or counterparty, and required by MS&Co. All of these amounts are maintained separately. At December 31, 2016 and 2015, the amount of cash held for margin requirements was $11,918,100 and $14,906,464 for Spectrum Select and $6,959,456 and $7,078,848 for Spectrum Technical, respectively. Cash that is not classified as restricted cash is therefore classified as unrestricted cash. Restricted and unrestricted cash includes cash denominated in foreign currencies of $(992,914) (proceeds of $1,024,772) and $(924,554) (proceeds of $943,684) for Spectrum Select and $(205,801) (proceeds of $205,128) and $423,964 (cost of $406,027) for Spectrum Technical as of December 31, 2016 and 2015, respectively.

g.

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

h.

Income Taxes. Income taxes have not been listed as each partner is individually liable for the taxes, if any, on its share of the respective Partnership’s income and expenses. The General Partner concluded that no provision for income tax is required in each Partnership’s financial statements. The Partnerships file U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2013 through 2016 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

i.

Revenue Recognition. For excess cash held at MS&Co. which is not invested by the General Partner in U.S. Treasury bills and/or other permitted investments, monthly, MS&Co. pays each Partnership interest income on 100% of the average daily equity maintained in the Partnerships’ accounts during each month at a rate equal to 80% of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. and Ceres retain any interest earned on such uninvested cash in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received.

j.

Brokerage and Related Transaction Fees and Costs. Prior to April 1, 2014, the Partnerships each accrued a flat rate brokerage fee that covered all brokerage fees, transaction fees and costs, and ordinary administrative expenses. The brokerage fees for Tactical Currency were accrued at a flat monthly rate of 1/12th of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month. Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were accrued at a flat monthly rate of 1/12th of 6.0% (a 6.0% annual rate) of the respective Partnership’s net assets as of the first day of each month.

Effective April 1, 2014, the flat rate brokerage fee for Tactical Currency was reduced from a monthly flat rate of 1/12th of 4.6% (a 4.6% annual rate) to 1/12th of 3.6% (a 3.6% annual rate) of Tactical Currency’s net assets, and the flat rate brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical were reduced from a monthly rate of 1/12th of 6.0% (a 6.0% annual rate) to 1/12th of 4.0% (a 4.0% annual rate) of their respective net assets.

Effective October 1, 2014, the flat rate brokerage fee accrued by Tactical Currency, equal to 1/12 of 3.6% (a 3.6% annual rate) of Tactical Currency’s net assets, was separated into (i) a General Partner administrative fee (the “General Partner fee”) payable to the General Partner equal to an annual rate of 1.6% of Tactical Currency’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 2.0% of Tactical Currency’s net assets. Also effective on October 1, 2014, the flat rate brokerage fees accrued by Spectrum Select, Spectrum Strategic and Spectrum Technical, equal to 1/12th of 4.0% (a 4.0% annual rate) of each such Partnership’s net assets, were separated into (i) a General Partner fee payable to the General Partner equal to 1/12th of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to 1/12th of 2.0% (a 2.0% annual rate) of the relevant Partnership’s net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by each Partnership.

The General Partner pays or reimburses the Partnerships for all fees and costs charged or incurred by MS&Co., the General Partner and/or their affiliates or any other entity acting as a commodity broker for the Partnerships.

Morgan Stanley Spectrum Series

Notes to Financial Statements

k.

Equity in Trading Account. Spectrum Select’s and Spectrum Technical’s asset “Equity in trading account” reflected in each such Partnership’s Statements of Financial Condition consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading, (b) net unrealized gains on open futures contracts and net unrealized gains on open forward contracts, which are calculated as the difference between the original contract value and fair value and (c) U.S. Treasury bills, at fair value, if any.

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

l.

Investment Company Status. Effective January 1, 2014, the Partnerships adopted Accounting Standards Update (“ASU”) 2013-08, “Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnerships have been deemed to be investment companies since inception. Accordingly, the Partnerships follow the investment company accounting and reporting guidance of Topic 946 and reflect their investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in each Partnership’s respective Statements of Income and Expenses.

m.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 P.M., New York City time, on the last day of the month in which the redemption is to be effective.

n.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships’ profits.

o.

Dissolution of the Partnerships. Tactical Currency, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s limited partnership agreement.

p.	Net Income (Loss) per Unit. Net income (loss) per Unit is calculated in accordance with ASC 946, “Financial Services—Investment Companies.” See Note 8, “Financial Highlights.”

Morgan Stanley Spectrum Series

Notes to Financial Statements

q.

Recent Accounting Pronouncement. In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017, and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on each Partnership’s financial statements and related disclosures.

r.

Reclassification. Certain prior period amounts have been reclassified to conform to current period presentation. For Spectrum Select and Spectrum Technical, amounts previously presented as net unrealized gain (loss) on open contracts in each such Partnership’s Statements of Financial Condition are now reported as net unrealized appreciation on open futures contracts, net unrealized depreciation on open futures contracts, net unrealized appreciation on open forward contracts and net unrealized depreciation on open forward contracts, as applicable. In addition, for Spectrum Select and Spectrum Technical, amounts previously combined and presented as futures and forward contracts purchased and futures and forward contracts sold on each such Partnership’s Condensed Schedules of Investments are now reported separately as futures contracts purchased, futures contracts sold, unrealized appreciation on open forward contracts and unrealized depreciation on open forward contracts, as applicable.

Morgan Stanley Spectrum Series

Notes to Financial Statements

3.	Investments:

a.	Tactical Currency’s Investments in Affiliated Underlying Funds

On November 1, 2012, Tactical Currency’s assets allocated to The Cambridge Strategy (Asset Management) Limited (“Cambridge”) for trading were invested in Cambridge Master Fund L.P. (“Cambridge Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using Cambridge Asian Markets Alpha Programme and, from October 1, 2013, Cambridge Emerging Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Tactical Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this “master/feeder” structure promotes efficiency and economy in the trading process.

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

On January 1, 2012, Tactical Currency’s assets allocated to Krom River Investment Management (Cayman) Limited and Krom River Trading AG (together, and each separately, “Krom River”) for trading were invested in KR Master Fund L.P. (“KR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. KR Master Fund was formed in order to permit commodity pools managed now or in the future by Krom River using the Commodity Program at 150% Leverage, a fundamental and technical trading system, to invest together in one trading vehicle.

Effective December 31, 2014, Tactical Currency fully redeemed its investment from KR Master Fund. In addition, Krom River no longer acts as commodity trading advisor to Tactical Currency. Effective on or about January 1, 2015, Tactical Currency reallocated the assets allocated to Krom River to Cambridge.

Tactical Currency carries, and carried, its investment in Cambridge Master Fund and KR Master Fund, respectively, at fair value based on Tactical Currency’s (1) respective net contributions to Cambridge Master Fund and KR Master Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of Cambridge Master Fund and KR Master Fund. Tactical Currency invests in, and invested in, Cambridge Master Fund and KR Master Fund, respectively, through a “master/feeder” structure. Tactical Currency’s pro-rata share of the results of Cambridge Master Fund’s and KR Master Fund’s trading activities are shown in Tactical Currency’s Statements of Income and Expenses.

The financial statements of Cambridge Master Fund, including its condensed schedules of investments, are included elsewhere in this report and should be read in conjunction with Tactical Currency’s financial statements.

Generally, a limited partner in Cambridge Master Fund may withdraw all or part of its capital contributions and undistributed profits, if any, from Cambridge Master Fund as of the end of any month (the “Redemption Date”) after a request has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs Cambridge Master Fund. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Cambridge Master Fund does not, and KR Master Fund did not, pay any management or incentive fees related to Tactical Currency’s investments. These fees are accrued and paid by Tactical Currency. The General Partner reimburses Cambridge Master Fund and reimbursed KR Master Fund for all brokerage related fees borne by Cambridge Master Fund and KR Master Fund (prior to its termination on December 31, 2014) on behalf of Tactical Currency’s investments.

As of December 31, 2016 and 2015, Tactical Currency owned approximately 16.3% and 22.7% of Cambridge Master Fund, respectively. It is Tactical Currency’s intention to continue to invest in Cambridge Master Fund. The performance of Tactical Currency is directly affected and was directly affected by, the performance of Cambridge Master Fund and (prior to its termination on December 31, 2014) KR Master Fund.

b.	Spectrum Strategic’s Investments in Affiliated Underlying Funds

Effective December 1, 2011, the assets allocated by Spectrum Strategic to Aventis Asset Management, LLC (“Aventis”) and PGR Capital L.P. (“PGR”) for trading were invested in MB Master Fund L.P. (“MB Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware, and PGR Master Fund L.P. (“PGR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware, respectively. The General Partner is also the general partner of MB Master Fund and PGR Master Fund. Individual and pooled accounts currently managed by Aventis and PGR, including Spectrum Strategic, are permitted to be limited partners of MB Master Fund and PGR Master Fund, respectively. The General Partner, Aventis and PGR believe that trading through these structures should promote efficiency and economy in the trading process. MB Master Fund and PGR Master Fund are collectively referred to as the “Funds.”

Effective January 1, 2008, the assets allocated by Spectrum Strategic to Blenheim Capital Management, LLC (“Blenheim”) for trading were invested in Morgan Stanley Smith Barney BHM I, LLC (“BHM I, LLC”), a limited liability company organized under the limited liability company laws of the State of Delaware. Spectrum Strategic’s investment in BHM I, LLC represented approximately 15.9% of the net asset value of Spectrum Strategic at December 31, 2015. The General Partner was also the managing member of BHM I, LLC.

Effective January 31, 2016, Ceres terminated the advisory agreement among the General Partner, Blenheim and BHM I, LLC pursuant to which Blenheim traded BHM I, LLC’s (and, indirectly, Spectrum Strategic’s) assets in Futures Interests. Consequently, Blenheim ceased all Futures Interest trading on behalf of BHM I, LLC (and, indirectly, Spectrum Strategic). Ceres reallocated the assets formerly allocated by Spectrum Strategic to Blenheim among the remaining Trading Advisors of Spectrum Strategic. References herein to the “Funds” may include, as relevant, BHM I, LLC.

Spectrum Strategic carries (or carried with respect to its investment in BHM I, LLC), its investment in the Funds at fair value based on Spectrum Strategic’s (1) respective net contribution to each Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of each Fund. ASC 820, “Fair Value Measurement,” as amended, permits, as a practical expedient, Spectrum Strategic to measure the fair value of its investments in the Funds on the basis of the net asset value per share (or its equivalent) if the net asset value per share of such investments is calculated in a manner consistent with the measurement principles of Topic 946, “Financial Services – Investment Companies” as of Spectrum Strategic’s reporting date.

As of December 31, 2016, Spectrum Strategic owned approximately 45.5% and 7.5% of PGR Master and MB Master, respectively. As of December 31, 2015, Spectrum Strategic owned 58.1%, 5.6% and 5.0% of PGR Master, MB Master and BHM I, LLC, respectively.

Morgan Stanley Spectrum Series

Notes to Financial Statements

The financial statements of Spectrum Strategic have been prepared using the “Fund of Funds” approach, and accordingly, Spectrum Strategic’s pro-rata share of all revenue and expenses of the Funds is reflected as net change in unrealized gains (losses) on investment in the Funds in Spectrum Strategic’s Statements of Income and Expenses. Contributions to and withdrawals from the Funds are recorded on the effective date. With respect to its investments in PGR Master Fund and MB Master Fund, Spectrum Strategic records a realized gain or loss on such investments as the difference between the redemption proceeds and the related cost of such investment. In determining the cost of such investments, Spectrum Strategic generally uses the average cost method. With respect to Spectrum Strategic’s investment in BHM I, LLC, Spectrum Strategic recorded redemptions received from BHM I, LLC as a reduction of cost basis and thereafter the redemptions received in excess of cost were recorded as a realized gain.

Summarized information for Spectrum Strategic’s investment in, and operations of BHM I, LLC, PGR Master Fund and MB Master Fund, as of and for the years ended December 31, 2016 and 2015, is as follows:

December 31, 2016	% of Spectrum Strategic’s Partners’ Capital	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Management Fees	Incentive Fees	Investment Objective	Redemptions Permitted
BHM I, LLC (a)	-%	$-	$(335,552)	$6,470	$-	Commodity Portfolio	Monthly
PGR Master Fund	50.8	8,039,156	(904,136)	-	-	Commodity Portfolio	Monthly
MB Master Fund	57.1	9,035,960	1,259,981	-	-	Commodity Portfolio	Monthly

(a)	From January 1, 2016 through January 31, 2016, the date Spectrum Strategic fully redeemed its interest in BHM I, LLC.

December 31, 2015	% of Spectrum Strategic’s Partners’ Capital	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Management Fees	Incentive Fees	Investment Objective	Redemptions Permitted
BHM I, LLC	15.9%	$3,894,858	$(3,328,835)	$284,061	$-	Commodity Portfolio	Monthly
PGR Master Fund	50.7	12,442,510	104,616	-	-	Commodity Portfolio	Monthly
MB Master Fund	36.3	8,922,695	(536,287)	-	-	Commodity Portfolio	Monthly

Generally, a limited partner or non-managing member, as applicable, in MB Master Fund, PGR Master Fund and (prior to its termination on January 31, 2016) BHM I, LLC may withdraw all or part of its capital contributions and undistributed profits, if any, from the Funds as of the Redemption Date after a request has been made to the General Partner/managing member at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner or non-managing member elects to redeem and informs the Funds. However, a limited partner or non-managing member may request a withdrawal as of the end of any day if such request is received by the General Partner/managing member at least three days in advance of the proposed withdrawal day.

Spectrum Strategic does not directly pay PGR Master Fund and MB Master Fund and, prior to March 1, 2014, did not directly pay BHM I, LLC, for its pro-rata portion of management or incentive fees. Such fees are directly paid by Spectrum Strategic to such trading advisors.

Morgan Stanley Spectrum Series

Notes to Financial Statements

From March 1, 2014 until its termination on January 31, 2016, BHM I, LLC was paid directly by Spectrum Strategic for its pro-rata portion of management and incentive fees.

The tables below represent summarized Income Statement information for PGR Master Fund and MB Master Fund for the years ended December 31, 2016 and 2015, respectively, and for BHM I, LLC for the period from January 1, 2016 through January 31, 2016 (termination of operations of BHM I, LLC) and for the year ended December 31, 2015 to meet the requirements of Regulation S-X Rule 3-09:

	Investment	Net	Total Trading	Net Income/
December 31, 2016	Income	Investment Loss	Results	(Loss)
BHM I, LLC	$1,632	$(170,710)	$(6,343,252)	$(6,513,962)
PGR Master Fund	37,912	(36,071)	(1,707,510)	(1,743,581)
MB Master Fund	277,605	(2,314,063)	16,332,842	14,018,779

	Investment	Net	Total Trading	Net Income/
December 31, 2015	Income	Investment Loss	Results	(Loss)
BHM I, LLC	$-	$(3,875,220)	$(31,114,859)	$(34,990,079)
PGR Master Fund	4,505	(63,701)	362,309	298,608
MB Master Fund	5,090	(3,544,946)	(5,123,213)	(8,668,159)

c. Spectrum Technical’s Investments in Affiliated Underlying Funds

On January 1, 2015, the assets allocated by Spectrum Technical to SECOR Capital Advisors, L.P. (“SECOR”) were invested in SECOR Master Fund L.P. (“SECOR Master Fund”), a limited partnership organized under the partnership laws of the State of Delaware. SECOR Master Fund permits accounts managed now or in the future by SECOR using a variation of the program traded by SECOR Alpha Master Program L.P., a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner of SECOR Master Fund. Individual and pooled accounts currently managed by SECOR, including Spectrum Technical, are permitted to be limited partners of SECOR Master Fund. The General Partner and SECOR believe that trading through this “master/feeder” structure promotes efficiency and economy in the trading process.

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

Spectrum Technical carries, and carried, its investment in SECOR Master Fund and Blackwater Master Fund, respectively, at fair value based on Spectrum Technical’s (1) respective net contributions to SECOR Master Fund and Blackwater Master Fund and (2) its respective allocated share of the undistributed profits and losses, including realized gains or losses and net change in unrealized gains or losses, of SECOR Master Fund and Blackwater Master Fund. Spectrum Technical invests in, and invested in, SECOR Master Fund and Blackwater Master Fund, respectively, through a “master/feeder” structure. Spectrum Technical’s pro-rata share of the results of SECOR Master Fund’s and Blackwater Master Fund’s trading activities are shown in Spectrum Technical’s Statements of Income and Expenses.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Summarized information for Spectrum Technical, reflecting the total assets, liabilities and partners’ capital of SECOR Master Fund as of December 31, 2016 and 2015, is shown in the following tables:

	December 31, 2016
	Total Assets	Total Liabilities	Total Partners’ Capital
SECOR Master Fund	$39,231,542	$679,104	$38,552,438

	December 31, 2015
	Total Assets	Total Liabilities	Total Partners’ Capital
SECOR Master Fund	$50,962,450	$464,928	$50,497,522

Summarized information for Spectrum Technical’s investment in, and operations of Blackwater Master Fund and SECOR Master Fund as of and for the years ended December 31, 2016 and 2015 is shown in the following tables:

December 31, 2016	% of Spectrum Technical’s Partners’ Capital	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Investment Objective	Redemptions Permitted

SECOR Master Fund	31.2%	$19,624,189	$1,289,132	Commodity Portfolio	Monthly

December 31, 2015	% of Spectrum Technical’s Partners’ Capital	Fair Value	Partnership’s Pro-rata Net Income (Loss)	Investment Objective	Redemptions Permitted

Blackwater Master Fund (a)	-%	$-	$(26,849)	Commodity Portfolio	Monthly
SECOR Master Fund	30.4	27,517,405	855,249	Commodity Portfolio	Monthly

(a)     From January 1, 2015 through September 30, 2015, the date Spectrum Technical fully redeemed its interest in Blackwater Master Fund.

Generally, a limited partner in SECOR Master Fund and Blackwater Master Fund (prior to its termination on September 30, 2015) may withdraw all or part of its capital contributions and undistributed profits, if any, from SECOR Master Fund and Blackwater Master Fund as of the Redemption Date after a request has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs SECOR Master Fund and Blackwater Master Fund. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

As of December 31, 2016 and 2015, Spectrum Technical owned approximately 50.9% and 54.5% of SECOR Master Fund, respectively. It is Spectrum Technical’s intention to continue to invest in SECOR Master Fund. The performance of Spectrum Technical is directly affected by, and was directly affected by, the performance of SECOR Master Fund and (prior to its termination on September 30, 2015), Blackwater Master Fund, respectively.

The tables below represent summarized income statement information for SECOR Master Fund for the years ended December 31, 2016 and 2015, respectively, and for Blackwater Master Fund for the period from January 1, 2015 through September 30, 2015 (termination of operations of Blackwater Master Fund) to meet the requirements of Regulation S-X Rule 3-09:

December 31, 2016	Investment Income	Net Investment Loss	Total Trading Results	Net Income (Loss)
SECOR Master Fund	$92,036	$(245,725)	$2,459,009	$2,213,284

December 31, 2015	Investment Income	Net Investment Loss	Total Trading Results	Net Income (Loss)
Blackwater Master Fund	$1,120	$(39,750)	$87,198	$47,448
SECOR Master Fund	12,458	(396,486)	2,605,734	2,209,248

4. Trading Advisors:

Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors, which are registered with the Commodity Futures Trading Commission, to make all trading decisions for the respective Partnerships. The trading advisors for each Partnership at December 31, 2016 were as follows:

Tactical Currency
Cambridge

Spectrum Select
EMC Capital Advisors, LLC (“EMC”)
Graham Capital Management, L.P. (“Graham”)
Rabar Market Research, Inc. (“Rabar”)

Spectrum Strategic
Aventis
PGR

Spectrum Technical
Aspect Capital Limited (“Aspect”)
Campbell & Company, Inc. (“Campbell”)
FORT, L.P. (“FORT”)
SECOR

Effective June 30, 2016, the General Partner terminated the management agreement among Spectrum Select, the General Partner and Altis Partners (Jersey) Limited (“Altis”), pursuant to which Altis traded a portion of Spectrum Select’s assets. Consequently, Altis ceased all Futures Interest trading on behalf of Spectrum Select.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Effective June 1, 2016, Spectrum Technical entered into a management agreement by and among the Partnership, the General Partner, and FORT, a Delaware limited partnership, pursuant to which FORT serves as a trading advisor to Spectrum Technical and manages the portion of Spectrum Technical’s assets allocated to it. Effective July 1, 2016, a portion of the Spectrum Technical’s assets were allocated to FORT and traded pursuant to the Global Contrarian Program.

Effective March 31, 2016, Ceres terminated the management agreement with Winton Capital Management Limited (“Winton”) pursuant to which Winton ceased trading the assets of Spectrum Technical, fully liquidated all commodity interest positions in the Partnership, and converted all currency balances in the Partnership to U.S. dollars.

Effective January 31, 2016, Ceres terminated the advisory agreement among the General Partner, Blenheim and BHM I, LLC, pursuant to which Blenheim traded BHM I, LLC’s (and, indirectly, Spectrum Strategic’s) assets in Futures Interests. Consequently, Blenheim ceased all Futures Interest trading on behalf of BHM I, LLC (and, indirectly, Spectrum Strategic).

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

Effective December 31, 2014, Tactical Currency fully redeemed its investment from KR Master Fund. In addition, Krom River no longer acts as a commodity trading advisor to Tactical Currency.

Effective the close of business on August 8, 2014, Ceres terminated the management agreement among Ceres, Northfield Trading L.P. (“Northfield”) and Spectrum Select pursuant to which Northfield ceased all Futures Interests trading on behalf of Spectrum Select.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. The management fee for Tactical Currency is accrued at a rate equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Tactical Currency’s net assets allocated to Cambridge on the first day of each month. Prior to its termination on December 31, 2014, Krom River received a management fee for Tactical Currency equal to 1/12th of 1.0% (a 1.0% annual rate) per month of Tactical Currency’s net assets allocated to Krom River on the first day of each month.

The management fee for Spectrum Select is accrued at a rate of 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Select’s net assets allocated to Graham on the first day of each month, 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to Rabar on the first day of each month and 1/12th of 1% (a 1% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month. Prior to January 1, 2016, the management fee paid by Spectrum Select to EMC was accrued at a rate of 1/12th of 2% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to EMC on the first day of each month. Prior to April 1, 2014, the monthly management fee payable to by Spectrum Select to Graham was 1/6th of 1% (a 2% annual rate) per month of Spectrum Select’s net assets allocated to Graham on the first day of each month. The management fee payable by Spectrum Select to Altis prior to its termination on June 30, 2016 was 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Select’s net assets allocated to Altis on the first day of each month. The management fee payable by Spectrum Select to Northfield prior to its termination on August 8, 2014 was 1/12th of 1% (a 1% annual rate) per month of Spectrum Select’s net assets allocated to Northfield on the first day of each month.

Morgan Stanley Spectrum Series

Notes to Financial Statements

The management fee for Spectrum Strategic is accrued at a rate of 1/12th of 1% (a 1% annual rate) per month of Spectrum Strategic’s net assets allocated to PGR on the first day of each month and 1/12th of 1.25% (a 1.25% annual rate) per month of Spectrum Strategic’s net assets allocated to Aventis on the first day of each month. For the period from March 1, 2014 to its termination on January 31, 2016, Blenheim was paid a monthly management fee from Spectrum Strategic at a rate of 1/12th of 2% (a 2% annual rate) per month of Spectrum Strategic’s net assets allocated to Blenheim on the first day of each month. Additionally, Spectrum Strategic directly paid BHM I, LLC for management fees related to Blenheim for the period from March 1, 2014 until Blenheim’s termination effective January 31, 2016. Prior to March 1, 2014, the monthly management fee payable by Spectrum Strategic to Blenheim was 1/4th of 1% (a 3% annual rate) of Spectrum Strategic’s net assets allocated to Blenheim on the first day of each month. Prior to March 1, 2014, the management fee payable by Spectrum Strategic to Aventis was 1/12th of 1.5% (a 1.5% annual rate) of Spectrum Strategic’s net assets allocated to Aventis on the first day of each month.

The management fee for Spectrum Technical is accrued at a rate of 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Technical’s net assets allocated to Aspect and Campbell on the first day of each month. The management fee paid to FORT is earned at a rate of 1/12th of 1.25% (1.25% annual rate) per month of Spectrum Technical’s net assets allocated to FORT on the first day of each month. Effective January 1, 2016, the management fee payable by Spectrum Technical to SECOR was reduced to 1/12th of 1.75% (a 1.75% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month. Prior to January 1, 2016, the management fee payable by Spectrum Technical to SECOR was equal to 1/12th of 2% (a 2% annual rate) per month of Spectrum Technical’s net assets allocated to SECOR on the first day of each month. Prior to its termination on March 31, 2016, Winton received a management fee from Spectrum Technical equal to 1/12th of 1.5% (a 1.5% annual rate) per month of Spectrum Technical’s net assets allocated to Winton on the first day of each month. Prior to its termination on September 30, 2015, Blackwater received a management fee from Spectrum Technical equal to 1/12th of 0.75% (a 0.75% annual rate) per month of Spectrum Technical’s net assets allocated to Blackwater on the first day of each month. Prior to its termination on December 31, 2014, Rotella received a management fee from Spectrum Technical equal to 1/12th of 1.0% (a 1.0% annual rate) per month of Spectrum Technical’s net assets allocated to Rotella on the first day of each month. Prior to June 1, 2014, the management fee payable by Spectrum Technical to Campbell was equal to 1/12th of 2.0% (a 2.0% annual rate) per month of Spectrum Technical’s net assets allocated to Campbell on the first day of each month.

Incentive Fee.       Tactical Currency pays a quarterly incentive fee equal to 15% of the trading profits experienced with respect to Tactical Currency’s net assets allocated to Cambridge at the end of each calendar quarter. Prior to its termination on December 31, 2014, Krom River was eligible to receive a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Tactical Currency’s net assets allocated to Krom River as of the end of each calendar quarter.

Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to EMC, Rabar and Graham as of the end of each calendar month. Prior to its termination on June 30, 2016, Altis was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to Altis as of the end of each calendar month. Prior to its termination on August 8, 2014, Northfield was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Select’s net assets allocated to Northfield as of the end of each calendar month.

Spectrum Strategic pays a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to Aventis as of the end of each calendar quarter and a yearly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to PGR as of the end of each calendar year. For the period from March 1, 2014 until Blenheim’s termination effective January 31, 2016, Blenheim was eligible to receive from BHM I, LLC a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Strategic’s net assets allocated to Blenheim as of the end of each calendar quarter. Prior to March 1, 2014, Blenheim was eligible to receive from Spectrum Strategic a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical pays a monthly incentive fee equal to 20% of trading profits experienced with respect to Spectrum Technical’s net assets allocated to Aspect and Campbell as of the end of each calendar month, a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to SECOR as of the end of each calendar quarter and a yearly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to FORT as of the end of each calendar year. Prior to its termination on March 31, 2016, Winton was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Winton as of the end of each calendar month. Prior to its termination on September 30, 2015, Blackwater was eligible to receive a quarterly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Blackwater as of the end of each calendar quarter. Prior to its termination on December 31, 2014, Rotella was eligible to receive a monthly incentive fee equal to 20% of the trading profits experienced with respect to Spectrum Technical’s net assets allocated to Rotella as of the end of each month.

Trading profits represent the amount by which profits from Futures Interests trading exceed losses after ongoing selling agent fees, brokerage fees, General Partner fees and management fees, as applicable, are deducted.

For all trading advisors with trading losses, no incentive fees are paid in subsequent periods until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month’s redemptions and reallocations.

5.	Financial Instruments:

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the respective Statements of Financial Condition as a net unrealized gain or loss on open futures or forward contracts. The resulting net change in unrealized gains and losses is reflected in the “Net change in unrealized gains (losses) on open contracts” in the respective Statements of Income and Expenses. The Partnerships’ contracts are accounted for on a trade-date basis. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

The Partnerships also have credit risk because MS&Co. acts as the commodity futures broker, or the counterparty, with respect to most of the Partnerships’ assets. Exchange-traded futures and exchange-traded forward contracts are fair valued on a daily basis, with variations in value settled on a daily basis. With respect to the Partnerships’ off-exchange-traded forward currency contracts and forward currency option contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships’ accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in custody accounts held at MS&Co., for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships’ and the counterparty’s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s bankruptcy or insolvency.

The Partnerships do not isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations due to changes in market prices of investments held. Such fluctuations are included in total trading results in the Statements of Income and Expenses.

The General Partner monitors and attempts to control the Partnerships’ risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures and forward contracts by sector, margin requirements, gain and loss transactions and collateral positions.

The futures and forwards traded by the Partnerships, along with the U.S. Treasury bills held by the Partnerships, involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently in its earnings, whether realized or unrealized, and cash flow.

Gains and losses on open positions of exchange-traded futures and exchange-traded forward contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract.

Spectrum Strategic’s, Spectrum Technical’s and Tactical Currency’s investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above.

Morgan Stanley Spectrum Series

Notes to Financial Statements

6.	Trading Activities:

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

100% of Tactical Currency’s contracts held indirectly through its investment in Cambridge Master Fund are traded over-the-counter.

The General Partner estimates that, at any given time, approximately 7.7% to 27.7% of Spectrum Select’s contracts are traded over-the-counter.

The General Partner estimates that, at any given time, approximately 0.0% to 14.7% of Spectrum Strategic’s contracts held indirectly through its investment in the Funds are traded over-the-counter.

The General Partner estimates that, at any given time, approximately 21.2% to 42.3% of Spectrum Technical’s contracts held both directly and indirectly through its investment in SECOR Master Fund are traded over-the-counter.

All of the commodity interests owned by Spectrum Select and Spectrum Technical are held for trading purposes. The monthly average number of futures contracts traded by Spectrum Select during the years ended December 31, 2016 and 2015 were 6,303 and 8,519, respectively. The monthly average number of metals forward contracts traded by Spectrum Select during the years ended December 31, 2016 and 2015 were 965 and 1,135, respectively. The monthly average notional values of currency forward contracts traded by Spectrum Select during the years ended December 31, 2016 and 2015 were $117,997,719 and $124,501,944, respectively.

The monthly average number of futures contracts traded directly by Spectrum Technical during the years ended December 31, 2016 and 2015 were 3,074 and 4,195, respectively. The monthly average number of metals forward contracts traded directly by Spectrum Technical during the years ended December 31, 2016 and 2015 were 393 and 502, respectively. The monthly average notional values of currency forward contracts traded directly by Spectrum Technical during the years ended December 31, 2016 and 2015 were $302,187,265 and $288,970,752, respectively.

Morgan Stanley Spectrum Series

Notes to Financial Statements

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of Spectrum Select’s and Spectrum Technical’s derivatives and their offsetting subject to master netting or similar arrangements as of December 31, 2016 and 2015, respectively.

Spectrum Select

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2016	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$2,203,401	$(827,990)	$1,375,411	$-	$-	$1,375,411
Forwards	1,069,028	(1,069,028)	-	-	-	-

Total assets	$3,272,429	$(1,897,018)	$1,375,411	$-	$-	$1,375,411

Liabilities
Futures	$(827,990)	$827,990	$-	$-	$-	$-
Forwards	(1,116,899)	1,069,028	(47,871)	-	-	(47,871)

Total liabilities	$(1,944,889)	$1,897,018	$(47,871)	$-	$-	$(47,871)

Net fair value						$1,327,540	*

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2015	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$3,831,162	$(2,431,726)	$1,399,436	$-	$-	$1,399,436
Forwards	1,168,919	(1,125,088)	43,831	-	-	43,831

Total assets	$5,000,081	$(3,556,814)	$1,443,267	$-	$-	$1,443,267

Liabilities
Futures	$(2,431,726)	$2,431,726	$-	$-	$-	$-
Forwards	(1,125,088)	1,125,088	-	-	-	-

Total liabilities	$(3,556,814)	$3,556,814	$-	$-	$-	$-

Net fair value						$1,443,267	*

*

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2016	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$1,051,049	$(756,615)	$294,434	$-	$-	$294,434
Forwards	665,811	(665,811)	-	-	-	-

Total assets	$1,716,860	$(1,422,426)	$294,434	$-	$-	$294,434

Liabilities
Futures	$(756,615)	$756,615	$-	$-	$-	$-
Forwards	(730,361)	665,811	(64,550)	-	-	(64,550)

Total liabilities	$(1,486,976)	$1,422,426	$(64,550)	$-	$-	$(64,550)

Net fair value						$229,884	*

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2015	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount
Assets
Futures	$1,246,261	$(1,246,261)	$-	$-	$-	$-
Forwards	1,901,957	(1,901,957)	-	-	-	-

Total assets	$3,148,218	$(3,148,218)	$-	$-	$-	$-

Liabilities
Futures	$(1,548,907)	$1,246,261	$(302,646)	$-	$-	$(302,646)
Forwards	(1,988,889)	1,901,957	(86,932)	-	-	(86,932)

Total liabilities	$(3,537,796)	$3,148,218	$(389,578)	$-	$-	$(389,578)

Net fair value						$(389,578)	*

*

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

The following tables indicates the gross fair values of Spectrum Select’s and Spectrum Technical’s derivative instruments of futures and forward contracts as separate assets and liabilities as of December 31, 2016 and 2015, respectively.

Spectrum Select

	December 31, 2016
Assets
Futures Contracts
Commodity	$ 864,337
Equity	696,575
Currencies	202,478
Interest rates	440,011

Total unrealized appreciation on open futures contracts	2,203,401

Liabilities
Futures Contracts
Commodity	(385,917)
Equity	(263,755)
Currencies	(55,806)
Interest rates	(122,512)

Total unrealized depreciation on open futures contracts	(827,990)

Net unrealized appreciation on open futures contracts	$ 1,375,411	*

Assets
Forward Contracts
Commodity	$370,551
Currencies	698,477

Total unrealized appreciation on open forward contracts	1,069,028

Liabilities
Forward Contracts
Commodity	(534,709)
Currencies	(582,190)

Total unrealized depreciation on open forward contracts	(1,116,899)

Net unrealized depreciation on open forward contracts	$ (47,871)	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in Spectrum Select’s Statements of Financial Condition.

**	This amount is in “Net unrealized depreciation on open forward contracts” in Spectrum Select’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements

	December 31, 2015
Assets
Futures Contracts
Commodity	$ 2,019,401
Equity	196,959
Currencies	1,206,216
Interest rates	408,586

Total unrealized appreciation on open futures contracts	3,831,162

Liabilities
Futures Contracts
Commodity	(937,845)
Equity	(421,360)
Currencies	(469,882)
Interest rates	(602,639)

Total unrealized depreciation on open futures contracts	(2,431,726)

Net unrealized appreciation on open futures contracts	$ 1,399,436	*

Assets
Forward Contracts
Commodity	$ 740,942
Currencies	427,977

Total unrealized appreciation on open forward contracts	1,168,919

Liabilities
Forward Contracts
Commodity	(954,788)
Currencies	(170,300)

Total unrealized depreciation on open forward contracts	(1,125,088)

Net unrealized appreciation on open forward contracts	$ 43,831	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in Spectrum Select’s Statements of Financial Condition.
**	This amount is in “Net unrealized appreciation on open forward contracts” in Spectrum Select’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical

	December 31, 2016
Assets
Futures Contracts
Commodity	$ 323,692
Equity	348,618
Currencies	24,345
Interest rates	354,394

Total unrealized appreciation on open futures contracts	1,051,049

Liabilities
Futures Contracts
Commodity	(226,494)
Equity	(140,355)
Currencies	(144,708)
Interest rates	(245,058)

Total unrealized depreciation on open futures contracts	(756,615)

Net unrealized appreciation on open futures contracts	$ 294,434	*

Assets
Forward Contracts
Commodity	$58,919
Currencies	606,892

Total unrealized appreciation on open forward contracts	665,811

Liabilities
Forward Contracts
Commodity	(293,032)
Currencies	(437,329)

Total unrealized depreciation on open forward contracts	(730,361)

Net unrealized depreciation on open forward contracts	$ (64,550)	**

*	This amount is in “Net unrealized appreciation on open futures contracts” in Spectrum Technical’s Statements of Financial Condition.
**	This amount is in “Net unrealized depreciation on open forward contracts” in Spectrum Technical’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements

	December 31, 2015
Assets
Futures Contracts
Commodity	$ 776,736
Equity	143,690
Currencies	121,130
Interest rates	204,705

Total unrealized appreciation on open futures contracts	1,246,261

Liabilities
Futures Contracts
Commodity	(762,145)
Equity	(170,907)
Currencies	(10,967)
Interest rates	(604,888)

Total unrealized depreciation on open futures contracts	(1,548,907)

Net unrealized depreciation on open futures contracts	$ (302,646)	*

Assets
Forward Contracts
Commodity	$ 156,179
Currencies	1,745,778

Total unrealized appreciation on open forward contracts	1,901,957

Liabilities
Forward Contracts
Commodity	(366,155)
Currencies	(1,622,734)

Total unrealized depreciation on open forward contracts	(1,988,889)

Net unrealized depreciation on open forward contracts	$ (86,932)	**

*	This amount is in “Net unrealized depreciation on open futures contracts” in Spectrum Technical’s Statements of Financial Condition.

**	This amount is in “Net unrealized depreciation on open forward contracts” in Spectrum Technical’s Statements of Financial Condition.

Morgan Stanley Spectrum Series

Notes to Financial Statements

The following tables indicate the trading gains and losses, by market sector, on Spectrum Select’s and Spectrum Technical’s derivative instruments for the years ended December 31, 2016, 2015 and 2014, respectively.

Spectrum Select

Sector	2016		2015		2014

Commodity	$ (6,068,586)		$ (1,071,073)		$ 11,295,753
Equity	(2,859,526)		(2,848,607)		(3,990,077)
Currencies	(701,495)		2,577,114		4,185,603
Interest rates	966,204		(132,336)		9,213,718

Total	$ (8,663,403)	*	$ (1,474,902)	*	$ 20,704,997	*

Spectrum Technical

Sector	2016		2015		2014

Commodity	$ (3,763,856)		$ 5,162,412		$ 3,173,650
Equity	1,904,910		(769,729)		3,873,373
Currencies	(409,677)		1,503,142		(6,217,792)
Interest rates	1,151,677		344,021		20,943,980

Total	$ (1,116,946)	*	$ 6,239,846	*	$ 21,773,211	*

* This amount is included in “Total trading results” in the respective Partnership’s Statements of Income and Expenses.

7.	Fair Value Measurements:

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

Morgan Stanley Spectrum Series

Notes to Financial Statements

The Partnerships consider prices for exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forward, swap and certain option contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2016 and 2015, the Partnerships did not hold any derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2016 and 2015, there were no transfers of assets or liabilities between Level 1 and Level 2.

There were no direct investments held by Tactical Currency and Spectrum Strategic as of December 31, 2016 and 2015. For Tactical Currency’s investment in Cambridge Master Fund, see Notes 2 and 5 of the attached Cambridge Master Fund’s financial statements for the determination of the fair value of Cambridge Master Fund’s investments and related disclosures, including the fair value hierarchy. The following tables present information about Spectrum Select’s and Spectrum Technical’s assets and liabilities measured at fair value as of December 31, 2016 and 2015:

Spectrum Select

December 31, 2016	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury bills	$12,994,751	$-	$12,994,751	$-
Futures	2,203,401	2,203,401	-	-
Forwards	1,069,028	370,551	698,477	-

Total assets	$16,267,180	$2,573,952	$13,693,228	$-

Liabilities
Futures	$827,990	$827,990	$-	$-
Forwards	1,116,899	534,709	582,190	-

Total liabilities	$1,944,889	$1,362,699	$582,190	$-

December 31, 2015	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury bills	$55,493,206	$-	$55,493,206	$-
Futures	3,831,162	3,831,162	-	-
Forwards	1,168,919	740,942	427,977	-

Total assets	$60,493,287	$4,572,104	$55,921,183	$-

Liabilities
Futures	$2,431,726	$2,431,726	$-	$-
Forwards	1,125,088	954,788	170,300	-

Total liabilities	$3,556,814	$3,386,514	$170,300	$-

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical

December 31, 2016	Total	Level 1	Level 2	Level 3

Assets
Futures	$1,051,049	$1,051,049	$-	$-
Forwards	665,811	58,919	606,892	-

Total assets	$1,716,860	$1,109,968	$606,892	$-

Liabilities
Futures	$756,615	$756,615	$-	$-
Forwards	730,361	293,032	437,329	-

Total liabilities	$1,486,976	$1,049,647	$437,329	$-

December 31, 2015	Total	Level 1	Level 2	Level 3

Assets
U.S. Treasury bills	$21,747,370	$-	$21,747,370	$-
Futures	1,246,261	1,246,261	-	-
Forwards	1,901,957	156,179	1,745,778	-

Total assets	$24,895,588	$1,402,440	$23,493,148	$-

Liabilities
Futures	$1,548,907	$1,548,907	$-	$-
Forwards	1,988,889	366,155	1,622,734	-

Total liabilities	$3,537,796	$1,915,062	$1,622,734	$-

Morgan Stanley Spectrum Series

Notes to Financial Statements

8. Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2016, 2015 and 2014 are as follows:

Tactical Currency

	2016	2015	2014

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$(0.52)	$2.16	$1.63
Net investment loss	(0.56)	(0.73)	(0.53)

Net increase (decrease) for the year	(1.08)	1.43	1.10
Net asset value per Unit, beginning of year	9.92	8.49	7.39

Net asset value per Unit, end of year	$8.84	$9.92	$8.49

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.8)%	(8.0)%	(7.0)%

Operating expenses before incentive fees	5.2%	5.1%	5.4%
Incentive fees	0.8%	2.9%	1.6%

Operating expenses after incentive fees	6.0%	8.0%	7.0%

Total return:
Total return before incentive fees	(10.1)%	19.9%	16.6%
Incentive fees	(0.8)%	(3.1)%	(1.7)%

Total return after incentive fees	(10.9)%	16.8%	14.9%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Tactical Currency and includes income and expenses allocated from its investments in Cambridge Master Fund and KR Master Fund, as applicable.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Select

	2016	2015	2014

Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$(2.96)	$(0.51)	$5.34
Net investment loss	(1.43)	(1.74)	(1.64)

Net increase (decrease) for the year	(4.39)	(2.25)	3.70
Net asset value per Unit, beginning of year	27.93	30.18	26.48

Net asset value per Unit, end of year	$23.54	$27.93	$30.18

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.5)%	(5.8)%	(6.3)%

Operating expenses before incentive fees	5.7%	5.8%	6.3%
Incentive fees	- %	- %	- %

Operating expenses after incentive fees	5.7%	5.8%	6.3%

Total return:
Total return before incentive fees	(15.7)%	(7.5)%	14.0%
Incentive fees	- %	- %	- %

Total return after incentive fees	(15.7)%	(7.5)%	14.0%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Spectrum Select.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Strategic

	2016	2015	2014
Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$(0.05)	$(1.51)	$0.77
Net investment loss	(0.57)	(0.57)	(0.79)

Net increase (decrease) for the year	(0.62)	(2.08)	(0.02)
Net asset value per Unit, beginning of year	11.54	13.62	13.64

Net asset value per Unit, end of year	$10.92	$11.54	$13.62

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.1)%	(4.7)%	(5.5)%

Operating expenses before incentive fees	5.2%	4.7%	5.4%
Incentive fees	- %	- %	0.1%

Operating expenses after incentive fees	5.2%	4.7%	5.5%

Total return:
Total return before incentive fees	(5.4)%	(15.3)%	0.0%
Incentive fees	- %	- %	(0.1)%

Total return after incentive fees	(5.4)%	(15.3)%	(0.1)%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Spectrum Strategic and does not include income and expenses related to its investment in the Funds.

Morgan Stanley Spectrum Series

Notes to Financial Statements

Spectrum Technical

	2016	2015	2014
Per Unit Performance (for a unit outstanding throughout the year): *

Net realized and unrealized gains (losses)	$(0.31)	$1.13	$3.61
Net investment loss	(1.05)	(1.25)	(1.09)

Net increase (decrease) for the year	(1.36)	(0.12)	2.52
Net asset value per Unit, beginning of year	18.95	19.07	16.55

Net asset value per Unit, end of year	$17.59	$18.95	$19.07

Ratios to Average Limited Partners’ Capital:
Net investment loss **	(5.7)%	(6.5)%	(6.6)%

Operating expenses before incentive fees	5.6%	5.6%	5.9%
Incentive fees	0.3%	0.9%	0.7%

Operating expenses after incentive fees	5.9%	6.5%	6.6%

Total return:
Total return before incentive fees	(6.9)%	0.3%	15.9%
Incentive fees	(0.3)%	(0.9)%	(0.7)%

Total return after incentive fees	(7.2)%	(0.6)%	15.2%

*

Net investment loss per Unit is calculated by dividing the expenses net of interest income by the average number of Units outstanding during the year. The net realized and unrealized gains (losses) per Unit is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per unit information.

**	Interest income less total expenses.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital of Spectrum Technical and includes income and expenses allocated from its investments in SECOR Master Fund and Blackwater Master Fund, as applicable.

9. Subsequent Events:

As of January 1, 2017, Ceres and Morgan Stanley Wealth Management became wholly-owned subsidiaries of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). Prior to January 1, 2017, Ceres and Morgan Stanley Wealth Management were wholly-owned subsidiaries of MSSBH. MSD Holdings is ultimately owned by Morgan Stanley.

Ceres has evaluated the subsequent events through the date the financial statements are issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in each respective Partnership’s financial statements.

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
Cambridge Master Fund L.P.

Ceres Managed Futures LLC 522 Fifth Avenue New York, NY 10036 855-672-4468

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Cambridge Master Fund L.P.:

We have audited the accompanying statements of financial condition of Cambridge Master Fund L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2016 and 2015, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cambridge Master Fund L.P. as of December 31, 2016 and 2015, and the results of its operations and changes in its partners’ capital for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2017

Cambridge Master Fund L.P.

Statements of Financial Condition

December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets:
Equity in trading account:
Investment in U.S. Treasury bills, at fair value (amortized cost $0 and $49,492,685 at December 31, 2016 and 2015, respectively)	$-	$49,496,752
Cash at MS&Co. (Note 3c)	38,139,290	-
Cash margin (Note 3c)	20,142,391	10,495,462

Total equity in trading account	58,281,681	59,992,214
Cash at bank (Note 1)	217	-
Expense reimbursements	568	190

Total assets	$58,282,466	$59,992,404

Liabilities and Partners’ Capital:
Liabilities:
Net unrealized depreciation on open forward contracts	$1,094,500	$258,025
Accrued expenses:
Professional fees	31,100	24,457

Total liabilities	1,125,600	282,482

Partners’ Capital:
General Partner	-	-
Limited Partners	57,156,866	59,709,922

Total partners’ capital (net asset value)	57,156,866	59,709,922

Total liabilities and partners’ capital	$58,282,466	$59,992,404

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2016

	Notional ($)	Fair Value	% of Partners’ Capital
Unrealized Appreciation on Open Forward Contracts

Currencies	$574,487,744	$10,266,204	17.96%

Total unrealized appreciation on open forward contracts		10,266,204	17.96

Unrealized Depreciation on Open Forward Contracts

Currencies	$606,733,180	(11,360,704)	(19.88)

Total unrealized depreciation on open forward contracts		(11,360,704)	(19.88)

Net unrealized depreciation on open forward contracts		$ (1,094,500)	(1.92)%

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Condensed Schedule of Investments

December 31, 2015

		Notional ($)	Fair Value	% of Partners’ Capital
Unrealized Appreciation on Open Forward Contracts

Currencies		$862,295,211	$10,602,087	17.76%

Total unrealized appreciation on open forward contracts			10,602,087	17.76

Unrealized Depreciation on Open Forward Contracts

Currencies		$840,603,701	(10,860,112)	(18.19)

Total unrealized depreciation on open forward contracts			(10,860,112)	(18.19)

Net unrealized depreciation on open forward contracts			$(258,025)	(0.43)%

U.S. Government Securities
Face Amount	Maturity Date	Description	Fair Value	% of Partners’ Capital
$49,500,000	1/21/2016	U.S. Treasury bills, 0.019%* (Amortized cost of $49,492,685)	$49,496,752	82.90%

*	Liquid non-cash held as collateral.

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Income and Expenses

For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Investment Income:
Interest income	$156,369	$12,853	$6,641

Expenses:
Clearing fees (Note 3c)	101,477	66,821	112,699
Professional fees	71,742	86,792	115,700

Total expenses	173,219	153,613	228,399
Expense reimbursements	(27,407)	(53,916)	(67,015)

Net expenses	145,812	99,697	161,384

Net investment income (loss)	10,557	(86,844)	(154,743)

Trading Results:
Net gains (losses) on trading of commodity interests:
Net realized gains (losses) on closed contracts	(3,082,103)	12,060,496	7,219,710
Net change in unrealized gains (losses) on open contracts	(836,472)	(2,997,878)	2,390,321

Total trading results	(3,918,575)	9,062,618	9,610,031

Net income (loss)	$(3,908,018)	$8,975,774	$9,455,288

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2016, 2015 and 2014

Partners’ Capital
Partners’ Capital, December 31, 2013	$37,521,384
Net income (loss)	9,455,288
Subscriptions	6,500,000
Redemptions	(14,471,846)
Distribution of interest income to feeder funds	(6,641)

Partners’ Capital, December 31, 2014	38,998,185
Net income (loss)	8,975,774
Subscriptions	23,919,247
Redemptions	(12,178,308)
Distribution of interest income to feeder funds	(4,976)

Partners’ Capital, December 31, 2015	59,709,922
Net income (loss)	(3,908,018)
Subscriptions	32,274,427
Redemptions	(30,879,695)
Distribution of interest income to feeder funds	(39,770)

Partners’ Capital, December 31, 2016	$57,156,866

See accompanying notes to financial statements.

Cambridge Master Fund L.P.

Notes to Financial Statements

1.	Organization:

Cambridge Master Fund L.P. (the “Master”) is a limited partnership organized under the partnership laws of the State of Delaware on July 30, 2012, to engage in the speculative trading of a portfolio of commodity interests, including futures, option, swap and forward contracts. Cambridge Master exclusively trades in the currency sector. The commodity interests that are traded by the Master are volatile and involve a high degree of market risk. The General Partner (as defined below) may also determine to invest up to all of the Master’s assets in United States (“U.S.”) Treasury bills and/or money market mutual funds, including money market mutual funds managed by Morgan Stanley or its affiliates.

Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner (the “General Partner”) and commodity pool operator of the Master. At December 31, 2016, the General Partner was a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC (“MSSB Holdings”). MSSB Holdings was ultimately owned by Morgan Stanley. Morgan Stanley is a publicly held company whose shares are listed on the New York Stock Exchange. Morgan Stanley is engaged in various financial services and other businesses. All trading decisions for the Master are made by the Advisor (as defined below).

On September 1, 2012 (commencement of trading operations), Emerging CTA Portfolio L.P. (“Emerging CTA”) allocated a portion of its capital to the Master and purchased an interest in the Master with cash equal to $3,000,000. On November 1, 2012, Ceres Tactical Currency L.P. (“Ceres Tactical Currency”) (formerly known as Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.) allocated a portion of its capital to the Master and purchased an interest in the Master with cash equal to $3,355,672. On December 1, 2015, Morgan Stanley Managed Futures Custom Solutions Fund LP – Series A (“Custom Solutions”), Tactical Diversified Futures Fund L.P. (“Tactical Diversified”), and Institutional Futures Portfolio L.P. (“Institutional Portfolio”) each allocated a portion of their capital to the Master and purchased an interest in the Master with cash equal to $2,400,000, $17,000,000 and $2,500,000, respectively. The Master permits commodity pools managed now or in the future by The Cambridge Strategy (Asset Management) Limited (the “Advisor”) using the Asian Markets Alpha Programme and the Emerging Markets Alpha Programme, the Advisor’s proprietary, systematic trading systems, to invest together in one trading vehicle.

During the periods covered by this report, the Master’s commodity broker was Morgan Stanley & Co. LLC (“MS&Co.”), a registered futures commission merchant. The Master also deposits a portion of its cash in a non-trading account at JPMorgan Chase Bank, N.A.

At December 31, 2016, the Master operated under a structure where its investors consist of Emerging CTA, Ceres Tactical Currency, Custom Solutions, Institutional Portfolio and Tactical Diversified (each a “Feeder”, and collectively, the “Funds”). Emerging CTA, Ceres Tactical Currency, Custom Solutions, Institutional Futures and Tactical Diversified owned approximately 26.2%, 16.3%, 4.3%, 9.1% and 44.1% of the Master at December 31, 2016, respectively. Emerging CTA, Ceres Tactical Currency, Custom Solutions, Institutional Futures and Tactical Diversified owned approximately 40.8%, 22.7%, 4.0%, 4.2% and 28.3% of the Master at December 31, 2015, respectively.

The Master will be liquidated under certain circumstances as defined in the limited partnership agreement of the Master (the “Limited Partnership Agreement”).

Cambridge Master Fund L.P.

Notes to Financial Statements

In July 2015, the General Partner delegated certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (the “Administrator”). Pursuant to a master services agreement, the Administrator furnishes certain administrative, accounting, regulatory reporting, tax and other services as agreed from time to time. In addition, the Administrator maintains certain books and records of the Master.

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

c.

Master’s Investments. All commodity interests of the Master, including derivative financial instruments and derivative commodity instruments, are held for trading purposes. The commodity interests are recorded on the trade date and open contracts are recorded at fair value (as described in Note 5, “Fair Value Measurements”) at the measurement date. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the measurement date. Gains or losses are realized when contracts are closed and are determined using the first-in, first-out method. Unrealized gains or losses on open contracts are included as a component of equity in trading account in the Statements of Financial Condition. Net realized gains or losses and net change in net unrealized gains or losses are included in the Statements of Income and Expenses.

Master’s Cash. The Master’s cash included cash denominated in foreign currencies of $(7) (cost of $36) and $817 (cost of $863) at December 31, 2016 and 2015, respectively. The Master’s margin requirement of $23,516,491 as of December 31, 2015 was met from a combination of 1) U.S. Treasury bills held at MS&Co. and 2) cash margin held at MS&Co. of $10,495,462 as of December 31, 2015.

d.

Income and Expenses Recognition. All of the income and expenses and realized and unrealized gains and losses on trading of commodity interests are determined on each valuation day and allocated pro rata among the Funds at the time of such determination.

e.

Income Taxes. Income taxes are not listed as each partner is individually liable for the taxes, if any, on its share of the Master’s income and expenses. The General Partner concluded that no provision for income tax is required in the Master’s financial statements. The Master files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. The 2013 through 2016 tax years remain subject to examination by U.S. federal and most state tax authorities. The General Partner does not believe that there are any uncertain tax positions that require recognition of a tax liability.

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

g.

Fair Value of Financial Instruments. The carrying value of the Master’s assets and liabilities presented in the Statements of Financial Condition that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, “Financial Instruments,” approximates the fair value due to the short term nature of such balances.

h.

Recent Accounting Pronouncement. In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet or a description of changes in the methods and significant assumptions. Additionally, the update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Investment companies are specifically exempted from ASU 2016-01’s equity investment accounting provisions and will continue to follow the industry specific guidance for investment accounting under Topic 946. For public business entities, this update is effective for fiscal years beginning after December 15, 2017 and interim periods therein. For other entities, it is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The General Partner is currently evaluating the impact this guidance will have on the Master’s financial statements and related disclosures.

i.

Reclassification. Certain prior year amounts have been reclassified to conform to current year presentation. The Master Fund’s amounts previously reported as cash overdraft of $13,021,029 as of December 31, 2015 are now included with cash margin in the Master Fund’s Statements of Financial Condition.

3.	Agreements:

a.	Limited Partnership Agreement:

The General Partner administers the business and affairs of the Master, including selecting one or more advisors to make trading decisions for the Master.

b.	Management Agreement:

The General Partner, on behalf of the Master, has entered into a management agreement (the “Management Agreement”) with the Advisor, a registered commodity trading advisor. The Advisor is not affiliated with the General Partner or MS&Co. and is not responsible for the organization or operation of the Master. The Management Agreement provides that the Advisor has sole discretion in determining the investment of the assets of the Master.

Cambridge Master Fund L.P.

Notes to Financial Statements

All management fees in connection with the Management Agreement are borne by the Funds. The Management Agreement may be terminated upon notice by either party.

c.	Customer Agreement:

The Master has entered into a customer agreement with MS&Co. (the “Customer Agreement”) and a foreign exchange brokerage account agreement with MS&Co.

Under the Customer Agreement and the foreign exchange brokerage account agreement , the Master pays MS&Co. trading fees for the clearing and, where applicable, the execution of transactions. Further, all trading, exchange, clearing, user, give-up, floor brokerage and National Futures Association fees (collectively, the “clearing fees”) are borne by the Master and allocated to the Funds. All other fees are borne by the Funds. All of the Master’s assets available for trading commodity interests are deposited in the Master’s brokerage account at MS&Co. The Master’s cash deposited with MS&Co. is held in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2016 and 2015, the amount of cash held by the Master for margin requirements was $20,142,391 and $10,495,462 respectively. The Customer Agreement may generally be terminated upon notice by either party.

Prior to April 1, 2014, Ceres Tactical Currency paid to MS&Co. a monthly brokerage fee at a flat rate of 1/12 of 4.6% per month (a 4.6% annual rate) of the net assets of Ceres Tactical Currency allocated to the Advisor as of the first day of each month. Effective April 1, 2014, the flat rate brokerage fee was reduced to 1/12 of 3.6% per month (a 3.6% annual rate) of Ceres Tactical Currency’s net assets. Effective October 1, 2014, the flat rate brokerage fee was separated into (i) a General Partner fee payable to the General Partner equal to an annual rate of 2.0% of Ceres Tactical Currency’s net assets, and (ii) an ongoing placement agent fee payable to Morgan Stanley Wealth Management equal to an annual rate of 1.6% of Ceres Tactical Currency’s net assets. The October 1, 2014 fee changes, in the aggregate, did not exceed the flat rate brokerage fee and, accordingly, there was no change to the aggregate fees incurred by Ceres Tactical Currency. The General Partner fees include, and the flat rate brokerage fee included, clearing fees and professional fees that are charged to the Master. Therefore, the Master receives monthly expense reimbursements on clearing fees and professional fees incurred during such month, as shown in the Statements of Income and Expenses as expense reimbursements, based on the beginning of the month partners’ capital allocation percentage for Ceres Tactical Currency’s investment in the Master. Prior to October 1, 2014, the monthly expense reimbursement was paid by MS&Co. Effective October 1, 2014, the monthly expense reimbursement is paid by the General Partner.

Cambridge Master Fund L.P.

Notes to Financial Statements

4.	Trading Activities:

The Master was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Master’s trading activities are shown in the Statements of Income and Expenses.

The Customer Agreement gives the Master the legal right to net unrealized gains and losses on open futures and forward contracts. The Master nets, for financial reporting purposes, the unrealized gains and losses on open futures and open forward contracts in the Statements of Financial Condition, as the criteria under ASC 210-20, “Balance Sheet,” have been met.

All of the commodity interests owned by the Master are held for trading purposes. The monthly average number of notional values of currency forward contracts traded for the years ended December 31, 2016 and 2015 were $3,877,827,139 and $2,407,009,280, respectively.

The following tables summarize the gross and net amounts recognized relating to assets and liabilities of the Master’s derivatives and their offsetting subject to master netting agreements or similar arrangements as of December 31, 2016 and 2015, respectively.

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2016	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount

Assets
Forwards	$10,266,204	$(10,266,204)	$-	$-	$-	$-

Total assets	$10,266,204	$(10,266,204)	$-	$-	$-	$-

Liabilities
Forwards	$(11,360,704)	$10,266,204	$(1,094,500)	$-	$-	$(1,094,500)

Total liabilities	$(11,360,704)	$10,266,204	$(1,094,500)	$-	$-	$(1,094,500)

Net fair value						$(1,094,500)	*

		Gross Amounts	Amounts	Gross Amounts Not Offset in the
		Offset in the	Presented in the	Statements of Financial Condition
		Statements of	Statements of		Cash Collateral
	Gross Amounts	Financial	Financial	Financial	Received/
December 31, 2015	Recognized	Condition	Condition	Instruments	Pledged*	Net Amount

Assets
Forwards	$10,602,087	$(10,602,087)	$-	$-	$-	$-

Total assets	$10,602,087	$(10,602,087)	$-	$-	$-	$-

Liabilities
Forwards	$(10,860,112)	$10,602,087	$(258,025)	$-	$-	$(258,025)

Total liabilities	$(10,860,112)	$10,602,087	$(258,025)	$-	$-	$(258,025)

Net fair value						$(258,025)	*

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

Cambridge Master Fund L.P.

Notes to Financial Statements

The following tables indicate the gross fair values of derivative instruments of forward contracts as separate assets and liabilities as of December 31, 2016 and 2015, respectively.

	December 31,
	2016
Assets
Forward Contracts
Currencies	$10,266,204

Total unrealized appreciation on open forward contracts	10,266,204

Liabilities
Forward Contracts
Currencies	(11,360,704)

Total unrealized depreciation on open forward contracts	(11,360,704)

Net unrealized depreciation on open forward contracts	$(1,094,500)	*

* This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

	December 31,
	2015
Assets
Forward Contracts
Currencies	$10,602,087

Total unrealized appreciation on open forward contracts	10,602,087

Liabilities
Forward Contracts
Currencies	(10,860,112)

Total unrealized depreciation on open forward contracts	(10,860,112)

Net unrealized depreciation on open forward contracts	$(258,025)	**

** This amount is in “Net unrealized depreciation on open forward contracts” in the Statements of Financial Condition.

The following table indicates the trading gains and losses, by market sector, on derivative instruments for the years ended December 31, 2016, 2015 and 2014.

Sector	2016		2015		2014
Currencies	$(3,918,575)		$9,062,618		$9,610,031

Total	$(3,918,575)	***	$9,062,618	***	$9,610,031	***

*** This amount is in “Total trading results” in the Statements of Income and Expenses.

Cambridge Master Fund L.P.

Notes to Financial Statements

5.	Fair Value Measurements:

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

The Master considers prices for exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1). The values of U.S. Treasury bills, non-exchange-traded forwards, swap and certain option contracts for which market quotations are not readily available are priced by broker quotes or pricing services that derive fair values for those assets and liabilities from observable inputs (Level 2). As of and for the years ended December 31, 2016 and 2015, the Master did not hold any exchange-traded commodity futures, forward, swap and option contracts to be based on unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) or derivative instruments that were priced at fair value using unobservable inputs through the application of the General Partner’s assumptions and internal valuation pricing models (Level 3). Transfers between levels are recognized at the end of the reporting period. During the years ended December 31, 2016 and 2015, there were no transfers of assets or liabilities between Level 1 and Level 2.

December 31, 2016	Total	Level 1	Level 2	Level 3
Assets
Forwards	$10,266,204	$-	$10,266,204	$-

Total assets	$10,266,204	$-	$10,266,204	$-

Liabilities
Forwards	$11,360,704	$-	$11,360,704	$-

Total liabilities	$11,360,704	$-	$11,360,704	$-

December 31, 2015	Total	Level 1	Level 2	Level 3
Assets
Forwards	$10,602,087	$-	$10,602,087	$-
U.S. Treasury bills	49,496,752	-	49,496,752	-

Total assets	$60,098,839	$-	$60,098,839	$-

Liabilities
Forwards	$10,860,112	$-	$10,860,112	$-

Total liabilities	$10,860,112	$-	$10,860,112	$-

Cambridge Master Fund L.P.

Notes to Financial Statements

6.    Subscriptions, Distributions and Redemptions:

Subscriptions are accepted monthly from investors who become limited partners on the first day of the month after their subscriptions are processed. Distributions are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date. The General Partner does not intend to make any distributions of the Master’s profits, except for distribution of interest income to feeder funds, as applicable. Generally, a limited partner withdraws all or part of its capital contribution and undistributed profits, if any, from the Master as of the end of any month (the “Redemption Date”) after a request for redemption has been made to the General Partner at least three days in advance of the Redemption Date. Such withdrawals are classified as a liability when the limited partner elects to redeem and informs the Master. However, a limited partner may request a withdrawal as of the end of any day if such request is received by the General Partner at least three days in advance of the proposed withdrawal day.

7.    Financial Highlights:

Financial highlights for the limited partner class as a whole for the years ended December 31, 2016, 2015 and 2014 were as follows:

	2016	2015	2014
Ratios to Average Limited Partners’ Capital:

Net investment income (loss)*	0.0%**	(0.2)%	(0.4)%

Operating expenses before expense reimbursements	0.2%	0.4%	0.6%

Expense reimbursements	(0.0) %**	(0.2)%	(0.2)%

Operating expenses after expense reimbursements	0.2%	0.2%	0.4%

Total return	(5.7)%	25.0%	27.4%

* Interest	income less total expenses, net of expense reimbursements.
** Due	to rounding.

The above ratios and total return may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner class using the limited partners’ share of income, expenses and average partners’ capital.

8.    Financial Instrument Risks:

In the normal course of business, the Master is party to financial instruments with off-balance-sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures, options and swaps whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash balances, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange, a swap execution facility or over-the-counter (“OTC”). Exchange-traded instruments include futures and certain standardized forward, swap and option contracts. Certain swap contracts may also be traded on a swap execution facility or OTC. OTC contracts are negotiated between contracting parties and also include certain forward and option contracts. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments, including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange-traded instruments because of the greater risk of default by the counterparty to an OTC contract. The General Partner estimates that at any given time, approximately 100% of the Master’s contracts are traded OTC.

Cambridge Master Fund L.P.

Notes to Financial Statements

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

The Master does not isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in total trading results in the Statements of Income and Expenses.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Master’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and is not represented by the contract or notional amounts of the instruments. The Master’s risk of loss is reduced through the use of legally enforceable master netting agreements with counterparties that permit the Master to offset unrealized gains and losses and other assets and liabilities with such counterparties upon the occurrence of certain events. The Master has credit risk and concentration risk, as MS&Co. or an MS&Co. affiliate is the sole counterparty or broker with respect to the Master’s assets. Credit risk with respect to exchange-traded instruments is reduced to the extent that, through MS&Co. or an MS&Co. affiliate, the Master’s counterparty is an exchange or clearing organization.

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

9.    Subsequent Events:

As of January 1, 2017, the General Partner became a wholly-owned subsidiary of Morgan Stanley Domestic Holdings, Inc. (“MSD Holdings”). Prior to January 1, 2017, the General Partner was a wholly-owned subsidiary of MSSB Holdings. MSD Holdings is ultimately owned by Morgan Stanley.

Effective February 27, 2017, Custom Solutions changed its name from Morgan Stanley Managed Futures Custom Solutions Fund LP - Series A to Managed Futures Custom Solutions Fund LP - Series A.

The General Partner has evaluated the subsequent events through the date the financial statements are issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in the financial statements.